                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   Filing by:
                            AMERICAN SKIING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

   [LOGO]
             AMERICAN SKIING COMPANY

                                            September 8, 1999

Dear Stockholder:

    On August 9, 1999, we issued to Oak Hill Capital Partners, L.P. and other Oak Hill entities a total of 150,000 shares of 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share, for $150 million. Following the special meeting of the stockholders described below, holders of the Series B Preferred Stock will be permitted to convert their shares of Series B Preferred Stock into between 28,571,429 and 46,124,575 shares of American Skiing common stock ("Conversion Stock"), depending on the length of time American Skiing elects to accrete dividends payable on the Series B Preferred Stock rather than pay them in cash (as described more fully in the accompanying proxy statement). We believe that this investment has stabilized our capital structure and provided us with additional liquidity. In addition, as part of the Series B Preferred Stock sale, we have also agreed to move the state of incorporation of American Skiing from Maine to Delaware (by merging American Skiing into a wholly owned Delaware subsidiary) (the "Delaware reincorporation"). As described more fully in the accompanying proxy statement, we believe that by moving our state of incorporation to Delaware, we will be able to conduct our business without restrictions that would otherwise be imposed by Maine law as a result of the issuance of the Series B Preferred Stock.

    Under the rules of the New York Stock Exchange, the issuance of Conversion Stock must be approved by the holders of a majority of the shares actually voted by the holders of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis), voting together. The total votes cast on the issuance of the Conversion Stock must represent a majority of the outstanding shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis). The proposal relating to the Delaware reincorporation must be approved by holders of a majority of the outstanding shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis), voting together. The Series B Preferred Stock does not have voting rights with respect to either proposal.

    We have scheduled a special meeting of stockholders for this vote, which will be held:

                           Thursday, October 7, 1999
                            10:00 a.m. (local time)
                               Jordan Grand Hotel
                               Newry, Maine 04261

    The enclosed notice and proxy statement provides detailed information about the proposed transactions on which you are being asked to vote and other information to assist you in deciding how to vote.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE SERIES B PREFERRED STOCK SALE AND RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL BEING SUBMITTED TO YOU FOR APPROVAL. IN CONJUNCTION WITH THE SALE OF THE SERIES B PREFERRED STOCK, CERTAIN STOCKHOLDERS OF AMERICAN SKIING IRREVOCABLY AGREED WITH OAK HILL TO VOTE IN FAVOR OF THE PROPOSALS. THE SECURITIES COVERED BY THIS VOTING AGREEMENT CONSTITUTE A MAJORITY OF THE OUTSTANDING SHARES OF AMERICAN SKIING ENTITLED TO VOTE ON THE PROPOSALS THAT ARE THE SUBJECT OF THE PROXY STATEMENT. THEREFORE, ABSENT AN EXTRAORDINARY EVENT, MANAGEMENT BELIEVES THAT APPROVAL OF THE PROPOSALS IS ASSURED.

    If you plan to attend the special meeting, please check the box provided on the proxy card. Only stockholders entitled to vote at the special meeting and their proxies will be permitted to attend the special meeting. Whether or not you plan to attend the special meeting, we urge you to complete, sign and return the enclosed proxy card so that your shares will be represented and voted at the special meeting. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy card.

                                          Sincerely yours,

                                          /s/ Leslie B. Otten

                                          Leslie B. Otten
                                          Chairman and Chief Executive Officer

                            AMERICAN SKIING COMPANY
                                  P.O. BOX 450
                              BETHEL, MAINE 04217

                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

                                                               September 8, 1999

To our Stockholders:

    A special meeting of stockholders of American Skiing Company will be held on Thursday, October 7, 1999, at 10:00 a.m., local time, at the Jordan Grand Hotel, Newry, Maine 04261:

        1. To approve the issuance of up to 46,124,575 shares of our common stock. This number assumes that American Skiing will accrete dividends payable on the Series B Preferred Stock, rather than pay them in cash, for the full five-year period. The common stock would be issued upon conversion of the Series B Preferred Stock sold to Oak Hill Capital Partners, L.P. and other Oak Hill entities on August 9, 1999 pursuant to a Preferred Stock Subscription Agreement, dated July 9, 1999, among American Skiing, Oak Hill and other Oak Hill entities.

        2. To approve the reincorporation of American Skiing from the State of Maine to the State of Delaware (by merging American Skiing into a wholly owned Delaware subsidiary).

    These matters are described more fully in the accompanying proxy statement.

    The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on September 3, 1999. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting. All stockholders are cordially invited to attend the special meeting.

    A list of stockholders entitled to vote at the special meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the offices of American Skiing's Transfer Agent and Registrar, Boston Equiserve, 150 Royall Street, Canton, Massachusetts 02021, during ordinary business hours for ten days prior to the special meeting, as well as at American Skiing's executive offices at Sunday River Road, Bethel, Maine 04217.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors,

                                                    /s/Christopher E. Howard
                                          Christopher E. Howard
                                          Secretary

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE ISSUANCE OF THE SHARES OF SERIES B PREFERRED STOCK ISSUED TO OAK HILL AND THE OTHER OAK HILL ENTITIES (OR AMERICAN SKIING COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES B PREFERRED STOCK), OR HAS DETERMINED IF THE PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This notice and the proxy statement are dated September 8, 1999, and are being first mailed to stockholders on September 8, 1999.

                               TABLE OF CONTENTS

                                                      PAGE
                                                      -----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS.....           1
SUMMARY..........................................           5
  Recommendations to Stockholders................           5
  The Transactions...............................           5
      The Series B Preferred Stock Sale..........           5
      Description of the Series B Preferred
        Stock....................................           5
      Governance Agreements......................           5
      Related Transactions.......................           6
      Opinions of Financial Advisors.............           6
      Use of Net Proceeds........................           6
      Special Considerations.....................           6
  The Delaware Reincorporation...................           7
  The Special Meeting Proposals..................           7
      American Skiing Common Stock Issuance
        Proposal.................................           7
      Delaware Reincorporation Proposal..........           7
      Record Date; Shares Outstanding and
        Entitled to Vote for the Proposals.......           7
  Market and Market Prices.......................           7
SUMMARY HISTORICAL AND PRO FORMA COMBINED
  FINANCIAL DATA OF AMERICAN SKIING..............           8
CAPITALIZATION OF AMERICAN SKIING................          11
SPECIAL CONSIDERATIONS...........................          13
  Transactions Considerations....................          13
      Control of American Skiing by Oak Hill and
        Leslie B. Otten..........................          13
      Shares Eligible for Future Sale............          13
      Seniority of the Series B Preferred Stock;
        Dividends................................          14
      Dilution...................................          14
      Ability to Redeem American Skiing
        Securities; Effect of a Change of
        Control..................................          14
      Internal Revenue Code Section 382 Change of
        Control; Loss of Tax Benefits............          15
  General and Business Considerations............          15
      Substantial Leverage and Financial Risks...          15
      Dependence on Highly Leveraged and
        Restricted Subsidiaries; Effect on Asset
        Encumbrances.............................          16

                                                      PAGE
                                                      -----
      Capital Requirements.......................          16
      Restrictions Under Debt Agreements.........          17
      Risks Associated with Rapid Growth.........          17
      Dependence on Key Personnel................          17
      Real Estate Development....................          18
BUSINESS TO BE CONDUCTED AT THE SPECIAL
  MEETING........................................          19
  Matters to Be Considered.......................          19
      Common Stock Issuance Proposal.............          19
      Delaware Reincorporation Proposal..........          19
  Date, Time and Place of Meeting................          19
  Record Date; Shares Outstanding and Entitled to
    Vote for the Proposals.......................          19
  Voting and Revocation of Proxies...............          19
  Vote Required..................................          20
  Quorum; Broker Non-Votes.......................          20
  Solicitation of Proxies and Expenses...........          21
  Independent Accountants........................          21
THE TRANSACTIONS.................................          22
  Background of the Transactions.................          22
  Reasons for the Transactions...................          23
  Recommendation of the Board of Directors.......          23
  Factors Considered by the Board of Directors...          24
  Opinions of American Skiing's Financial
    Advisors.....................................          25
      DLJ........................................          25
      ING........................................          26
      Financial Analyses Performed by DLJ and
        ING......................................          27
      Engagement Letter..........................          30
DESCRIPTION OF THE TRANSACTIONS..................          31
  The Series B Preferred Stock Sale..............          31
  The Preferred Stock Subscription Agreement.....          31
      Representations and Warranties.............          31
      Covenants..................................          31
      Use of Proceeds............................          31
      No Shop; Termination.......................          32
      Indemnification............................          32
      Fees.......................................          32
  Governance Agreements..........................          33
  Stockholders' Agreement........................          33

                                                      PAGE
                                                      -----
      Representation on the American Skiing Board
        of Directors; Corporate Governance.......          33
      Voting Restrictions; Special Board
        Rights...................................          34
      Transfer Restrictions......................          35
      Acquisition of Additional Shares; Other
        Restrictions.............................          36
      Preemptive Rights..........................          37
      Registration Rights........................          37
  Voting Agreement...............................          37
  Related Transactions...........................          38
  Description of American Skiing Capital Stock...          40
      Senior Preferred Stock.....................          40
      Rank.......................................          40
      Liquidation; Conversion; Redemption Date...          40
      Dividends..................................          40
      Voting.....................................          40
      Common Stock and Class A Common Stock......          40
  Description of the Series B Preferred Stock....          41
      Rank.......................................          41
      Liquidation; Conversion; Redemption Date...          41
      Dividends..................................          41
      Redemption.................................          42
      Voting.....................................          42
      Election of Directors......................          43
  Interests of Certain Persons in the
  Transactions...................................          43
                                                      PAGE
                                                      -----
MARKET AND MARKET PRICES.........................          44
DESCRIPTION OF THE DELAWARE REINCORPORATION......          46
ABSENCE OF DISSENTERS' RIGHTS....................          47
COMPARISON OF RIGHTS OF STOCKHOLDERS OF MAINE AND
  DELAWARE CORPORATIONS..........................          48
  Stockholder Action by Written Consent..........          48
  Removal of Directors...........................          48
  Vacancies on the Board of Directors............          48
  Amendments to the Certificate of Incorporation
    or Articles of Incorporation.................          49
  Amendments to Bylaws...........................          49
  Merger and Consolidation.......................          50
  Interested Stockholder "Moratorium"
    Provisions...................................          50
  Dissolution of the Corporation.................          52
  Dissenters' Rights.............................          52
THE SPECIAL MEETING..............................          53
  Description of Proposals and Board of
    Directors' Recommendations...................          53
      American Skiing Common Stock Issuance
        Proposal.................................          53
      Delaware Reincorporation Proposal..........          53
  Future Shareholder Proposals...................          53
  Security Ownership of Directors and Officers...          53
  Information as to Certain Stockholders.........          55
ADDITIONAL INFORMATION...........................          56
  Cautionary Statement Concerning Forward-Looking
    Statements...................................          56
  Where You Can Find More Information............          56

                                   APPENDICES

APPENDIX A...................  Preferred Stock Subscription Agreement, as Amended
APPENDIX B...................  Stockholders' Agreement
APPENDIX C...................  Voting Agreement
APPENDICES D-1 and D-2.......  Fairness Opinions of Donaldson, Lufkin & Jenrette and ING
                               Barings
APPENDIX E...................  American Skiing Company Pro Forma Financial Data

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:  WHAT ARE THE TRANSACTIONS?

A: On August 9, 1999, American Skiing sold a total of 150,000 shares of a new series of its preferred stock to Oak Hill Capital Partners, L.P. and other Oak Hill entities for $150 million. The 8.5% Series B Convertible Participating Preferred Stock will be convertible into shares of American Skiing common stock ("Conversion Stock") at an initial conversion price of $5.25 per share of common stock upon approval of the issuance of such common stock at the special meeting of the stockholders.

    In connection with the transactions, American Skiing entered into a stockholders' agreement and certain financing arrangements (described below) and also agreed to move the state of incorporation of American Skiing from Maine to Delaware (by merging American Skiing into a wholly owned Delaware subsidiary).

Q.  WHAT IS THE DELAWARE REINCORPORATION AND HOW IS IT EXPECTED TO BE
    BENEFICIAL?

A: Under the Delaware reincorporation, American Skiing would be merged into a newly formed Delaware subsidiary that would survive the merger and that would have a capital structure identical to American Skiing's prior to the merger.

    In connection with the merger, the certificate of incorporation of the new company would provide that all members of the new company's board of directors would be elected annually, in contrast to American Skiing's current election process in which approximately one-third of the Board of Directors is elected every three years.

    From American Skiing's perspective, the Delaware reincorporation offers two key benefits. First, American Skiing will no longer be subject to Section 611-A of the Maine Business Corporation Act. This provision was principally intended to protect minority stockholders of a publicly traded Maine corporation against self-interested transactions between significant stockholders and the corporation. However, due to the breadth of the statute, it also creates substantial, potentially insurmountable procedural barriers to the implementation of corporate transactions that do not uniquely benefit large stockholders such as Oak Hill. The Delaware General Corporation Law contains other provisions that are designed to protect minority shareholders but are procedurally less unwieldy. See "Comparison of Rights of Stockholders of Maine and Delaware Corporations--Interested Stockholder "Moratorium' Provisions" on page 50.

    Second, due in part to the fact that a substantial percentage of America's largest corporations are Delaware corporations, the Delaware General Corporation Law is a more comprehensive, detailed, modern and flexible corporate law than is the Maine Business Corporation Act. Similarly, Delaware offers the most well-developed body of judicial precedent interpreting its corporations statute and the non-statutory "common law" issues that surround it. Management of American Skiing believes that this change will provide greater flexibility and clarity, which will benefit American Skiing and its stockholders.

Q:  WHY DID AMERICAN SKIING SELL THE SERIES B PREFERRED STOCK TO OAK HILL?

A: Your Board of Directors believes that American Skiing needed an immediate capital infusion to solve a liquidity crisis and to reduce its leverage. In addition, American Skiing was in need of significant capital to complete its resort operation capital investment program and to continue its real estate development activities. We had to make a $7.2 million interest payment to creditors on July 15, and as of July 8, we had only $9.7 million available under our revolving credit facilities. Unless we were able to sell a substantial number of assets we would have continued to experience severe liquidity problems, and it might not have been possible to complete our real estate projects currently under construction.

    In addition, Oak Hill expressed a desire to participate in the growth and development of American Skiing and has vast experience in the areas of real estate development and finance.

    After engaging in an extensive process, the Oak Hill transaction was, in the judgment of the American Skiing Board of Directors, the best proposal available, and the consideration to be received by American Skiing pursuant to the Series B Preferred Stock sale has been deemed by American Skiing's financial advisors to be fair from a financial point of view.

Q:  WHO IS OAK HILL?

A: Oak Hill is a $1.6 billion private equity partnership founded by Robert M. Bass and his team of investment professionals. Oak Hill makes significant investments through acquisitions, build-ups, recapitalizations, restructurings, strategic joint ventures and the purchase of minority stakes across a wide range of industries.

Q:  HOW AM I AFFECTED BY THE SERIES B PREFERRED STOCK SALE?

A: Oak Hill's Series B Preferred Stock is initially convertible into approximately 48.5% of American Skiing's outstanding common stock. American Skiing is allowed to accrue the dividends on the Series B Preferred Stock for five years, rather than pay them currently in cash. If American Skiing were to do so and thereafter pay all dividends in cash on the date that they are due, assuming no intervening stock issuances or repurchases by American Skiing, the Series B Preferred Stock could be convertible into as much as 60.4% of American Skiing's common stock.

    Oak Hill, as the holder of the Series B Preferred Stock, is entitled to vote its shares of Series B Preferred Stock together with the holders of American Skiing common stock, Class A common stock, senior preferred stock and any other class of equity security which may similarly vote with the holders of common stock on matters (other than the election of Directors and for the proposals that are the subject of this proxy statement) as if its shares were converted into American Skiing common stock. In addition, Oak Hill as the holder of Series B Preferred Stock has class voting rights entitling it to elect Directors to the American Skiing Board of Directors. Furthermore, under a stockholders' agreement, Oak Hill and Mr. Otten have agreed to use best efforts and to vote their shares in order to ensure that each of them is able to appoint up to four Directors to the Board (depending on their respective shareholdings). Therefore, under the stockholders' agreement and the articles of incorporation, Oak Hill and Mr. Otten may elect up to eight of the 11 members of American Skiing's Board.

    In addition, under the stockholders' agreement, as long as Oak Hill owns at least 20% of the outstanding shares of American Skiing common stock (on an as-converted basis), the affirmative vote of a majority of the Board or the executive committee of the Board, including at least one Director designated by Oak Hill, will be required to approve significant Board actions. Therefore, Oak Hill is in a position to direct and/or significantly influence Board and stockholder decisions.

    The Series B Preferred Stock is senior in rank to each class of American Skiing common stock. This means that dividends and other distributions cannot be made on the American Skiing common stock or Class A common stock until all dividends and other distributions owed to holders of the Series B Preferred Stock (and the American Skiing senior preferred stock issued in 1997) have been paid. For a fuller discussion of restrictions on the payment of dividends, we refer you to the discussion under the heading "Special Considerations--Seniority of the Series B Preferred Stock; Dividends" on page 14.

Q. HOW WILL I BE AFFECTED BY ANY CONVERSION OF SERIES B PREFERRED STOCK INTO AMERICAN SKIING COMMON STOCK?

A: After the one-year anniversary of the closing of the Series B Preferred Stock sale, Oak Hill and Mr. Otten have the right to require American Skiing to register their shares of American Skiing common stock for sale to the public. At the current conversion price of the Series B Preferred Stock, this would mean that the number of shares of American Skiing common stock publicly outstanding could increase by up to 45,840,137 shares (assuming, among other things, the proposals that are the subject of this proxy statement are approved). Such an increase could adversely affect the market price of American Skiing common stock.

    Moreover, in the future, the market price of American Skiing common stock may be greater than the conversion price of the Series B Preferred Stock. If this were the case, the conversion of the Series B Preferred Stock would have a dilutive effect on the value of American Skiing common stock. However, the conversion of all of the Series B Preferred Stock will have the effect of eliminating a security that entitles its holder to, among other things more fully discussed in this proxy statement, a fixed dividend payment, class directors and a preference in the capital structure.

Q: AM I ENTITLED TO DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER ASSOCIATED WITH THE DELAWARE REINCORPORATION?

A: No. Pursuant to Section 908 of the Maine Business Corporation Act ("MBCA"), holders of American Skiing common stock will not have dissenters' rights because the American Skiing common stock is, and will continue to be, traded on the New York Stock Exchange ("NYSE"). The holders of the American Skiing Class A common stock, senior preferred stock (issued in 1997) and the Series B Preferred Stock have waived their dissenters' rights.

Q: ARE THERE ANY SIGNIFICANT DISADVANTAGES TO ME FROM THE SALE OF THE SERIES B PREFERRED STOCK?

A: As described above and more fully below in this proxy statement, Mr. Otten and Oak Hill have significant influence over the decisions of the American Skiing Board of Directors due to their ability to elect up to eight of the Board's 11 Directors and the requirement that the affirmative vote of a majority of the Board, including at least one Director designated by Oak Hill, is required to approve significant Board actions. In addition, as the Series B Preferred Stock will be convertible at any time after approval of the proposal to issue Conversion Stock, the sale will effectively have a dilutive effect on the value of American Skiing common stock.

Q:  CAN THE PROPOSAL RELATING TO EITHER (1) THE ISSUANCE OF CONVERSION STOCK OR
    (2) THE DELAWARE REINCORPORATION BE DISAPPROVED?

A: Oak Hill has entered into a voting agreement with stockholders of American Skiing. The shares covered by the voting agreement represent over 50% of the shares entitled to vote on the proposals. As a result, in management's opinion, absent an extraordinary event, approval of the issuance of the Conversion Stock and the Delaware reincorporation is assured.

    If, however, for any reason the proposal relating to the issuance of Conversion Stock is not approved, the holders of Series B Preferred Stock will not be permitted to convert their shares into American Skiing common stock. In addition, after December 31, 1999, and until the proposals are approved, the Series B Preferred Stock will carry a higher dividend rate.

    Further, if (1) for any reason either proposal is not approved prior to December 31, 1999 and (2) we agree with a third party to enter into a similar transaction on terms more favorable to us than the terms of the Series B Preferred Stock sale, Oak Hill, as the holder of the Series B Preferred Stock, would have the right to require us to repurchase its shares of Series B Preferred Stock.

Q:  WHAT DO I NEED TO DO NOW?

A: Just sign and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. The meeting will take place on October 7, 1999. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL BEING SUBMITTED TO YOU FOR APPROVAL.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways, and the change will be effective if it is received prior to the vote at the special meeting. First, you can send a written notice to the Clerk of American Skiing at the address given below stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to Boston Equiserve, P.O. Box 8040, Boston, MA 02266-8040. Third, you can attend the special meeting and vote in person. You should send any written notice to American Skiing at the following address: P.O. Box 450, Bethel, ME 04217, Attention: Christopher E. Howard, Secretary. You may request a new proxy card by calling Boston Equiserve at 781-575-3120.

Q:  WHERE CAN I FIND MORE INFORMATION?

A: You may obtain more information from various sources, as set forth under "Additional Information--Where You Can Find More Information" on page 56.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT, AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE TRANSACTIONS FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE TRANSACTIONS, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "ADDITIONAL INFORMATION--WHERE YOU CAN FIND MORE INFORMATION" ON PAGE56.

RECOMMENDATIONS TO STOCKHOLDERS

    Your Board of Directors recommends that you vote (1) FOR the proposal related to the issuance of Conversion Stock and (2) FOR the Delaware reincorporation.

THE TRANSACTIONS

    THE SERIES B PREFERRED STOCK SALE (PAGE 31)

    The preferred stock subscription agreement is the main legal document that governs the transactions and is attached to this proxy statement as Appendix A. This agreement provides the terms and conditions of the sale of a total of 150,000 shares of American Skiing's Series B Preferred Stock to Oak Hill and other Oak Hill entities for $150 million on August 9, 1999. It also contains covenants of the parties to enter into the Governance Agreements and to consummate the Related Transactions (described below).

    We encourage you to read the preferred stock subscription agreement carefully.

    DESCRIPTION OF THE SERIES B PREFERRED STOCK (PAGE 41)

    The Series B Preferred Stock is convertible into shares of American Skiing common stock ("Conversion Stock") at an initial conversion price of $5.25 per share of common stock. The initial conversion price is subject to anti-dilution adjustment. Assuming all shares of the Series B Preferred Stock are converted into American Skiing common stock at the initial (and current) conversion price, Oak Hill would own approximately 48.5% of American Skiing's outstanding common stock and Class A common stock as of August 9, 1999.

    Dividends on the Series B Preferred Stock are payable at the initial rate of 8.5% per year. For the first five years, we may accrete and compound dividends payable to the liquidation price rather than pay cash dividends. American Skiing currently expects to accrete dividends to the liquidation price, which will increase Oak Hill's ownership percentage of American Skiing. If dividends are accreted to the liquidation price after January 31, 2001, the dividend rate for accreted dividends will be adjusted upward; dividends paid in cash would remain payable at a rate of 8.5% per year. In addition, the dividend rate for cash dividends and accreted dividends would be adjusted upward if either of the proposals is not approved by American Skiing stockholders prior to December 31, 1999. If American Skiing accretes dividends to the liquidation price for five years and thereafter pays all dividends in cash on the date that they are due, assuming approval of the proposals prior to December 31, 1999 and assuming no intervening stock issuances or repurchases by American Skiing, the Series B Preferred Stock would be convertible into approximately 60.4% of American Skiing Common Stock.

    GOVERNANCE AGREEMENTS (PAGE 33)

    The transactions include other agreements, namely the stockholders' agreement and the voting agreement. The stockholders' agreement and the voting agreement are attached as Appendices B and C, respectively.

    At the closing of the Series B Preferred Stock sale, American Skiing, Oak Hill, other Oak Hill entities and Leslie B. Otten entered into a stockholders' agreement. This agreement:

    - limits Oak Hill's ability to purchase additional shares of American Skiing common stock;

    - defines Oak Hill's voting rights with respect to the shares;

    - requires the affirmative vote of a majority of the Board or the executive committee of the Board, including at least one

      Director designated by Oak Hill, to approve significant Board actions;

    - gives each of Oak Hill and Mr. Otten the right to designate up to four of the 11 members of the American Skiing Board of Directors (depending on their respective shareholdings);

    - restricts the transfer of American Skiing securities owned by Oak Hill and Mr. Otten; and

    - gives Oak Hill and Mr. Otten the right to have their American Skiing securities registered for sale to the public.

    Our bylaws have also been amended to conform with governance provisions contained in the stockholders' agreement.

    In connection with the Series B Preferred Stock sale, American Skiing, Oak Hill, Mr. Otten and Madeleine LLC, the registered owner of the American Skiing senior preferred stock, entered into a voting agreement. Under the voting agreement, Mr. Otten and Madeleine LLC have irrevocably agreed to vote their securities in favor of the issuance of American Skiing common stock upon conversion of the Series B Preferred Stock and in favor of the Delaware reincorporation.

    The securities covered by the voting agreement constitute a majority of the outstanding shares of American Skiing entitled to vote on the proposals that are the subject of this proxy statement. Therefore, absent an extraordinary event, management believes that approval of the proposals is assured.

    RELATED TRANSACTIONS (PAGE 38)

    American Skiing took or agreed to take certain actions in connection with the Series B Preferred Stock sale. These actions include:

    - merging its two direct holding company subsidiaries, ASC East, Inc. and ASC West, Inc., into American Skiing;

    - the purchase of certain strategic assets by American Skiing from Mr. Otten for a total purchase price of $3.4 million, as well as the repayment of the outstanding principal and accrued interest of a note from American Skiing payable to Mr. Otten in the amount of approximately $2.0 million; and

    - amending certain credit agreements and the Senior Subordinated Notes Indenture.

    OPINIONS OF FINANCIAL ADVISORS (PAGE 25)

    In deciding to approve the transactions, your Board of Directors considered, among other things, advice from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and ING Barings LLC ("ING"), its financial advisors. The Board received opinions from DLJ and ING dated July 9, 1999, stating that, based on the matters described in the opinions, the consideration to be received by American Skiing pursuant to the preferred stock subscription agreement is fair to American Skiing from a financial point of view.

    DLJ's and ING's opinions are attached as Appendices D-1 and D-2, respectively, to this proxy statement. We encourage you to read them thoroughly.

    USE OF NET PROCEEDS (PAGE 31)

    The net proceeds from the Series B Preferred Stock sale will be applied to reduce certain senior indebtedness of American Skiing and some of its subsidiaries, to make an equity contribution to American Skiing's real estate development subsidiary, to make certain capital expenditures approved by the American Skiing Board of Directors and for general working capital purposes.

    In connection with the Series B Preferred Stock sale and the other transactions described in this proxy statement, we paid certain fees and expenses, including the fees and expenses of financial and legal advisors, which in the aggregate were approximately $16 million.

    SPECIAL CONSIDERATIONS (PAGE 13)

    For a description of the various factors that you should consider in connection with the proposed transactions, in addition to the other information described in this proxy statement, see "Special Considerations."

THE DELAWARE REINCORPORATION (PAGE 46)

    In the preferred stock subscription agreement, we have agreed with Oak Hill to use our best efforts to move the state of incorporation of American Skiing from Maine to Delaware. In connection with the Delaware reincorporation, American Skiing would be merged into a newly formed Delaware subsidiary that would survive the merger and would have a capital structure identical to American Skiing's prior to the merger.

    In addition, the certificate of incorporation of the new company will provide that all members of the new company's board of directors would be elected annually, in contrast to American Skiing's current election process in which approximately one-third of the Board is elected every three years.

THE SPECIAL MEETING PROPOSALS (PAGE 53)

    AMERICAN SKIING COMMON STOCK ISSUANCE PROPOSAL (PAGE 53)

    Because the number of shares of American Skiing common stock which could be issued upon conversion of the Series B Preferred Stock exceeds 20% of the number of shares of American Skiing common stock outstanding prior to the Series B Preferred Stock sale, stockholder approval of the issuance of American Skiing common stock is required under the rules of the New York Stock Exchange.

    DELAWARE REINCORPORATION PROPOSAL (PAGE 53)

    Section 902 of the Maine Business Corporation Act requires stockholder approval to consummate the Delaware reincorporation.

    RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE FOR THE PROPOSALS (PAGE
      19)

    Only holders of record of American Skiing common stock, Class A common stock or senior preferred stock at the close of business on September 3, 1999 are entitled to notice of and to vote at the special meeting. Holders of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis) are entitled to one vote per share owned of record on the record date.
    The proposal relating to the issuance of Conversion Stock must be approved by holders of a majority of shares actually voted by the holders of American Skiing common stock, Class A common stock and senior preferred stock issued in 1997 (on an as-converted basis), voting together as a single class. The total votes cast on the issuance of the Conversion Stock proposal must represent a majority of the outstanding shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis).

    The proposal relating to the Delaware reincorporation must be approved by holders of a majority of the outstanding shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis) voting together as a single class.

    Holders of the Series B Preferred Stock are not eligible to vote on the proposals.

    Under the voting agreement, Mr. Otten and Madeleine LLC have irrevocably agreed with Oak Hill to vote their securities in favor of the issuance of American Skiing common stock upon conversion of the Series B Preferred Stock and in favor of the Delaware reincorporation. The securities covered by the voting agreement constitute a majority of the outstanding shares of American Skiing entitled to vote on the proposals that are the subject of this proxy statement. Therefore, absent an extraordinary event, management believes that approval of the proposals is assured.

MARKET AND MARKET PRICES (PAGE 44)

    Shares of American Skiing common stock have been traded on the New York Stock Exchange under the symbol "SKI" since November 6, 1997. For information regarding the historical market prices of American Skiing common stock, see page 44.

    On July 9, 1999, the last trading day prior to the public announcement of the Series B Preferred Stock sale, American Skiing common stock closed at $5.00 per share. On September 2, 1999, the last trading day before the printing of this proxy statement, American Skiing common stock closed at $3.88 per share.

                 NOTES TO THE SUMMARY HISTORICAL AND PRO FORMA
                   COMBINED FINANCIAL DATA OF AMERICAN SKIING

The summary historical financial data and the unaudited pro forma summary combined financial data (except other data) set forth below have been derived from and should be read in conjunction with the financial statements of American Skiing, and the notes thereto incorporated by reference herein. As used in the following financial statements and related notes, references to American Skiing means American Skiing Company and all of its subsidiaries. The unaudited pro forma summary combined financial data for the nine and 12 months ended April 25, 1999 give effect to the Series B Preferred Stock sale as if it had occurred on July 27, 1998 and April 27, 1998, respectively, with respect to the statement of operations and other data, and as if it had occurred on April 25, 1999 with respect to the balance sheet data. The summary unaudited pro forma combined financial data for the nine months ended April 26, 1998 and for the fiscal year ended July 26, 1998 give effect to the Series B Preferred Stock sale as if it had occurred on July 28, 1997 with respect to the statement of operations and other data. See "American Skiing Company Pro Forma Financial Data." The unaudited pro forma summary combined financial data is not intended to be indicative of either future results of operations or results that might have been achieved had the Series B Preferred Stock sale actually occurred on the dates specified.

                 NOTES TO THE SUMMARY HISTORICAL AND PRO FORMA
                   COMBINED FINANCIAL DATA OF AMERICAN SKIING

                                                                                                      PRO FORMA (UNAUDITED)
                                                                                                ----------------------------------
                                                                                                  FISCAL
                                                                                                   YEAR
                                                   HISTORICAL FISCAL YEAR ENDED(1)                ENDED       NINE MONTHS ENDED
                                       -------------------------------------------------------  ----------  ----------------------
                                       JULY 31,   JULY 30,   JULY 28,    JULY 27,    JULY 26,    JULY 26,   APRIL 26,   APRIL 25,
                                         1994       1995       1996        1997        1998      1998(10)    1998(10)      1999
                                       ---------  ---------  ---------  ----------  ----------  ----------  ----------  ----------
                                                             (IN THOUSANDS, EXCEPT PER SKIER VISIT AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenues:
  Resort(2)..........................  $  26,544  $  46,794  $  63,489  $  166,923  $  278,577  $  282,183  $  267,747  $  277,833
  Real estate........................      6,682      7,953      9,933       8,468      61,843      61,843      49,614      21,109
                                       ---------  ---------  ---------  ----------  ----------  ----------  ----------  ----------
  Total net revenues.................     33,226     54,747     73,422     175,391     340,420     344,026     317,361     298,942
Operating expenses:
  Resort.............................     15,787     29,725     41,799     109,774     169,865     178,450     155,898     171,897
  Real estate........................      3,179      3,994      5,844       6,813      44,292      44,292      34,706      20,459
  Marketing, general and
    administrative...................      5,940      9,394     11,289      26,126      42,554      47,532      36,259      43,267
  Stock compensation charge(3).......         --         --         --          --      14,254      14,254      14,254          --
  Depreciation and amortization......      2,421      3,910      6,783      18,293      37,966      40,026      36,432      41,885
                                       ---------  ---------  ---------  ----------  ----------  ----------  ----------  ----------
Total operating expenses.............     27,327     47,023     65,715     161,006     308,931     324,554     277,549     277,508
                                       ---------  ---------  ---------  ----------  ----------  ----------  ----------  ----------
Income from operations...............      5,899      7,724      7,707      14,385      31,489      19,472      39,812      21,434
Interest expense.....................      1,026      2,205      4,699      23,730      34,575      24,959      17,495      22,977
                                       ---------  ---------  ---------  ----------  ----------  ----------  ----------  ----------
Income (loss) from continuing
  operations available to common
  shareholders.......................  $   4,873  $   5,119  $  (2,237) $   (5,926) $   (7,213) $  (24,921) $   (2,242) $  (18,319)
                                       ---------  ---------  ---------  ----------  ----------  ----------  ----------  ----------
                                       ---------  ---------  ---------  ----------  ----------  ----------  ----------  ----------
OTHER DATA:
Skier visits (000s)(4)...............        528      1,060      1,290       3,025       5,322       5,322       5,322       5,088
Season pass holders (000s)...........        3.7       11.2       13.2        30.9        44.1        44.1        44.1        44.2
Resort net revenues per skier visit..  $   50.27  $   44.15  $   49.22  $    55.18  $    52.34  $    53.02  $    50.31  $    54.61
Resort EBITDA(5)(6)..................  $   4,817  $   7,675  $  10,401  $   31,023  $   66,158  $   56,201  $   75,590  $   62,669
Resort capital expenditures(5).......  $   7,798  $  12,024  $  25,054  $   23,267  $  106,917  $  106,917  $   70,371  $   43,319
Real Estate EBIT(6)(7)...............  $   3,503  $   3,959  $   4,089  $    1,655  $   17,551  $   17,551  $   14,908  $      650


                                         TWELVE
                                         MONTHS
                                         ENDED
                                       ----------
                                       APRIL 25,
                                          1999
                                       ----------

STATEMENT OF OPERATIONS DATA:
Net revenues:
  Resort(2)..........................  $  292,269
  Real estate........................      33,338
                                       ----------
  Total net revenues.................     325,607
Operating expenses:
  Resort.............................     194,449
  Real estate........................      30,045
  Marketing, general and
    administrative...................      54,540
  Stock compensation charge(3).......          --
  Depreciation and amortization......      45,479
                                       ----------
Total operating expenses.............     324,513
                                       ----------
Income from operations...............       1,094
Interest expense.....................      30,441
                                       ----------
Income (loss) from continuing
  operations available to common
  shareholders.......................  $  (40,998)
                                       ----------
                                       ----------
OTHER DATA:
Skier visits (000s)(4)...............         N/A
Season pass holders (000s)...........         N/A
Resort net revenues per skier visit..         N/A
Resort EBITDA(5)(6)..................  $   43,280
Resort capital expenditures(5).......  $   79,865
Real Estate EBIT(6)(7)...............  $    3,293

                                                                                 PRO FORMA
                                                                            TWELVE MONTHS ENDED
                                                                              APRIL 25, 1999
                                                                          -----------------------
                                                                                (UNAUDITED)
SELECTED RATIOS:
Resort EBITDA/Resort Interest Expense(5)(9).............................              1.6x
Net Resort Debt/Resort EBITDA(5)(8).....................................              4.2x

                                                                                             AS OF APRIL 25, 1999
                                                                                                  (UNAUDITED)
                                                                                                (IN THOUSANDS)
                                                                                            -----------------------
                                                                                              ACTUAL     PRO FORMA
                                                                                            ----------  -----------
BALANCE SHEET DATA:
Unrestricted cash and cash equivalents....................................................  $    9,107   $  54,051
Total assets..............................................................................     863,592     914,186
Resort Debt...............................................................................     323,659     241,278
Real estate debt..........................................................................      87,443      87,443
Senior preferred stock and Series B Preferred Stock.......................................      42,698     179,698
Common shareholders' equity...............................................................     259,039     257,982

                                                   (FOOTNOTES ON FOLLOWING PAGE)

                 NOTES TO THE SUMMARY HISTORICAL AND PRO FORMA
                   COMBINED FINANCIAL DATA OF AMERICAN SKIING

1. The historical results of American Skiing reflect the results of operations of the Attitash/Bear Peak ski resort since its acquisition in July 1994, the results of operations of the Sugarbush ski resort since its acquisition in October 1994, the results of operations of the Mt. Cranmore ski resort from its acquisition in June 1995 through its divestiture in November 1996, the results of operations of S-K-I Limited (Killington, Mt. Snow and Sugarloaf) since its acquisition in June 1996, the results of operations of Pico Mountain since its acquisition and consolidation with Killington in November 1996, the results of operations of The Canyons resort since its acquisition in July 1997 and the results of operations of the Steamboat and Heavenly resorts since their acquisition in November 1997.

2. Resort revenues represent all revenues excluding revenues generated by the sale of real estate interests.

3. In the first quarter of fiscal 1998, American Skiing granted to certain executive officers and other employees fully vested options to purchase 543,626 shares of American Skiing common stock at an exercise price of $2.00 per share. American Skiing also agreed to pay certain tax liabilities that the recipients of the options expect to incur upon exercise of such options. Because the $2.00 per share exercise price was below the fair market value of a share of American Skiing common stock on the date of grant, American Skiing recognized a one-time compensation charge of approximately $14.3 million in the first quarter of fiscal 1998.

4. For the purposes of estimating skier visits, American Skiing assumes that a season pass holder visits American Skiing resorts a number of times that approximates the average cost of a season pass divided by the average daily lift ticket price.

5. Resort EBITDA represents Resort revenues less cost of resort operations and marketing, general and administrative expense. Resort capital expenditures represent capital expenditures associated solely with resort operations and exclude capital expenditures related to real estate operations.

6. Resort EBITDA and Real Estate EBIT (as defined in Note 7) (collectively referred to herein as "EBITDA") are not measurements calculated in accordance with generally accepted accounting principles ("GAAP") and should not be considered as alternatives to operating or net income as an indicator of operating performance, cash flows as a measure of liquidity or any other GAAP determined measurement. Certain items excluded from Resort EBITDA and/or Real Estate EBIT, such as depreciation, amortization and non-cash charges for stock compensation awards and asset impairments, are significant components in understanding and assessing American Skiing's financial performance. Other companies may define Resort EBITDA and Real Estate EBIT differently, and as a result, such measures may not be comparable to American Skiing's Resort EBITDA and Real Estate EBIT. American Skiing has included information concerning Resort EBITDA and Real Estate EBIT because management believes they are indicative measures of American Skiing's liquidity and financial position, and are generally used by investors to evaluate companies in the resort industry.

7. Real Estate EBIT represents revenues from real estate sales less cost of real estate sold, including selling costs, holding costs, the allocated capitalized cost of land, construction costs and other costs relating to property sold.

8. Resort Debt in the selected ratio of Net Resort Debt to Resort EBITDA represents total debt, excluding real estate debt. "Net Resort Debt" represents Resort Debt less unrestricted cash.

9. Resort Interest Expense in the selected ratio of Resort EBITDA to Resort Interest Expense represents total interest expense, excluding interest expense related to real estate debt, for the 12 months ended April 25, 1999, after giving pro forma effect to the Series B Preferred Stock sale ("Resort Interest Expense").

10. The pro forma Statement of Operations Data for the fiscal year ended July 26, 1998 and the nine months ended April 26, 1998 has been adjusted to include results of operations for the Heavenly and Steamboat resorts from August 1, 1997 to November 12, 1997, in addition to the pro forma adjustments associated with the Series B Preferred Stock sale.

                       CAPITALIZATION OF AMERICAN SKIING

    The following table sets forth the capitalization of American Skiing at April 25, 1999 on an actual basis and as adjusted to give effect to the Series B Preferred Stock sale (as if it had occurred on April 25, 1999). This table should be read in conjunction with the American Skiing Pro Forma Financial Data and the notes thereto included elsewhere in this proxy statement and the other consolidated financial statements of American Skiing incorporated by reference herein. See "Description of the Transactions--Description of American Skiing Capital Stock" on page 40.

                                                                               APRIL 25, 1999
                                                                        ----------------------------
                                                                           ACTUAL        AS ADJUSTED
                                                                        ------------     -----------

                                                                                (UNAUDITED)
                                                                               (IN THOUSANDS)
Cash and Cash Equivalents.............................................   $     9,107      $ 54,051(1)
                                                                        ------------     -----------
                                                                        ------------     -----------
Debt:
  Existing Credit Facilities--Revolver................................   $    42,381(2)   $     --
  Existing Credit Facilities--Term Loan...............................       105,000            --
  New Credit Facility--Revolver.......................................            --            --(2)(3)
  New Credit Facility--Term Loan......................................            --        65,000
  Capital lease obligations...........................................        36,546        36,546
  Senior Subordinated Notes due 2006..................................       117,177       117,177(4)
  Real estate debt....................................................        87,443        87,443
  Other debt..........................................................        22,555        22,555
                                                                        ------------     -----------
    Total debt........................................................   $   411,102      $328,721
  Senior Preferred Stock:
    Senior Preferred Stock, liquidation preference $1,000 per share;
      40,000 shares authorized; 36,626 shares issued and outstanding;
      including cumulative dividends in arrears (redemption value of
      $42,698)........................................................        42,698        42,698
    Series B Preferred Stock, liquidation preference $1,000 per share;
      150,000 shares authorized; 150,000 shares issued and
      outstanding.....................................................            --       137,000(5)
Shareholders' equity:
  Common Stock, $.01 par value per share; 100,000,000 shares
    authorized; 15,526,243 shares issued and outstanding..............           155           155
  Class A Common Stock, $.01 par value per share; 15,000,000 shares
    authorized; 14,760,530 shares issued and outstanding..............           148           148
  Additional paid-in capital..........................................       268,535       268,535
  Accumulated deficit.................................................        (9,799)      (10,856)
                                                                        ------------     -----------
    Total shareholders' equity........................................       259,039       257,982
                                                                        ------------     -----------
    Total capitalization..............................................   $   712,839      $766,401
                                                                        ------------     -----------
                                                                        ------------     -----------

------------------------

(1) Includes a $30 million equity contribution to be made to American Skiing's principal real estate development subsidiary.

(2) American Skiing expects the amount of outstanding debt to be higher at the consummation of the Series B Preferred Stock sale. See "Description of the Transactions--The Preferred Stock Subscription Agreement--Use of Proceeds" on page 31 for a description of the use of proceeds from the Series B Preferred Stock sale.

(3) The total availability under the New Credit Facility--Revolver is $100 million.

(4) Net of unamortized discount of $2,823.

(5) Net of $13 million of fees and expenses.

USE OF PROCEEDS; CAPITAL RESOURCES

    In connection with the closing of the Series B Preferred Stock sale, American Skiing amended its Senior Credit Facility by reducing the size of the facility from $215 million ($140 million six-year revolving facility and $75 million eight-year term facility) to $165 million ($100 million six-year revolving facility and $65 million eight-year term facility). In addition, after using a portion of the proceeds from the Series B Preferred Stock sale to (1) pay $5.4 million to Mr. Otten for the strategic asset purchase/note repayment described below on page 38, (2) pay $15.5 million in fees and expenses in connection with the Series B Preferred Stock sale and related transactions and
(3) make a $2 million equity contribution to its principal real estate development subsidiary, American Skiing reduced indebtedness under its Senior Credit Facility by $127.1 million. As of August 18, 1999, $89.4 million was available under the Amended Senior Credit Facility. American Skiing also intends to use a portion of the current availability under the Amended Senior Credit Facility to make an equity contribution of approximately $28 million to its principal real estate development subsidiary and to pay an estimated $0.5 million in remaining fees and expenses in connection with the Series B Preferred Stock sale and related transactions. American Skiing believes that its current capital resources are sufficient to complete those real estate projects currently under construction and to fund operations at its resorts. The ability to commence and complete new real estate development projects will be dependent upon American Skiing's ability to raise additional capital and obtain additional non-recourse financing.

                             SPECIAL CONSIDERATIONS

    THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS AND AMERICAN SKIING'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF NUMEROUS FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING PARAGRAPHS AND ELSEWHERE IN THIS PROXY STATEMENT. YOU SHOULD CAREFULLY CONSIDER AND EVALUATE THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE VOTING ON THE PROPOSALS.

TRANSACTIONS CONSIDERATIONS

    CONTROL OF AMERICAN SKIING BY OAK HILL AND LESLIE B. OTTEN

    As the holder of Series B Preferred Stock, Oak Hill has class voting rights to elect up to four Directors to the American Skiing Board of Directors. In addition, as a holder of American Skiing Class A common stock, Mr. Otten presently may elect four common stock Directors. Furthermore, under a stockholders' agreement, Oak Hill and Mr. Otten have agreed to vote their shares and otherwise to use its best efforts in order to ensure that each of them is able to appoint up to four Directors to the Board (subject to certain minimum ownership requirements). Therefore, under the stockholders' agreement and the articles of incorporation, Oak Hill and Mr. Otten may elect up to eight of the 11 members of the American Skiing Board. Moreover, Mr. Otten is also a significant holder of American Skiing common stock. In addition, under the stockholders' agreement, as long as Oak Hill owns at least 20% of the outstanding shares of American Skiing common stock (on an as-converted basis), the affirmative vote of a majority of the Board or executive committee of the Board, including at least one Director designated by Oak Hill, will be required to approve significant Board actions. Therefore, Mr. Otten and Oak Hill have significant influence over the decisions of the American Skiing Board of Directors. See "Description of the Transactions--Stockholders' Agreement" on page 33 for more detail.

    Oak Hill is allowed to exceed the limitations on ownership of American Skiing securities set forth in the stockholders' agreement (1) to the extent that American Skiing accretes dividends to Oak Hill instead of paying cash dividends or (2) if the Board otherwise permits. American Skiing presently expects to accrete dividends payable on the Series B Preferred Stock to the liquidation price of the Series B Preferred Stock. Therefore, it is likely that by April 2000, assuming Oak Hill does not transfer any American Skiing voting securities to third parties and American Skiing does not issue additional securities or repurchase any of its securities from Oak Hill, Oak Hill will beneficially own a majority of the voting securities of American Skiing. As a result of this, in addition to the corporate governance rights of Oak Hill described above, Oak Hill, as a stockholder, could approve any significant transaction that requires a majority stockholder vote. These significant transactions could include the issuance of securities comprising 20% or more of American Skiing's outstanding voting securities (excluding the Conversion Stock), a merger transaction, or a sale of substantially all of the assets of American Skiing; however, Oak Hill may not initiate such actions without the approval of a majority of the disinterested Directors of American Skiing.

    SHARES ELIGIBLE FOR FUTURE SALE

    As of September 3, 1999, there were 15,526,243 shares of American Skiing common stock outstanding and 14,760,530 shares of American Skiing Class A common stock outstanding. These figures exclude all shares which could be issued upon exercise of outstanding options to purchase American Skiing common stock or upon conversion of the senior preferred stock (including dividends) and assume that the American Skiing Class A common stock is not converted into American Skiing common stock.

    On or after the one-year anniversary of the closing of the Series B Preferred Stock sale, Oak Hill and Mr. Otten have the right to require American Skiing to register their shares of American Skiing Series B Preferred Stock or common stock for sale to the public. At the current conversion price of the

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Series B Preferred Stock and assuming the proposals are approved prior to
December 31, 1999 and that American Skiing accretes dividends payable on the Series B Preferred Stock to the liquidation price for the first year, this would mean that the number of shares of American Skiing common stock publicly outstanding could increase by 45,840,137 shares. An increase of this size could materially adversely affect the market price of the American Skiing common stock.

    SENIORITY OF THE SERIES B PREFERRED STOCK; DIVIDENDS

    The Series B Preferred Stock ranks senior to American Skiing common stock and Class A common stock in the payment of dividends and amounts upon liquidation, dissolution or winding-up. The Series B Preferred Stock ranks junior to the senior preferred stock in the payment of dividends and amounts upon liquidation, dissolution or winding-up.

    As long as any shares of Series B Preferred Stock are outstanding, American Skiing may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up without the consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock. This restriction could impede the ability of American Skiing to raise additional capital in the future.

    In addition, the ability of American Skiing to pay any cash dividends on its common stock is subject to applicable provisions of state law and the payment of dividends on the Series B Preferred Stock as required under the American Skiing articles of incorporation. Cash dividends cannot be paid on the Series B Preferred Stock unless accrued dividends on the senior preferred stock have been paid in cash on the immediately preceding dividend date. Because American Skiing continues to accrue unpaid dividends on the senior preferred stock, American Skiing is not presently able to pay cash dividends on its common stock or other junior stock, and management does not expect American Skiing will have this ability in the near future. It is possible that American Skiing will not have the financial resources available to it to satisfy its cash dividend requirements on the Series B Preferred Stock and the senior preferred stock. In addition, holders of the Series B Preferred Stock have the right to participate on a pro rata basis (on an as-converted basis) in all dividends and distributions made on American Skiing common stock. Furthermore, certain debt instruments of American Skiing may prohibit or limit the payment of dividends on its common stock, Series B Preferred Stock and senior preferred stock.

    DILUTION

    Even though as of the date of this proxy statement the quoted closing price of American Skiing common stock on the NYSE is below the initial conversion price of $5.25 per share of American Skiing common stock, assuming the Series B Preferred Stock is converted at the initial conversion price, the holders of American Skiing common stock will suffer immediate dilution from the book value of American Skiing.

    In addition, in the future, the market price or the book value per share of American Skiing common stock may be greater than the conversion price of the Series B Preferred Stock. If this were the case, the conversion of the Series B Preferred Stock into American Skiing common stock would have a dilutive effect on the value of the American Skiing common stock.

    ABILITY TO REDEEM AMERICAN SKIING SECURITIES; EFFECT OF A CHANGE OF CONTROL

    American Skiing believes that it is very unlikely that the proposals relating to the issuance of the Conversion Stock and the Delaware reincorporation will not be approved at the special meeting because stockholders holding a majority of the voting securities of American Skiing have irrevocably agreed with Oak Hill to vote their securities in favor of the proposals. However, in the event

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(1) stockholder approval is not obtained for either proposal and (2) American
Skiing announces or consummates within one year of the closing of the Series B Preferred Stock sale a similar transaction with a third party on terms more favorable to American Skiing than those of the Series B Preferred Stock sale, American Skiing may be required to repurchase the shares of Series B Preferred Stock. Furthermore, under certain circumstances, American Skiing would also have to pay Oak Hill a portion of the proceeds received from the third party sale. If this were to occur, it is possible that American Skiing would not have adequate capital resources to meet its repurchase obligations.

    In addition, if there is a change of control whereby any person other than Oak Hill, Mr. Otten or their affiliates acquires control of American Skiing, any holder of the Series B Preferred Stock may require that American Skiing repurchase its shares of Series B Preferred Stock at 101% of the then current liquidation price of its stock. Furthermore, American Skiing's repayment obligations under certain debt agreements could be accelerated in the event of such a change of control. In the event of a change of control, it is possible that American Skiing would not have adequate capital resources to meet its repayment obligations.

    INTERNAL REVENUE CODE SECTION 382 CHANGE OF CONTROL; LOSS OF TAX BENEFITS

    American Skiing anticipates that the issuance of the Series B Preferred Stock to Oak Hill will result in an "ownership change" for federal and state tax purposes. An ownership change will cause certain limitations to apply to American Skiing's and its subsidiaries' use of their net operating loss carryforwards and other tax carryforward attributes (collectively, "tax attributes"). Determining the amount of such limitation requires a number of factual determinations and the application of recently issued, complex Internal Revenue Service Regulations. Although American Skiing believes a significant part of its tax attributes will be realizable, due to the recent issuance of these voluminous regulations and the various factual issues and determinations necessary to their application, it is possible that these attributes will not be realized.

GENERAL AND BUSINESS CONSIDERATIONS

    SUBSTANTIAL LEVERAGE AND FINANCIAL RISKS

    American Skiing is highly leveraged. As of April 25, 1999, assuming the Series B Preferred Stock sale had occurred on April 25, 1999, American Skiing would have had outstanding $328.7 million of total indebtedness (including $201.1 million of secured indebtedness), which would have represented 42.9% of total capital.

    The high level of debt of American Skiing will have several important effects on American Skiing's future operations. First, American Skiing will have significant cash requirements to service its debt (including approximately $74.5 million of scheduled principal repayments over the next two fiscal years). Therefore, American Skiing will have less funds available for operations, capital expenditures and acquisitions. As a result, American Skiing will be more vulnerable to adverse general economic and industry conditions, unfavorable weather conditions, competitive conditions and other adverse developments. Second, the financial covenants and other restrictions contained in various agreements relating to its indebtedness will require American Skiing to meet certain financial tests and will restrict its ability to borrow additional funds, make capital expenditures and sell assets.

    In order for American Skiing to continue to grow, it will need to maintain and expand its facilities and to engage in successful real estate development. Therefore, to the extent it is unable to do so with internally generated cash from operations, its inability to finance capital expenditures or real estate development through borrowed funds or additional equity investments could materially adversely affect American Skiing.

    American Skiing's ability to make scheduled payments or to refinance its debt obligations will depend upon its future financial and operating performance, which will be affected by prevailing economic conditions and financial, business and other factors. Some of these factors may be beyond American Skiing's control. It is possible that American Skiing's operating results, cash flow and capital resources will not be sufficient for it to repay its indebtedness in the future. In the absence of such operating results, cash flow and capital resources, American Skiing could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. It is possible that such sales might not be made on a timely basis or would not generate sufficient capital.

    Furthermore, because significant amounts of American Skiing's loans bear interest at variable rates, any increase in interest rates could materially adversely affect American Skiing. If American Skiing were to become unable to service its indebtedness, it might need to reduce or delay planned expansions and capital expenditures, sell assets, restructure or refinance its indebtedness or seek additional equity investments. Substantially all of the assets of American Skiing and its subsidiaries are pledged to secure various credit facilities. Therefore, the consent of certain of its lenders and Oak Hill could be required to effectuate such asset sales. There is no certainty, however, that any of these actions would be possible or sufficient to generate necessary capital.

    DEPENDENCE ON HIGHLY LEVERAGED AND RESTRICTED SUBSIDIARIES; EFFECT ON ASSET
     ENCUMBRANCES

    American Skiing is a holding company and its ability to pay principal and interest on its debt will be dependent upon the receipt of dividends and other distributions, or the payment of principal and interest on intercompany borrowings, from its subsidiaries. American Skiing does not have, and is not expected in the future to have, any material assets other than the common stock of its direct and indirect subsidiaries. American Skiing's real estate development subsidiaries are restricted in their ability to pay dividends and other distributions to American Skiing or its other subsidiaries under financing agreements. In addition, other American Skiing subsidiaries may become restricted in their ability to pay dividends and other distributions to American Skiing in the future. Moreover, the breach of any of the conditions or provisions under the documents governing the indebtedness of American Skiing or any of its subsidiaries could result in a default thereunder. In the event of any such default, the holders of such indebtedness could elect to accelerate the maturity thereof. If the maturity of any such indebtedness were to be accelerated, such indebtedness would be required to be paid in full before American Skiing or any such subsidiary would be permitted to distribute any assets or cash to American Skiing.

    CAPITAL REQUIREMENTS

    The development of ski resorts is capital intensive. American Skiing spent approximately $28.4 million, $52.1 million and $177.2 million in fiscal years 1996, 1997 and 1998, respectively, on resort capital expenditures and real estate development. In fiscal years 1999 and 2000, American Skiing plans to spend approximately $55.0 million and up to $23.1 million, respectively, to enhance its resort operations and approximately $130.0 million and $180.0 million, respectively, to develop its real estate holdings. American Skiing expects to expend up to $30 million during fiscal years 2000 and 2001 to construct a gondola running from the Park Avenue Redevelopment District in South Lake Tahoe to its Heavenly resort. A lack of funds available for these capital expenditures could materially adversely affect American Skiing's ability to execute its current business plan. American Skiing is conducting, and intends to continue to conduct, real estate development through special purpose subsidiaries, and it intends to finance such activities through non-recourse debt and permitted investments. In addition, American Skiing intends to finance capital improvements with a portion of the net proceeds of the Series B Preferred Stock sale and through funds generated by operations, non-recourse financing and proceeds from the offering of additional debt and equity. American Skiing believes that its current capital resources are sufficient to complete those real estate projects currently under construction, and to fund operations at its resorts at least through the next 24 months. The ability to commence and complete new real estate development projects will be dependent upon American Skiing's ability to raise additional capital and obtain additional non-recourse financing.

    American Skiing will also have significant future capital requirements in order to retire its debt and other obligations, including Senior Subordinated Notes ($120 million) in 2006, certain credit facilities (up to $165 million) from 2000 to 2005, senior preferred stock ($62.8 million, assuming accretion of all dividends) in 2002 and the Series B Preferred Stock in 2009 ($242.2 million, assuming (1) accretion of dividends to the extent permitted, (2) no failure by American Skiing to pay quarterly dividends when due and (3) no breach by American Skiing of the preferred stock subscription agreement, stockholder's agreement or voting agreement). As of April 25, 1999, other debt obligations of American Skiing that will become due and payable within the next 10 years include (1) real estate debt of $87.4 million, (2) capital lease obligations of $36.5 million and (3) other debt obligations of $22.6 million. It is possible that American Skiing will not be able to retire, redeem or refinance the foregoing items when they are due for repayment. Failure to do so could materially adversely affect American Skiing.

    RESTRICTIONS UNDER DEBT AGREEMENTS

    Certain debt agreements contain covenants that, among other things, limit American Skiing and some of its subsidiaries in incurring additional indebtedness, making certain restricted payments, selling assets, or entering into certain mergers and consolidations. These covenants also prohibit American Skiing from prepaying subordinated indebtedness and from paying dividends on its stock unless certain financial ratios and tests are satisfied. In addition, American Skiing's ability to meet certain financial ratios and financial tests under these agreements may be affected by events beyond its control, and it is possible that it may not meet those ratios and tests.

    RISKS ASSOCIATED WITH RAPID GROWTH

    Since 1994, American Skiing has experienced rapid and substantial growth. This growth has placed, and could continue to place, a significant strain on American Skiing's management, employees and operations. American Skiing's growth has increased the operating complexity of American Skiing and the level of responsibility of management. American Skiing's ability to compete effectively and to manage its recent and future growth effectively will depend on its ability to implement and improve financial and management information systems on a timely basis and to effect changes in its business. These changes include (1) implementing internal controls to handle the increased size of its operations and (2) hiring, training, developing and managing an increasing number of experienced management-level and other employees. Unexpected difficulties during expansion, the failure to attract and retain qualified employees, or American Skiing's inability to respond effectively to recent growth or to plan for future expansion could have a material adverse effect on American Skiing.

    DEPENDENCE ON KEY PERSONNEL

    American Skiing's success depends to a significant extent upon the performance and continued service of its president and chief executive officer, Leslie B. Otten, its executive vice president, Christopher E. Howard, its chief financial officer, Mark J. Miller, as well as several other key management and operational personnel. The loss of the services of Mr. Otten, Mr. Howard, Mr. Miller or of such other personnel could materially adversely affect the business and operations of American Skiing. American Skiing currently has employment agreements in place with Mr. Howard and Mr. Miller. No employment agreement currently exists between Mr. Otten and American Skiing.

    REAL ESTATE DEVELOPMENT

    American Skiing intends to continue to construct, operate and sell quarter share ownership, whole ownership and condominium units and other real estate at its ski resorts through special purpose subsidiaries by means of non-recourse debt financing. Real estate development and American Skiing's ability to generate revenues therefrom may be materially adversely affected by numerous factors, many of which are beyond the control of American Skiing. The factors include:

    - the ability to obtain additional sources of capital and non-recourse financing;

    - the ability of American Skiing to successfully market its resorts;

    - the national and regional economic climate;

    - local real estate conditions (such as an oversupply of space or a reduction in demand for real estate);

    - the cost to satisfy environmental compliance and remediation requirements associated with new development/renovation and ongoing operations;

    - the attractiveness of the properties to prospective purchasers and tenants;

    - competition from other available property or space;

    - the ability of American Skiing to obtain adequate insurance;

    - the ability of American Skiing to obtain all necessary zoning, land use, building, occupancy and other governmental permits and authorizations; and

    - changes in real estate, zoning, land use, environmental or tax laws.

    It is possible that such financing, permits, licenses and capital may not be obtained or, if obtained, it is uncertain what the terms would be. American Skiing's real estate subsidiaries do not have the financing available to complete all of their planned real estate development. In addition, such efforts entail risks associated with development and construction activities, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages and natural disasters, any of which could delay construction and result in a substantial increase in cost to American Skiing. It is possible that American Skiing will not achieve any additional revenues from such projects. See "--Substantial Leverage and Financial Risks" on page 15.

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
                BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

    This proxy statement is furnished to holders of American Skiing common stock, Class A common stock and senior preferred stock in connection with the solicitation of proxies by the American Skiing Board of Directors for use at the special meeting to be held for the purposes described in this proxy statement. Each copy of this proxy statement mailed to holders of American Skiing common stock, Class A common stock and senior preferred stock (issued in 1997) is accompanied by a form of proxy for use at the special meeting. There is both a common stock issuance proposal and a Delaware reincorporation proposal.

    COMMON STOCK ISSUANCE PROPOSAL

    American Skiing stockholders will be asked at the special meeting to approve the issuance of up to 46,124,575 shares of American Skiing common stock which could be issued upon conversion of the Series B Preferred Stock. This is the total number of shares that the Series B Preferred Stock could be converted into, assuming that: (1) the proposals are approved; (2) dividends are accreted for the first five years (the maximum time allowable under the terms of the Series B Preferred Stock); and (3) thereafter, dividends are paid in cash on the date that they are due.

    DELAWARE REINCORPORATION PROPOSAL

    American Skiing stockholders will be asked at the special meeting to approve the changing of American Skiing's state of incorporation from Maine to Delaware (by merging American Skiing into a wholly owned Delaware subsidiary).

DATE, TIME AND PLACE OF MEETING

    The special meeting will be held on Thursday, October 7, 1999 at 10:00 a.m. (local time) at the Jordan Grand Hotel, Newry, Maine 04261.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE FOR THE PROPOSALS

    Holders of American Skiing's common stock, Class A common stock and senior preferred stock as of the close of business on September 3, 1999 will be entitled to vote at the special meeting. On such date there were outstanding and entitled to vote 18,089,742 shares (assuming conversion of the senior preferred stock into American Skiing common stock) of American Skiing common stock and 14,760,530 shares of American Skiing Class A common stock. Each share of American Skiing common stock and Class A common stock is entitled to one vote with respect to each matter to be voted on at the special meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

VOTING AND REVOCATION OF PROXIES

    The accompanying proxy, being mailed to stockholders on or about September 8, 1999, is solicited by the American Skiing Board of Directors for use at the special meeting of stockholders to be held on Thursday, October 7, 1999. If the special meeting is adjourned, the proxy will be used at any adjournments thereof. If a proxy is received before the special meeting, the shares represented by it will be voted unless the proxy is revoked. A proxy can be revoked by written notice to the Clerk of American Skiing prior to the special meeting, by signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the special meeting or by voting by ballot at the special meeting. If matters other than those specifically set forth in the accompanying notice of special meeting are presented at the special meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment. The mailing address of American Skiing Company is P.O. Box 450, Bethel, Maine 04217.

    All proxies that are properly executed and returned, and that are not revoked, will be voted at the special meeting in accordance with the instructions indicated on the proxy cards. If no instructions are indicated, these proxies will be voted for each of the proposals described in this proxy statement.

VOTE REQUIRED

    New York Stock Exchange rules require a stockholder vote for a listed company to issue common stock if the number of shares of common stock to be issued (or which could be issued upon conversion of a convertible security) is 20% or more of the number of shares of common stock outstanding before the issuance. Therefore, the proposal to issue up to 46,124,575 shares of American Skiing common stock to the holders of the Series B Preferred Stock must be approved by the affirmative vote of the holders of a majority of shares actually voted by the holders of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis), voting together as a single class, whether present in person or represented by proxy. In addition, the total votes cast on the issuance of the Conversion Stock must represent a majority of the outstanding shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis).

    Section 902 of the Maine Business Corporation Act requires stockholder approval of a merger of a Maine corporation with and into another corporation. Therefore, the Delaware reincorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis), voting together as a single class.

    Mr. Otten and Madeleine LLC, collectively, beneficially own or have voting power over a majority of the American Skiing securities entitled to vote on the proposals, and have irrevocably agreed with Oak Hill to vote such shares in favor of the proposals at the special meeting. Therefore, absent an extraordinary event, American Skiing believes that the approval of the proposals at the special meeting is assured.

QUORUM; BROKER NON-VOTES

    The required quorum for the transaction of business at the special meeting is a majority of shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis) issued and outstanding on the record date, or 16,425,137 shares issued and outstanding on the record date, which shares must be present in person or represented by proxy at the special meeting. Certain stockholders have committed, through a written voting agreement, to vote their shares in favor of the proposals at the special meeting, and such number of committed shares is sufficient to constitute a quorum. Both abstentions and broker non-votes will be counted for purposes of determining whether or not there is a quorum at the special meeting. A broker non-vote occurs when shares held of record by a broker on behalf of the beneficial owner are present by proxy but are not voted on a proposal according to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The New York Stock Exchange determines whether or not brokers have discretionary authority to vote on a given proposal.

    While American Skiing believes that there will be sufficient shares present at the meeting to constitute a quorum, if for any reason a quorum is not present, it is expected that the special meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies that have effectively been revoked or withdrawn.

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
    With respect to voting, abstentions will be treated as present on a proposal and, although they will be recorded separately from the "no" votes, will have the same effect as "no" votes on all proposals. Broker non-votes are not counted as present in determining the number of affirmative votes required for approval of a proposal. Broker non-votes will have no effect on the proposal concerning the issuance of Conversion Stock, provided that holders of a majority of the shares of American Skiing common stock, Class A common stock and senior preferred stock (on an as-converted basis) entitled to vote on the respective proposal cast votes on the proposal. Broker non-votes will have the same effect as a vote against the Delaware reincorporation proposal.

SOLICITATION OF PROXIES AND EXPENSES

    American Skiing will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally by employees of American Skiing. American Skiing may reimburse brokers holding American Skiing common stock, Class A common stock or senior preferred stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such stock.

INDEPENDENT ACCOUNTANTS

    Representatives from Arthur Andersen LLP, independent accountants for American Skiing, are not presently expected to attend the special meeting, but will have the opportunity to be present and make a statement if they elect to do so, in which case they would also be available to respond to appropriate questions.

                                THE TRANSACTIONS

BACKGROUND OF THE TRANSACTIONS

    American Skiing began exploring financing alternatives in January 1999 in response to the need for additional equity financing. From January to early April, American Skiing was actively exploring a possible issuance of convertible preferred stock to different financial investors. In March, American Skiing had discussions concerning a possible transaction with one of those investors. In early April, negotiations with that investor terminated because the parties could not reach agreement on terms.

    In April 1999, we hired DLJ and ING to explore strategic alternatives. We and our financial advisors contacted 69 potential investors, sent out 41 confidentiality agreements and sent out 28 confidential information memoranda; and we received six initial indications of interest from the potential investors. During the month of May, three of the six potential investors, including Oak Hill, conducted due diligence data room visits, management meetings and site visits, and one additional potential investor met with management and conducted limited due diligence.

    Throughout May and June, Oak Hill conducted its due diligence review.

    On May 24, we distributed draft agreements to Oak Hill in order to solicit a proposal for the issuance of American Skiing convertible preferred stock, and on May 28, we received (1) from Oak Hill a proposal to purchase $150 million of convertible preferred stock and (2) from the party that had only performed limited due diligence a verbal proposal for a convertible preferred stock investment.

    From June 2 through June 4, representatives of American Skiing, our financial advisors and our counsel, Pierce Atwood and Shearman & Sterling, met with representatives from Oak Hill and its counsel, Paul, Weiss, Rifkind, Wharton & Garrison, to discuss Oak Hill's proposal. We and our financial advisors continued to explore alternative transactions with three other parties.

    On June 9, American Skiing received a written proposal from one of the other parties for an alternative transaction.

    From June 9 through June 15, we and our advisors continued to meet with representatives of Oak Hill and its advisors to discuss the terms of a possible transaction.

    On June 13, American Skiing received a proposal from one of the other parties.

    On June 15 and 16, we informed the party that had submitted a proposal on June 9 that its proposal was not competitive and that it was disadvantaged due to its lack of due diligence and the resulting heightened risk of non-consummation of a transaction. This party then rescinded its proposal.

    On June 16, the American Skiing Board of Directors met and was briefed on the status of negotiations with Oak Hill and other potential investors. At that meeting, the Board approved the execution of a letter agreement with Oak Hill governing the conduct of due diligence on a going-forward basis. Under the terms of that agreement, we were also required to inform Oak Hill whenever we had any significant discussion with a potential investor, but we were not required to disclose the identities of parties or the specific subject matter of discussions. Following the meeting we executed the letter agreement. The letter agreement had an expiration date of July 7.

    On June 17, American Skiing received a proposal for the acquisition of American Skiing.

    During the weeks of June 21 and 28, we continued to have intermittent discussions with the parties that had submitted proposals on June 13 and June 17.

    From June 29 through July 9, representatives of American Skiing, our financial advisors, our counsel, Oak Hill and its counsel held numerous meetings to conduct due diligence and to negotiate the terms of the preferred stock subscription agreement and the related agreements.

    On July 2, we received a revised proposal from the party that submitted a proposal on June 13.

    On July 5, we received a revised proposal from the party that had originally submitted a proposal on June 17.

    On July 7, the American Skiing Board of Directors was briefed on the progress of the Oak Hill negotiations, and other proposals that had been received, including a presentation by DLJ and ING, and the status of negotiations with Oak Hill. The meeting of the Board of Directors was then adjourned to July 9.

    On July 9, the American Skiing Board of Directors was further informed of the negotiations. In addition, each of DLJ and ING delivered its opinion to the Board, stating that, based on the matters set forth in its opinion, the consideration to be received by American Skiing pursuant to the preferred stock subscription agreement is fair to American Skiing from a financial point of view. At the conclusion of the meeting, the Board approved the execution of the preferred stock subscription agreement and the performance by American Skiing of the transactions contemplated by the preferred stock subscription agreement.

    Following the Board meeting, also on July 9, American Skiing and Oak Hill signed the preferred stock subscription agreement.

    On July 12, American Skiing issued a press release announcing the transaction.

    On August 5, the Board was further informed of certain matters necessary to close the Series B Preferred Stock sale, including obtaining consents, consummating the rollup and restructuring transaction (whereby, among other things, ASC East and ASC West would be merged into American Skiing) and making certain amendments to credit agreements and the Senior Subordinated Notes Indenture (described below), and approved certain resolutions relating to such matters. See "Description of the Transactions--Related Transactions" on page 38.

    On August 9, the Series B Preferred Stock sale was consummated and American Skiing and Oak Hill issued a press release announcing the consummation of the transaction.

REASONS FOR THE TRANSACTIONS

    During the past three years, American Skiing made a large number of resort acquisitions and capital improvements. Those transactions, combined with adverse weather conditions during the second quarter of fiscal year 1999, resulted in a severe liquidity crisis for American Skiing. In order to cure this liquidity crisis and continue our current real estate projects, we needed an immediate capital infusion. We had a $7.2 million interest payment due on July 15, 1999 on the Senior Subordinated Notes (described below) and, as of July 8, 1999, had only $9.7 million available under our revolving credit facilities. Absent a significant capital infusion, our ability to meet our short-term liquidity requirements and continue development of real estate projects would be largely dependent on the successful implementation of our plan to reduce operating costs and to sell non-core strategic assets. American Skiing aggressively pursued these cost reductions and asset sales through the spring and summer of 1999. Consummation of these initiatives was, in many cases, subject to factors beyond our control. Absent the sale of a significant number of assets, American Skiing would have continued to experience severe liquidity problems.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE AMERICAN SKIING BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PREFERRED STOCK SUBSCRIPTION AGREEMENT AND THE ISSUANCE OF AMERICAN SKIING COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK AND, THEREFORE, RECOMMENDS THAT THE HOLDERS OF AMERICAN SKIING COMMON

STOCK, CLASS A COMMON STOCK AND SENIOR PREFERRED STOCK VOTE FOR THE PROPOSALS RELATING TO THE SERIES B PREFERRED STOCK SALE. YOUR PROXY, IF SIGNED AND RETURNED, WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

    In the course of its deliberations, the American Skiing Board of Directors reviewed and considered a number of other factors relevant to the transactions. In particular, the American Skiing Board considered:

    - information concerning American Skiing's financial performance, financial condition, assets and operations; the Oak Hill investment would provide an immediate resolution of American Skiing's primary problem--short-term liquidity; the $150 million purchase price would allow American Skiing to restructure its balance sheet at the resort and real estate companies and should enable American Skiing to reduce its overall borrowing costs, reduce debt, avoid continued severe liquidity problems, and continue its existing real estate development program;

    - DLJ and ING did not believe a public market existed to raise similar funds;

    - American Skiing had contacted many other parties, explored a number of alternatives and received a number of proposals, and that the Oak Hill transaction was more favorable to American Skiing and its stockholders than any of the other proposals;

    - Oak Hill's reputation as being one of the leading financial institutions in the marketplace and Oak Hill's stated desire to actively participate in shaping the future direction of American Skiing and to bring to bear its expertise in real estate development and finance to support American Skiing in realizing its strategic goals;

    - American Skiing's liquidity problem needed to be addressed quickly, and the Oak Hill transaction was capable of being closed within a time period that would address the liquidity problem quickly and reduce the risk of a future liquidity shortfall; furthermore, any alternative transaction presented substantial risks of non-consummation and an even greater risk that it would not be consummated within a time frame that would address the liquidity problem;

    - a review of the terms of the preferred stock subscription agreement, the stockholders' agreement and the voting agreement, including (1) the Board's ability to negotiate with other potential investors in order to satisfy its fiduciary obligations to its stockholders, subject to payment of a termination fee to Oak Hill (see "Description of the Transactions--No Shop; Termination" on page 32), and (2) the provisions in the stockholders' agreement limiting Oak Hill's ability to purchase additional American Skiing securities; and

    - a presentation by DLJ and ING, including the opinions of DLJ and ING stating that, based on the matters set forth in the opinions, the consideration to be received by American Skiing pursuant to the preferred stock subscription agreement is fair to American Skiing from a financial point of view, as well as the financial analyses of DLJ and ING presented in connection with the opinion (see "--Opinions of American Skiing's Financial Advisors" on page 25.

    In connection with its deliberations concerning the transactions and its consideration of the fairness opinions of DLJ and ING, the American Skiing Board of Directors also considered a variety of specific financial risks that would result from the failure to obtain an equity infusion, including the following:

    - liquidity would be largely dependent upon nonstrategic asset sales;

    - American Skiing's ability to execute its business plan would be significantly impaired; and

    - American Skiing's going-concern value was at risk.

    The American Skiing Board of Directors also considered several potentially disadvantageous factors in its deliberations concerning the transactions, including:

    - Oak Hill's ability to significantly direct and influence Board and stockholder decisions, especially in light of the fact that Oak Hill's ownership interest could increase if dividends on the Series B Preferred Stock were accreted to the liquidation price instead of being paid in cash; and

    - potential future dilution of the value of American Skiing common stock upon conversion of the Series B Preferred Stock.

    Following its deliberations concerning these factors and its review of the presentation and fairness opinions delivered orally by DLJ and ING, the American Skiing Board of Directors concluded that the transactions were in the best interests of American Skiing and its stockholders.

    In view of the wide variety of factors, both positive and negative, considered by the American Skiing Board of Directors, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the American Skiing Board of Directors may have given different weights to the various factors considered.

OPINIONS OF AMERICAN SKIING'S FINANCIAL ADVISORS

    DLJ

    On July 9, 1999, DLJ delivered to the American Skiing Board of Directors its opinion that the consideration to be received by American Skiing pursuant to the preferred stock subscription agreement is fair to American Skiing from a financial point of view. A COPY OF THE WRITTEN VERSION OF THE DLJ OPINION IS INCLUDED AS APPENDIX D-1 TO THIS DOCUMENT. AMERICAN SKIING STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION CAREFULLY IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW MADE BY DLJ IN CONNECTION WITH ITS OPINION.

    DLJ prepared its opinion for the American Skiing Board of Directors. The opinion addresses only the fairness of the consideration received by American Skiing from a financial point of view. The DLJ opinion is not a recommendation to any stockholder as to how to vote on the issuance of American Skiing common stock. DLJ was not retained as an advisor or agent to American Skiing's stockholders or any person other than American Skiing. American Skiing and Oak Hill determined the consideration received by American Skiing in arm's-length negotiations. DLJ advised American Skiing in the negotiations. American Skiing did not impose any restrictions or limitations upon DLJ regarding the investigations made or the procedures followed by DLJ.

    In preparing its opinion, DLJ:

    - reviewed the preferred stock subscription agreement, the certificate of designation relating to the Series B Preferred Stock, the stockholders' agreement and the voting agreement;

    - reviewed financial and other information that was publicly available or provided to it by American Skiing, including information provided during discussions with management;

    - compared certain financial and securities data of American Skiing with various other companies whose securities are traded in public markets;

    - reviewed the historical stock prices and trading volumes of the American Skiing common stock;

    - reviewed prices paid in certain business combinations; and

    - conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

Included in the information provided during discussions with management were certain financial projections of American Skiing prepared by the management of American Skiing for the period beginning fiscal year 1999 and ending fiscal year 2003.

    For its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available or provided to it. In particular, American Skiing advised DLJ that, as of July 8, 1999, American Skiing had $9.7 million of availability under its revolving credit facilities and that, under then current estimates, without additional capital-raising activities, American Skiing would likely exhaust its liquidity by no later than August 31, 1999. With respect to the financial projections supplied to DLJ, DLJ relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of American Skiing as to its future operating and financial performance. DLJ did not assume any responsibility for making an independent evaluation of American Skiing's assets or liabilities or any independent verification of any of the information reviewed by it.

    The DLJ opinion is based upon economic, market, financial and other conditions and information on the date of the DLJ opinion. DLJ does not have any obligation to update, revise or reaffirm its opinion.

    DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and for estate, corporate and other purposes. DLJ has performed investment banking and other services for American Skiing and numerous companies affiliated with Oak Hill in the past and has been paid for these services.

    ING

    On July 9, 1999, ING delivered to the American Skiing Board of Directors its opinion that the consideration to be received by American Skiing pursuant to the preferred stock subscription agreement is fair to American Skiing from a financial point of view. A COPY OF THE WRITTEN VERSION OF THE ING OPINION IS INCLUDED AS APPENDIX D-2 TO THIS DOCUMENT. AMERICAN SKIING STOCKHOLDERS ARE URGED TO READ THE ING OPINION CAREFULLY IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW MADE BY ING IN CONNECTION WITH ITS OPINION.

    ING prepared its opinion for the use of the American Skiing Board of Directors. The ING opinion addresses only the fairness of the consideration received by American Skiing from a financial point of view. The ING opinion is not a recommendation to any Director or stockholder as to how such Director or stockholder should vote on the issuance of American Skiing common stock. No limitations were imposed by American Skiing upon ING with respect to the investigations made or procedures followed by ING in rendering its opinion.

    In arriving at its opinion, ING, among other things:

    - reviewed the preferred stock subscription agreement, the certificate of designation, the stockholders' agreement and the voting agreement;

    - reviewed financial and other information that was publicly available or furnished to ING by American Skiing, including information provided during discussions with management of American Skiing;

    - reviewed the trading market for, and the trading history of, American Skiing common stock;

    - reviewed certain nonpublic information relating to American Skiing, including financial forecasts and projections, prepared and furnished to ING by American Skiing for the period beginning fiscal year 1999 and ending fiscal year 2003;

    - reviewed publicly available financial information and securities data, including research reports, concerning other companies engaged in businesses that ING believed to be comparable to American Skiing, the industry in which American Skiing operates and the historical stock prices and trading markets of certain of such companies' securities;

    - reviewed the financial terms of certain mergers and acquisitions that ING believed to be relevant; and

    - performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as ING deemed, in its sole judgment, to be necessary, appropriate or relevant to render an opinion, including discussions with management of American Skiing.

    ING assumed and relied upon the accuracy and completeness of the financial and other information obtained from public sources or provided to ING by American Skiing and has neither assumed responsibility nor independently verified such information, nor undertaken any obligation to verify such information. In particular, American Skiing advised ING that as of July 8, 1999, American Skiing had $9.7 million of availability under its revolving credit facilities, and that, under then current estimates, without additional capital-raising activities, American Skiing would likely exhaust its liquidity no later than August 31, 1999. In addition, with respect to the financial forecasts and projections of American Skiing used in the analysis, the management of American Skiing informed ING that such forecasts and projections represent the best current estimates and judgment of the management of American Skiing as to the future financial performance of American Skiing, and ING assumed that the forecasts and projections were reasonably prepared based on such current estimates and judgment. ING relied upon such forecasts and projections and assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they were based.

    The ING opinion necessarily is based upon regulatory, general economic, market and other conditions as they exist on, and the information made available as of, the date of the opinion, and does not represent an opinion as to the value of American Skiing. It should be understood that, although subsequent developments may affect the opinion, ING does not have any obligation to update, revise or reaffirm its opinion. ING was not requested to opine as to, and the ING opinion does not in any manner address, American Skiing's underlying business decision to issue stock, or the relative merits of issuing stock compared to any other alternative financing strategies that might exist for American Skiing or the effect of any other transaction in which American Skiing might engage.

    As part of ING's investment banking services, ING is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for estate, corporate or other purposes. ING acted as a manager for a $265.5 million initial public offering for American Skiing in November 1997. ING is a market maker in American Skiing common stock. In the ordinary course of ING's business, ING may actively trade in the equity securities of American Skiing for its own account and for the accounts of ING customers and, accordingly, may at any time hold a long or short position in such securities. ING maintains a business/lending relationship with and has received fees from, Leslie Otten, president and chief executive officer of American Skiing. ING is a financial advisor to American Skiing and has received a fee for its services to American Skiing.

    FINANCIAL ANALYSES PERFORMED BY DLJ AND ING

    Set forth below is a summary of the material financial analyses performed by DLJ and ING solely in connection with preparing their written opinions and their presentations to the American Skiing Board of Directors on July 7, 1999.

    The preparation of a fairness opinion involves determinations about the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. DLJ and ING performed each of the analyses in order to provide a different perspective on the transaction and add to the total mix of information available. Neither DLJ nor ING formed a conclusion as to whether any individual analysis supported or failed to support its opinion. Rather, each of DLJ and ING considered the results of the analyses in light of each other and reached its opinion based on the results of all of the analyses considered together. Each of DLJ's and ING's conclusions also involved significant elements of judgment and qualitative analyses. In addition, even though the separate analyses are summarized below, each of DLJ and ING believes that its analyses must be considered as a whole. Each of DLJ and ING also believes that selecting portions of its analyses, without considering all analyses, could create an incomplete or misleading view of the evaluation process underlying its opinion.

    No company or transaction used in the analyses is directly comparable to American Skiing or the contemplated transaction. In addition, mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using selected company or transaction data. Analyses relating to the value of businesses or securities are not appraisals and do not reflect the prices at which the businesses or securities can actually be sold. The analyses performed by DLJ and ING do not indicate actual values or future results. These may be significantly more or less favorable than suggested by the analyses. American Skiing, DLJ and ING do not assume responsibility if future results are materially different from those projected.

    You should read the information presented in the tables, together with the accompanying text.

    1. SHARE PRICE PERFORMANCE. DLJ and ING analyzed the share price performance of American Skiing from November 6, 1997, the first trading day following its initial public offering, to July 2, 1999. During this period, the closing prices on the New York Stock Exchange ranged from a high of $17.00 to a low of $2.75. The average price for the thirty days preceding July 2, 1999 was $4.17.

    2. PRO FORMA CREDIT ANALYSIS. DLJ and ING analyzed the impact of the issuance of the Series B Preferred Stock and the application of the proceeds on various credit ratios estimated as of July 31, 1999. The proceeds were assumed to be used to repay debt outstanding under American Skiing's credit facilities, which would reduce its senior debt, resort debt and consolidated debt. Resort earnings before interest, taxes, depreciation and amortization, or resort EBITDA, was estimated to be $48.5 million for the twelve months ended July 31, 1999.

        The analysis showed:

                                                                           AS OF JULY 31, 1999
                                                                        --------------------------
                                                                         ESTIMATED     PRO FORMA
                                                                        -----------  -------------
Total Senior Debt/Resort EBITDA.......................................        4.9x          2.6x
Net Resort Debt/ Resort EBITDA........................................        7.7x          5.5x
Net Resort Debt and Existing Convertible Preferred/Resort EBITDA......        8.6x          6.4x
Net Consolidated Debt and Existing Convertible Preferred/ Resort
  EBITDA..............................................................       11.0x          8.8x

    3. VALUATION ASSUMING NO SERIES B PREFERRED STOCK SALE TO OAK HILL. DLJ and ING analyzed the value of American Skiing common stock, assuming no consummation of the Series B Preferred Stock sale to Oak Hill based on the three-year average resort EBITDA from fiscal year 1997 to 1999, projected resort EBITDA for fiscal year 1999 and projected resort EBITDA for fiscal year 2000. With no new capital infusion, American Skiing is assumed to execute a reduced development plan. The implied value per share in the chart below refers to the implied value per share of American Skiing common stock based on the midpoint of implied equity values of American Skiing calculated by DLJ and ING. The implied EBITDA multiple in the chart below refers to the midpoint of multiples of EBITDA used in calculating the implied equity values of American Skiing.

        The analysis showed:

                                                                                  PROJECTED RESORT
                                                               AVERAGE RESORT          EBITDA
                                                                   EBITDA       --------------------
                                                                  1997-1999       1999       2000
                                                               ---------------  ---------  ---------
Implied Value Per Share......................................     $    5.39     $    4.90  $    6.07
Implied EBITDA Multiple......................................         11.9x         13.8x       6.1x

    4. VALUATION ASSUMING SERIES B PREFERRED STOCK SALE TO OAK HILL. DLJ and ING analyzed the present value of American Skiing's share price, assuming consummation of the Series B Preferred Stock sale to Oak Hill based on projected resort EBITDA for projected fiscal years 2000, 2001, 2002 and 2003. With the new capital infusion, American Skiing is assumed to execute an expanded real estate development plan. The implied price per share in the chart below refers to the implied price per share of American Skiing common stock based upon the midpoint of implied equity values of American Skiing calculated by DLJ and ING. The implied EBITDA multiple in the chart below refers to the midpoint of multiples of EBITDA used in calculating the implied equity values of American Skiing. The present value at discount rate in the chart below refers to the implied price per share of American Skiing common stock discounted at the indicated rates.

        The analysis showed:

                                                            2000       2001       2002       2003
                                                          ---------  ---------  ---------  ---------
Implied Price Per Share.................................  $    9.36  $   11.45  $   13.93  $   15.02
Implied EBITDA Multiple.................................       8.4x       9.7x       7.6x      10.2x
Present Value at Discount Rate
  15.0%.................................................  $    8.07  $    8.59  $    9.08  $    8.52
  20.0%.................................................  $    7.72  $    7.87  $    7.98  $    7.17
  25.0%.................................................  $    7.39  $    7.24  $    7.04  $    6.07
  30.0%.................................................  $    7.09  $    6.67  $    6.24  $    5.18

    5. SELECTED COMPANIES ANALYSIS. DLJ and ING analyzed and compared financial information for American Skiing to corresponding information for seven other publicly traded luxury resorts, lodging and skiing companies:
       Florida Panthers Holdings; Host Marriott Corporation; Starwood Hotels & Resorts; Sunterra Corporation; Fairfield Communities, Inc.; Intrawest Corporation; and Vail Resorts, Inc. DLJ and ING calculated and compared various financial multiples and ratios of the selected companies and American Skiing using closing stock prices on July 6, 1999. Projected EBITDA estimates were based upon published research of research analysts at various investment banks. Enterprise value is the market value of common equity on July 6, 1999 plus the book value of debt less cash.

        The analysis showed:

                                                                         ENTERPRISE VALUE AS A
                                                                          MULTIPLE OF EBITDA
                                                                   ---------------------------------
                                                                     LATEST
                                                                    12 MONTHS     1999       2000
                                                                   -----------  ---------  ---------
Low..............................................................        6.6x        7.3x       5.9x
High.............................................................       13.1x       10.6x       9.2x
Median...........................................................        9.4x        8.5x       7.8x
American Skiing..................................................       13.0x       11.8x       5.0x

    6. SELECTED RECENT MERGERS & ACQUISITIONS TRANSACTIONS IN THE SKI RESORT INDUSTRY. DLJ and ING analyzed the total purchase price as a multiple of the latest 12 months EBITDA in 12 recent merger or acquisition transactions in the ski resort industry. DLJ and ING also analyzed the total purchase price as a multiple of the latest 12 months' resort EBITDA prior to the transaction. Total purchase price is the sum of all equity, debt and cash used by the acquirer to purchase the target.

        The analysis showed:

                                                      TOTAL PURCHASE PRICE   TOTAL PURCHASE PRICE
                                                        AS A MULTIPLE OF       AS A MULTIPLE OF
                                                        LATEST 12 MONTHS'      LATEST 12 MONTHS'
                                                             EBITDA              RESORT EBITDA
                                                      ---------------------  ---------------------
Low.................................................             4.6x                   4.6x
High................................................            11.8x                  12.5x
Average.............................................             7.9x                   8.0x

    ENGAGEMENT LETTER

    Pursuant to an engagement letter, dated April 1, 1999, American Skiing engaged DLJ and ING as its financial advisors. American Skiing paid DLJ and ING an aggregate fee of $4,875,000 for their services. In addition, DLJ received a fee of $600,000 for acting as solicitation agent for American Skiing in connection with the amendment to the Indenture relating to the Senior Subordinated Notes.

    In addition, American Skiing agreed to reimburse each of DLJ and ING for reasonable expenses incurred by it and its counsel. American Skiing agreed to indemnify each of DLJ and ING and related persons against liabilities arising from its engagement, including liabilities under the federal securities laws.

                        DESCRIPTION OF THE TRANSACTIONS

THE SERIES B PREFERRED STOCK SALE

    On August 9, 1999, American Skiing sold a total of 150,000 shares of Series B Preferred Stock to Oak Hill and other Oak Hill entities for $150 million according to the terms of the preferred stock subscription agreement. This section of the proxy statement describes material provisions of the preferred stock subscription agreement, the stockholders' agreement and the voting agreement and certain other actions taken in connection with the Series B Preferred Stock sale. Because the descriptions of the agreements contained in this proxy statement summarize these agreements, they do not contain all of the information that may be important to you. As mentioned previously, copies of the preferred stock subscription agreement, the stockholders' agreement and the voting agreement are attached as appendices to this proxy statement. You should carefully read these agreements before you decide how to vote.

THE PREFERRED STOCK SUBSCRIPTION AGREEMENT

    The preferred stock subscription agreement, including the certificate of designation for the Series B Preferred Stock attached thereto, sets out the terms of the Series B Preferred Stock sale and contains (1) representations and warranties of the parties, (2) covenants of the parties (including a "use of proceeds" covenant and a "no shop" covenant), (3) indemnification provisions,
(4) fee provisions and (5) termination provisions.

    REPRESENTATIONS AND WARRANTIES

    The preferred stock subscription agreement contains customary representations and warranties of American Skiing and Oak Hill, as well as business specific representations and warranties of American Skiing.

    COVENANTS

    The preferred stock subscription agreement also contains covenants of American Skiing, including:

    - calling and holding a stockholders' meeting for the purpose of approving the proposals described in this proxy statement;

    - not soliciting a proposal from a third party that would reasonably be expected to lead to a "competing transaction" (as defined and described more fully under "--No Shop; Termination" on page 32);

    - causing the Delaware reincorporation; and

    - using the proceeds from the Series B Preferred Stock sale in the manner described in the preferred stock subscription agreement (see below).

    USE OF PROCEEDS

    American Skiing has applied or will apply the proceeds from the issuance of the Series B Preferred Stock (1) to reduce senior indebtedness of American Skiing and certain of its subsidiaries by $98.6 million, some of which may be reborrowed for capital expenditures approved by the American Skiing Board of Directors and for general working capital purposes; (2) to make an equity contribution to American Skiing's principal real estate development subsidiary of approximately $30 million; (3) to pay fees and expenses of approximately $16 million related to the Series B Preferred Stock sale and related transactions; and (4) toward the purchase of strategic assets from Mr. Otten and the repayment of the outstanding principal and accrued interest of a note payable by American Skiing to Mr. Otten for a total amount of $5.4 million.

    As of the closing of the Series B Preferred Stock sale, the senior indebtedness of American Skiing was reduced by an additional $28.5 million, for a total reduction of $127.1 million, due to the timing of certain of the intended uses of the proceeds. In particular, American Skiing had to date made only $2 million of an estimated $30 million equity contribution to its principal real estate development subsidiary and had paid $15.5 million of an estimated $16 million in fees and expenses in connection with the Series B Preferred Stock sale and the related transactions. A remaining estimated $28 million equity contribution to the real estate subsidiary and a remaining estimated $0.5 million of expenses and fees in connection with the transactions will be paid from available funds under American Skiing's Senior Credit Facility.

    NO SHOP; TERMINATION

    American Skiing agreed, during the period between the signing of the preferred stock subscription agreement and the closing, not to solicit any proposal or offer that might reasonably be expected to lead to (1) any sale of 20% or more of American Skiing's outstanding voting securities, (2) the merger or consolidation of American Skiing with any other corporation or (3) the sale or transfer of all or any substantial part of the assets of American Skiing (each, a "competing transaction"). In order to comply with its fiduciary duties to its stockholders under applicable law, American Skiing was, however, permitted to negotiate with any third party that might make a superior proposal. A superior proposal would be any competing transaction with terms that the American Skiing Board of Directors could have determined in its reasonable judgment to be more favorable from a financial point of view to its stockholders than the terms of the transactions contemplated by the Series B Preferred Stock sale.

    American Skiing agreed to pay Oak Hill a termination fee of $10 million if prior to closing American Skiing terminated the preferred stock subscription agreement (1) in order to permit American Skiing to enter into a competing transaction that constitutes a superior proposal with a third party or (2) because the closing did not occur prior to August 31, 1999 and within one year of the termination date American Skiing entered into or consummated a competing transaction on terms that were more favorable to it than the terms of the Series B Preferred Stock sale. Because the closing has occurred, this fee will not be payable.

    INDEMNIFICATION

    The preferred stock subscription agreement includes customary indemnification agreements relating to breaches of representations, warranties and covenants of Oak Hill and American Skiing. The obligation of American Skiing to indemnify Oak Hill for breaches of representations and warranties and covenants is subject to a $250,000 deductible amount, and any individual claim or series of related claims for losses must exceed $10,000. In aggregate, Oak Hill is not entitled to indemnification for its losses in excess of $75 million.

    No party will be liable for any losses resulting from consequential, punitive or special damages (including damages for lost profits).

    American Skiing may elect to pay any indemnification amounts payable to Oak Hill in the form of additional shares of Series B Preferred Stock instead of paying cash.

    FEES

    In connection with the transactions contemplated by the preferred stock subscription agreement, American Skiing paid approximately $16 million in fees and expenses, including a financing fee to Oak Hill Capital Investments, Inc. for its services relating to the transaction, American Skiing's fees and expenses for financial advisors, and costs associated with the solicitation of consents and approvals in connection with the restructuring of American Skiing's capital structure. See also "--No Shop;

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Termination" on page 32 for a description of the termination fee provision in the preferred stock subscription agreement.

GOVERNANCE AGREEMENTS

    Under the preferred stock subscription agreement, American Skiing agreed to enter into a stockholders' agreement and voting agreement at or prior to the closing.

STOCKHOLDERS' AGREEMENT

    At the closing of the Series B Preferred Stock sale, American Skiing, Oak Hill and Mr. Otten entered into the stockholders' agreement attached to this proxy statement as Appendix B. In the stockholders' agreement, Oak Hill and Mr. Otten have agreed to use best efforts and to vote their shares in order to ensure that each of them is able to appoint up to four Directors to the Board (subject to minimum ownership requirements). Further, Oak Hill and Mr. Otten were granted rights to require American Skiing to register their American Skiing securities. In addition, in the agreement Oak Hill and Mr. Otten agreed to several restrictions on their actions, including their right to acquire, dispose of, vote or transfer American Skiing securities. The provisions of the stockholders' agreement are described in more detail below.

    REPRESENTATION ON THE AMERICAN SKIING BOARD OF DIRECTORS; CORPORATE
     GOVERNANCE

    BOARD SIZE; COMPOSITION

    American Skiing agreed to increase the size of its Board of Directors to 11 Directors, initially consisting of four Directors elected by the holders of the Series B Preferred Stock, four Directors elected by Mr. Otten, as holder of the Class A common stock, and three Directors nominated by the nominating committee of the Board, approved by the Board and elected by holders of the common stock. At closing, Oak Hill's designees, Bradford E. Bernstein, Steven B. Gruber, J. Taylor Crandall and William Janes, were elected to the Board to serve until the next election of Directors at the annual meeting or substitute annual meeting of the stockholders.

    BOARD REPRESENTATION; VACANCIES

    Each of Oak Hill and Mr. Otten agreed to vote all of its/his American Skiing voting securities and to use best efforts to cause the election of (1) four Oak Hill Directors (or four Directors designated by Mr. Otten) for so long as such party owns (on an as-converted basis) at least 25% of the outstanding shares of American Skiing common stock, (2) three Oak Hill Directors (or three Otten Directors) for so long as such party owns at least 20% but less than 25% of the outstanding shares of American Skiing common stock, (3) two Oak Hill Directors (or two Otten Directors) for so long as such party owns at least 15% but less than 20% of the outstanding shares of American Skiing common stock, or (4) one Oak Hill Director (or one Otten Director) for so long as such party owns at least 5% but less than 15% of the outstanding shares of American Skiing common stock.

    The rights of Oak Hill as a holder of Series B Preferred Stock and Mr. Otten as a holder of American Skiing Class A common stock to elect Directors under the American Skiing articles of incorporation are not additional rights but are complementary to the rights described in the above paragraph. The parties are entitled to elect the greater number of Directors permitted under either the stockholders' agreement or the articles of incorporation. See "--Description of American Skiing Capital Stock--Common Stock and Class A Common Stock" on page 40 and "--Description of the Series B Preferred Stock--Election of Directors" on page 43.

    Each of Oak Hill and Mr. Otten have agreed that at any time that either of them has greater Board representation than permitted under both the stockholders' agreement and under the articles of incorporation, such party will cause the appropriate number of Directors elected by him or it to resign. Vacancies created by these resignations will be filled by independent individuals nominated by the nominating committee and approved by the Board. Independent individuals are individuals who are not affiliated with Oak Hill or Mr. Otten.

    Each of the parties has agreed to use best efforts to cause the Board to approve any individual recommended by the nominating committee for election to the Board and to recommend such individual to the stockholders of American Skiing for election.

    AMERICAN SKIING CLASS A COMMON STOCK

    Mr. Otten has agreed that in the event of his death his estate will convert all of his shares of American Skiing Class A common stock into American Skiing common stock. In the event of such a conversion, the special voting rights of the Class A common stock to elect Directors would terminate. However, the director election rights described under "--Board Representation; Vacancies" on page 34 would continue in effect.

    COMMITTEES GENERALLY; NOMINATING COMMITTEE

    As long as Oak Hill owns at least 20% of the outstanding shares of American Skiing common stock (on an as-converted basis), (1) there will be a two-member nominating committee of the Board and (2) at least one of Oak Hill's designated Directors will be a member of each committee of the American Skiing Board of Directors and the boards of directors of certain material subsidiaries (and any committees thereof).

    As long as Mr. Otten is entitled to elect at least one Director under the stockholders' agreement or the articles of incorporation, one of Mr. Otten's designated Directors will be a member of the nominating committee of the Board.

    Steven B. Gruber and Mr. Otten are the current members of the nominating committee.

    TERMINATION OF EXECUTIVES; REMOVAL OF CHIEF EXECUTIVE OFFICER

    Any decisions to terminate certain key executives of American Skiing and its subsidiaries will be made by Mr. Otten for as long as he continues to serve as the chief executive officer of American Skiing. Before terminating any executive, Mr. Otten must first consult with the executive committee of the Board, and if the executive committee does not agree with the decision to terminate the executive, Mr. Otten must also consult with the full Board.

    Termination of the chief executive officer of American Skiing will require the affirmative vote of a majority to two-thirds of the Directors, depending on the number of Directors on the Board at the time.

    VOTING RESTRICTIONS; SPECIAL BOARD RIGHTS

    As long as Oak Hill owns at least 20% of the outstanding shares of American Skiing common stock (on an as-converted basis), American Skiing will not take certain actions without the affirmative vote of at least one Director designated by Oak Hill, either as part of the full Board or the executive committee of the Board, including:

    - approval of an annual operating and capital budget, including an operating plan, capital expenditure plan and permitted variations from the budget, as well as significant asset purchases and sales, securities issuances and other financing arrangements;

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
    - significant executive personnel decisions (other than terminations), including hiring decisions or decisions materially changing the compensation or responsibilities of certain executive officers of American Skiing;

    - material actions that are likely to affect American Skiing's operating and strategic direction or that are reasonably likely to have an impact of 5% or more on American Skiing's consolidated revenues or earnings;

    - any voluntary liquidation, dissolution, winding-up, recapitalization or reorganization of American Skiing;

    - initiation of material litigation;

    - any merger, consolidation or other business combination of American Skiing with or into another entity or any sale of all or substantially all the assets of American Skiing or any of its material subsidiaries; and

    - material financing or capital markets activity not expressly provided for in the budget.

    Oak Hill agreed to cause the Directors designated by it to abstain from voting on matters in which Oak Hill is an interested party. Mr. Otten agreed to cause any Director designated by him to abstain from voting on matters in which such Director is an interested party.

    TRANSFER RESTRICTIONS

    Until the earlier of (1) August 6, 2000 or (2) the occurrence of a change of control of American Skiing, Oak Hill and Mr. Otten have agreed not to sell, transfer, assign, pledge or otherwise dispose of ("Transfer") any securities of American Skiing, except

    - to an affiliate that assumes all of its obligations under the stockholders' agreement;

    - any (1) Transfer from Mr. Otten or his affiliates to ING US Capital LLC under the terms of a pledge agreement (under which Mr. Otten pledged all of his securities of American Skiing in connection with a loan made by ING US Capital to Mr. Otten) or (2) sale by Mr. Otten or his affiliates if all of the net after-tax proceeds from the sale are used to repay indebtedness under the ING loan;

    - any Transfer by the estate of Mr. Otten or his affiliates following Mr. Otten's death;

    - any Transfer by Mr. Otten or his affiliates that, together with all other Transfers by Mr. Otten or his affiliates during the previous 12 months (excluding Transfers relating to the ING loan described above), does not exceed 1,747,706 shares;

    - any Transfer by Mr. Otten or his affiliates at any time following the termination of Mr. Otten's employment with American Skiing as chief executive officer;

    - in transactions (including tender offers and exchange offers) either (1) approved by the Board or (2) with respect to Oak Hill or its affiliates only, in which Mr. Otten Transfers any securities (except as permitted above); and

    - any pledge of American Skiing securities.

    Regardless of the circumstances under which the parties are permitted to Transfer securities as described above, Oak Hill, Mr. Otten and their affiliates are not permitted to Transfer any American Skiing securities:

    - except through private or public sales that comply with applicable securities laws;

    - to entities that, following such Transfer, would own 10% or more of the outstanding shares of American Skiing common stock; or

    - to an entity (1) that is a direct competitor in any major line of business of American Skiing or (2) whose ownership of American Skiing securities could reasonably be expected to adversely affect American Skiing.

    ACQUISITION OF ADDITIONAL SHARES; OTHER RESTRICTIONS

    At any time until August 6, 2004 during which Oak Hill and its affiliates together own over 15% of American Skiing common stock (a "Standstill Period"), except with the prior approval of a majority of the Directors who are not Oak Hill Directors and except as permitted by the stockholders' agreement, Oak Hill will not:

    - acquire any shares of American Skiing common stock if the acquisition would cause the ownership of Oak Hill and its affiliates to be:

      - more than 49.9% of the outstanding shares of American Skiing common stock if before the acquisition Oak Hill and its affiliates own 40% or more of the outstanding shares of American Skiing common stock; or

      - more than 40% of the outstanding shares of American Skiing common stock if before the acquisition Oak Hill and its affiliates own less than 40% of the outstanding shares of American Skiing common stock;

    - acquire one-third or more of the outstanding shares of senior preferred stock; or

    - acquire a significant portion of the assets of American Skiing or any of its affiliates.

Stock dividends or accreted dividends on the Series B Preferred Stock and on the shares of American Skiing common stock upon conversion of the Series B Preferred Stock are not counted toward the maximum ownership percentage limitations described above. Furthermore, Oak Hill and its affiliates in all cases may exercise their antidilutive rights (described below).

    In addition, during a Standstill Period, except with the prior approval of a majority of the Directors who are not Oak Hill Directors and except as permitted by the stockholders' agreement, Oak Hill will not:

    - solicit or participate in any solicitation of proxies relating to voting securities of American Skiing in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors unless American Skiing or Mr. Otten has breached any material governance provision of the stockholders' agreement;

    - propose to or solicit stockholders of American Skiing for the approval of any stockholder proposals, in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors unless American Skiing or Mr. Otten has breached any material corporate governance provision of the stockholders' agreement;

    - enter into any arrangement or agreement with respect to the voting of American Skiing securities;

    - take any action to join any group for the purpose of circumventing the provisions or purposes of the stockholders' agreement;

    - unless American Skiing is the subject of an unsolicited tender offer or other takeover attempt, propose any tender offer or similar transaction involving American Skiing; and

    - solicit, offer, or negotiate with or provide any confidential information relating to American Skiing or its business to any other person with respect to any tender offer or similar transaction involving American Skiing.

    PREEMPTIVE RIGHTS

    Each of Oak Hill, Mr. Otten and their affiliates have rights to purchase securities from American Skiing in order to avoid dilution as a result of American Skiing security issuances. The preemptive rights are not applicable to certain American Skiing issuances (E.G., employee stock options).

    REGISTRATION RIGHTS

    GENERAL

    Under the stockholders' agreement, Oak Hill and Mr. Otten have rights to require American Skiing to register their securities with the Securities and Exchange Commission for sale and rights to "piggyback" their securities in other registrations effected by American Skiing. Any time after August 6, 2000, Oak Hill has the right to request registration of its securities on four occasions and Mr. Otten has the right to request registration of his securities on three occasions. Two of the registration requests by each of Oak Hill and Mr. Otten may be for shelf registrations.

    American Skiing will not be required to effect a registration during any period starting within 30 days prior to the date of a public filing by American Skiing of, and ending on a date that is 120 days following the effective date of, a registration statement relating to a public offering of securities of American Skiing or on behalf of the selling stockholders under any other registration rights agreement that the holders are entitled to join pursuant to "piggyback" registration rights.

    American Skiing may also delay the filing or suspend the effectiveness of any registration statement on one occasion in any consecutive 12-month period under certain circumstances where the filing or effectiveness of a registration statement would not be in the best interests of American Skiing or its stockholders. American Skiing will not be required to effect a registration on behalf of holders of registration rights more than one time in any consecutive 12-month period.

    LOCKUP

    In connection with any registration and related sale of American Skiing securities, Oak Hill and Mr. Otten may not sell any of their American Skiing securities for 180 days following such sale.

VOTING AGREEMENT

    In connection with the Series B Preferred Stock sale, American Skiing, Oak Hill, Mr. Otten and Madeleine LLC entered into a voting agreement. Under the Voting Agreement, Mr. Otten and Madeleine have irrevocably agreed with Oak Hill to vote their securities in favor of the issuance of American Skiing common stock upon conversion of the Series B Preferred Stock and in favor of the Delaware reincorporation. The securities covered by the voting agreement constitute a majority of the outstanding shares of American Skiing entitled to vote on the proposals that are the subject of this proxy statement. Therefore, absent an extraordinary event, management believes that approval of the proposals is assured.

RELATED TRANSACTIONS

    In connection with Series B Preferred Stock sale, American Skiing took certain actions in order to satisfy conditions to closing, including the actions described below:

    CONSENTS

    American Skiing obtained consents (1) from lenders and creditors of American Skiing and its subsidiaries stating that the Series B Preferred Stock sale would not constitute a "change of control" under the relevant loan agreements, (2) from the holders of the senior preferred stock approving the issuance of the Series B Preferred Stock and the terms of such stock and (3) from noteholders under the Indenture relating to the Senior Subordinated Notes due 2006 of American Skiing's subsidiary, ASC East, approving the "rollup and restructuring" transaction (described below) and certain other amendments to the Indenture.

    ROLLUP AND RESTRUCTURING TRANSACTION

    In order to comply with the conditions to closing in the preferred stock subscription agreement, Oak Hill required that amendments be made to the Indenture relating to ASC East's 12% Senior Subordinated Notes due 2006. One of the amendments permitted the consummation of a merger of two of American Skiing's wholly owned subsidiaries, ASC East and ASC West, with and into American Skiing. In connection with the merger, American Skiing assumed all liabilities of ASC East and ASC West and became the primary obligor under certain credit facilities and under the Indenture. In addition, the then current subsidiaries of American Skiing and ASC West, as well as ASC Utah, also will become additional guarantors under the Indenture. As a result of the merger:

    - ASC East will no longer be required to file annual reports and make other filings under the regulations of the Securities Exchange Act of 1934;

    - the American Skiing capital structure will be simplified, which is expected to make it easier to raise capital in the future; and

    - the capital and assets of ASC East and its subsidiaries will be available to satisfy the obligations of ASC West and its subsidiaries.

    As a result of the additional guarantee given by certain subsidiaries of American Skiing, the noteholders will have priority over the equity holders of American Skiing with respect to any claims made on the assets of those subsidiaries until the obligations under the Indenture have been satisfied.

    ASSET PURCHASE AND NOTE REPAYMENT

    After the consummation of the Series B Preferred Stock sale, American Skiing, through one of its subsidiaries, acquired or obtained rights to acquire the following assets from entities owned or controlled by Mr. Otten:

    - The land underlying the snowmaking ponds at the Sunday River resort, together with all associated water rights, which were previously leased by a subsidiary of American Skiing, for a purchase price of $2.1 million.

    - The Ski Dorm building and land underlying the Snow Cap Inn, each located at the Sunday River resort, for an aggregate purchase price of $679,000.

    - Approximately 3,300 acres of undeveloped land at the Sunday River resort, which was optioned to a subsidiary of American Skiing for an initial payment of $650,000, which payment may be applied to the purchase price. The purchase price is $3,692,000, which is a 12% discount from the appraised value of the land. The purchase price will be discounted by another 20% or 10% if the Option is exercised within 12 and 24 months, respectively.

    In each case, the independent members of the Board of Directors (with Mr. Otten abstaining) determined that the asset being acquired was of significant strategic value to American Skiing. Each of the assets was (or, in the case of the Option described above, will be upon exercise of the Option) acquired at or below its appraised value, as determined by independent appraisals commissioned by American Skiing.

    In connection with the asset sale, American Skiing also repaid the outstanding principal and accrued interest of a note from American Skiing payable to Mr. Otten totaling approximately $2.0 million. The note was originally issued to Mr. Otten to cover certain tax liabilities generated when American Skiing converted from a subchapter S corporation to a subchapter C corporation.

    BYLAWS

    At closing, the bylaws of American Skiing were amended to conform to the provisions of the stockholders' agreement.

    EXECUTIVE COMMITTEE

    American Skiing established an executive committee comprising four members. The initial members are Bradford E. Bernstein, Steven B. Gruber, Christopher E. Howard and Leslie B. Otten. The executive committee has authority to exercise the full authority of the American Skiing Board of Directors, subject to state law limitations.

    AMENDMENTS TO CREDIT AGREEMENTS AND THE SENIOR SUBORDINATED NOTES INDENTURE

    American Skiing amended or delivered evidence of an agreement in principle to amend the following credit or loan agreements:

    - Senior Resort Credit Agreements: The senior credit agreements of American Skiing's resort operating subsidiaries were amended to: (1) change the definition of "change in control" so that it would not be triggered by the issuance of the Series B Preferred Stock or any accretion of the liquidation price so long as Oak Hill and Mr. Otten continue to control the Board and no third party acquired 20% of the voting stock of American Skiing; (2) allow the issuance of the Series B Preferred Stock; (3) allow the consummation of the rollup transaction described above; (4) allow the investment of approximately $30 million in American Skiing's principal real estate development subsidiary; (5) allow the purchase of certain assets from entities controlled by Mr. Otten; (6) allow the amendment of the Senior Subordinated Notes Indenture (described below); and (7) allow for $23.1 million in resort capital expenditure during fiscal year 2000 plus up to an additional $30 million during fiscal years 2000 and 2001 for construction of a gondola at the Heavenly resort.

    - Senior Subordinated Notes Indenture: The Senior Subordinated Notes Indenture of ASC East, Inc. (a subsidiary of American Skiing) was amended to allow for: (1) the issuance of the Series B Preferred Stock without triggering a change in control under the Indenture; and (2) the merger of ASC East and ASC West into American Skiing, with American Skiing assuming the obligations of ASC East under the Indenture.

    - Resort Properties Credit Agreement: The Senior Real Estate Credit Agreement of American Skiing's real estate development holding company, American Skiing Company Resort Properties, Inc., was not amended at the closing; however, the lender under this facility waived the default that would otherwise have arisen from the change in control triggered by the issuance of the Series B Preferred Stock.

    - ING Credit Agreement: The Credit Agreement between ING US Capital LLC and Mr. Otten was amended to allow for: (1) the $5 million reduction in principal amount of that loan; (2) the issuance of the Series B Preferred Stock without triggering a change in control; (3) extension of the maturity date of that loan from November 1999 to November 2000, with an additional extension available at Mr. Otten's option to August 2001; and
      (4) the reduction of the maximum available loan amount to $14 million.

DESCRIPTION OF AMERICAN SKIING CAPITAL STOCK

    SENIOR PREFERRED STOCK

    RANK

    The senior preferred stock, par value $.01 per share, ranks senior in liquidation preference to all American Skiing preferred stock or common stock outstanding or issued in the future.

    LIQUIDATION; CONVERSION; REDEMPTION DATE

    The senior preferred stock is convertible at the option of the holder into shares of American Skiing common stock at a conversion price of $17.10 for each common share. In the event that the senior preferred stock is held to its mandatory redemption date of November 15, 2002, American Skiing will be required redeem shares of senior preferred stock if, and to the extent that, funds are legally available for such a redemption. Upon a full redemption of the senior preferred stock, American Skiing would pay the holder in cash the liquidation amount of $36.6 million plus accrued dividends in arrears (which will total $26.2 million if no cash dividends are paid on such stock prior to the redemption date).

    DIVIDENDS

    So long as the senior preferred stock is outstanding, American Skiing may not pay any dividends on its common stock or any other stock ranking junior to the senior preferred stock (including the Series B Preferred Stock) unless accrued dividends on the senior preferred have been paid as required in the American Skiing articles of incorporation. Because American Skiing continues to accrue unpaid dividends on the senior preferred stock, American Skiing is not presently able to pay cash dividends on its common stock or other junior stock, and management does not expect that American Skiing will have this ability in the near future. In addition, certain debt instruments of American Skiing may prohibit or limit the payment of dividends on its common stock.

    VOTING

    Holders of the senior preferred stock are entitled to vote together with the holders of American Skiing common stock, Class A common stock and Series B Preferred Stock upon all matters on which the American Skiing stockholders are entitled to vote (other than for election of Directors) on an as-converted basis.

    If (1) dividends on the senior preferred stock are in arrears, (2) the shares have not been redeemed when due or (3) American Skiing is in default under a financing agreement where in excess of $5 million of borrowed funds is declared payable prior to the date such funds would otherwise be payable, holders of the senior preferred stock will have the right to elect two Directors to the American Skiing Board of Directors.

    COMMON STOCK AND CLASS A COMMON STOCK

    American Skiing has two classes of common stock outstanding, American Skiing common stock and Class A common stock. The rights and preferences of holders of American Skiing common stock and Class A common stock are substantially identical, except that, while any American Skiing Class A common stock is outstanding and while there are more than 10 Directors elected by holders of American Skiing common stock or Class A common stock, holders of American Skiing Class A common stock will elect a class of Directors that constitutes two-thirds of such Directors (rounding up to the next whole number) and the holders of American Skiing common stock will elect the remaining Directors. If at any time there are nine or fewer Directors elected by holders of American Skiing common stock or Class A common stock, holders of American Skiing Class A common stock will elect the largest number of Directors that would not exceed two-thirds of such Directors, and the holders of American Skiing common stock will elect the remainder. Each share of American Skiing Class A common stock will be convertible into one share of American Skiing common stock (1) at the option of the holder at any time, (2) automatically upon transfer to any person that is not an affiliate of Mr. Otten and (3) automatically if, at any time, the number of shares of Class A common stock outstanding represents less than 20% of the total outstanding shares of American Skiing common stock and American Skiing Class A common stock. In addition, Mr. Otten agreed to instruct his estate to convert the American Skiing Class A common stock into American Skiing common stock upon his death. Mr. Otten holds 100% of the American Skiing Class A common stock, representing approximately 48.7% of the combined voting power of all outstanding shares of American Skiing common stock and Class A common stock. Oak Hill and Mr. Otten also have certain rights to elect Directors under the stockholders' agreement. See also "--Stockholders' Agreement--Representation on the American Skiing Board of Directors; Corporate Governance--Board Representation; Vacancies" on page 33.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

    RANK

    The Series B Preferred Stock is junior in rank to the senior preferred stock but senior to all other preferred stock and common stock of American Skiing.

    LIQUIDATION; CONVERSION; REDEMPTION DATE

    The Series B Preferred Stock is convertible, subject to stockholder approval in accordance with the requirements of the New York Stock Exchange, at the option of the holder, into shares of American Skiing common stock at an initial conversion price of $5.25 for each share of American Skiing common stock. The initial conversion price may be adjusted from time to time in order to prevent dilution as a result of certain events affecting the American Skiing common stock, including common stock dividends made by American Skiing, common stock splits or reverse splits and stock issuances after August 9, 1999 at prices below the then current market price. In the event that the Series B Preferred Stock is held to its mandatory redemption date of August 9, 2009, American Skiing will be required to pay the holders the face value of $150 million, adjusted for any increase in the liquidation price. The Series B Preferred Stock has a liquidation price of $1,000 per share, which is subject to adjustment in the event and to the extent that dividends are accrued on the Series B Preferred Stock during the first five years and not paid in cash before liquidation, conversion or redemption.

    DIVIDENDS

    The cash pay dividend rate on the Series B Preferred Stock is 8.5% per year, except as set forth below. During the first five years, American Skiing may elect to accrete dividends payable to the liquidation price, in which case, until January 31, 2001, the dividend rate would be 8.5% per year; from January 31, 2001 to January 31, 2002 the dividend rate would be 9.5% per year; and from January 31, 2002 to July 31, 2004 the dividend rate would be 10.5% per year. Dividends on the Series B Preferred Stock, excluding any dividends on any amounts accreted to the liquidation price, are required to be paid in cash following the five-year anniversary of the closing of the Series B Preferred Stock sale.

Dividends which have previously been accreted to the liquidation price may, at the option of American Skiing, later be paid in cash. In addition, after December 31, 1999, the dividend rate will be increased to 12.5% for so long as either (1) the Delaware reincorporation or (2) the issuance of American Skiing common stock upon conversion of the Series B Preferred Stock has not been approved by the American Skiing stockholders. Further, the dividend rate would be increased 2% per year if and for so long as American Skiing (1) fails to make a quarterly dividend payment when due (excluding any dividends on any amounts accreted to the liquidation price) or (2) breaches a material provision of the preferred stock subscription agreement, stockholders' agreement or voting agreement. Cash dividends may not be paid on the Series B Preferred Stock unless accrued dividends on the senior preferred stock have been paid as required under American Skiing's articles of incorporation.

    In addition, holders of the Series B Preferred Stock have the right to participate on a pro rata basis (on an as-converted basis) in all dividends and distributions made on American Skiing common stock.

    For a discussion of limitations on American Skiing's ability to pay dividends on the Series B Preferred Stock, see "Market and Market Prices" on page 44 and "Special Considerations--Seniority of the Series B Preferred Stock; Dividends" on page 14.

    REDEMPTION

    The Series B Preferred Stock will be mandatorily redeemable in the event that (1) stockholder approval for either the Delaware reincorporation or for the issuance of American Skiing common stock upon conversion of the Series B Preferred Stock has not been received prior to December 31, 1999 and (2) American Skiing announces or consummates within one year of the closing of the Series B Preferred Stock sale a similar transaction with a third party on terms more favorable to it than those of the Series B Preferred Stock sale. Moreover, under certain circumstances, American Skiing would be required to pay Oak Hill certain sums realized from the third party transaction.

    In addition, upon a change of control whereby any person other than Oak Hill, Mr. Otten or their affiliates acquires control of American Skiing, any holder of the Series B Preferred Stock has the right to require American Skiing to repurchase its shares at 101% of the liquidation price.

    After four years from the closing of the Series B Preferred Stock sale, if the closing sales price of American Skiing common stock for 30 trading days is at least 350% of the then current conversion price of the Series B Preferred Stock in 2003 and 150% of the then current conversion price thereafter, American Skiing may repurchase the entire outstanding principal at a redemption price equal to the liquidation price multiplied by 105% in 2003, 104% in 2004, 103% in 2005, 102% in 2006, 101% in 2007 and 100% in 2008 and thereafter.

    Under no circumstance, however, may the Series B Preferred Stock be redeemed unless the American Skiing senior preferred stock has been converted, repurchased, redeemed or otherwise retired.

    VOTING

    Holders of Series B Preferred Stock are entitled to vote together with the holders of American Skiing common stock, the Class A common stock and the senior preferred stock (and any other class of equity securities which may similarly vote with the holders of the common stock as a single class with respect to any matter) upon all matters upon which stockholders are entitled to vote, except for the election of Directors and the proposals which are the subject of this proxy statement (on which the holders of Series B Preferred Stock are entitled to vote as a separate class as described below). Holders of the Series B Preferred Stock are entitled to a number of votes per share of Series B Preferred Stock equal to the number of shares of common stock into which the shares of Series B Preferred Stock are convertible on the record date of the determination of stockholders entitled to receive notice of and to vote on such matter. In addition, the holders of Series B Preferred Stock have all voting rights required by law, and also have certain special protective voting rights.

    ELECTION OF DIRECTORS

    Holders of Series B Preferred Stock are entitled to elect, as a class, up to four Directors to the American Skiing Board of Directors. As long as the number of shares of Series B Preferred Stock remaining outstanding is: at least 112,000 shares, holders may elect four Directors; at least 75,000 but less than 112,000 shares, three Directors; at least 37,500 shares but less than 75,000 shares, two Directors; at least 7,500 shares but less than 37,500 shares, one Director; and less than 7,500 shares, no Directors.

    During any time in which American Skiing (1) is in material default under the preferred stock subscription agreement, the stockholders' agreement or the voting agreement or (2) has not made a quarterly dividend payment when due, holders of the Series B Preferred Stock will have the right to elect two additional Directors. See also "--Stockholders' Agreement--Representation on the American Skiing Board of Directors; Corporate Governance--Board Representation; Vacancies" on page 33.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

    Certain Directors and/or executive officers of American Skiing have the following interests in the Series B Preferred Stock sale (or related transactions):

    - Stockholders' Agreement: Oak Hill, which has designated four Directors of the Board, Mr. Otten (American Skiing's chairman and chief executive officer), who has designated three Directors other than himself, and American Skiing have entered into the stockholders' agreement. See "--Stockholders' Agreement" on page 33 for a fuller description of the terms and conditions of the stockholders' agreement;

    - Voting Agreement: American Skiing, Oak Hill, Mr. Otten and Madeline LLC (the registered owner of the American Skiing senior preferred stock issued in 1997) entered into the voting agreement on August 6, 1998. See "--Voting Agreement" on page 37 for a fuller description of the terms and conditions of the voting agreement; and

    - Otten Asset Purchase and Note Repayment: American Skiing, through one of its subsidiaries, acquired certain strategic assets from entities owned or controlled by Mr. Otten with a portion of the proceeds of the Series B Preferred Stock sale. In connection with the asset sale, American Skiing also repaid the outstanding principal and accrued interest of a note from American Skiing payable to Mr. Otten. See "--Related Transactions--Asset Purchase and Note Repayment" on page 38 for a fuller description of the asset sale.

                            MARKET AND MARKET PRICES

    American Skiing's common stock is traded on the New York Stock Exchange under the symbol "SKI." American Skiing's Class A common stock is not listed on any exchange and is not publicly traded, but is convertible into American Skiing common stock. As of September 3, 1999, 30,286,773 shares of common stock were issued and outstanding, of which 14,760,530 shares were American Skiing Class A common stock held by one holder and 15,526,243 shares of American Skiing common stock held by approximately 3,500 holders.

    The following table sets forth, for the fiscal quarters ended January 25, 1998, April 26, 1998, July 26, 1998, October 25, 1998, January 24, 1999, April
25, 1999, July 25, 1999 and October 24, 1999, the range of high and low closing prices of American Skiing common stock as reported on the NYSE. Prior to the initial public offering on November 6, 1997, there was no established public trading market for American Skiing common stock.

                          AMERICAN SKIING COMMON STOCK

                                                                                                   HIGH        LOW
                                                                                                 ---------  ---------
FISCAL 2000
1(st) Quarter (1)..............................................................................  $    5.44  $    2.75

                                                                                                   HIGH        LOW
                                                                                                 ---------  ---------
FISCAL 1999
1(st) Quarter..................................................................................  $   12.50  $    5.19
2(nd) Quarter..................................................................................  $   10.25  $    4.75
3(rd) Quarter..................................................................................  $    5.75  $    3.06
4(th) Quarter..................................................................................  $    5.50  $    2.38

                                                                                                   HIGH        LOW
                                                                                                 ---------  ---------
FISCAL 1998
1(st) Quarter..................................................................................         --         --
2(nd) Quarter..................................................................................  $   17.00  $   13.00
3(rd) Quarter..................................................................................  $   16.88  $   12.94
4(th) Quarter..................................................................................  $   14.13  $   12.13

------------------------

(1) Reflects the high and low price for the quarter as of September 2, 1999.

    So long as the senior preferred stock is outstanding, American Skiing may not pay any dividends on its common stock or any other stock ranking junior to the senior preferred stock (including the Series B Preferred Stock) unless accrued dividends on the senior preferred stock have been paid as required under American Skiing's articles of incorporation. In addition, so long as the Series B Preferred Stock is outstanding, American Skiing may not pay any dividends on its common stock unless accrued dividends have been paid up to date as required under the American Skiing articles of incorporation. Because American Skiing continues to accrue unpaid dividends on the senior preferred stock, American Skiing is not presently able to pay cash dividends on its common stock or other junior stock, and management does not expect that American Skiing will have this ability in the near future.

    The payment of cash dividends on the American Skiing common stock is also limited by provisions of the senior credit facilities of American Skiing and the Senior Subordinated Notes Indenture of ASC East (which will be assumed by American Skiing following consummation of the rollup transaction described above). In each case, the payment of cash dividends is subject to the satisfaction of certain financial tests measured by, in the case of the senior credit facilities, the consolidated net income of

American Skiing from July 1997 to the date of the distribution, as well as the satisfaction of a leverage test, and, in the case of the Indenture, satisfaction of a 2.0 to 1.0 debt coverage ratio.

    Payment of future dividends on the outstanding capital stock of American Skiing, if any, will be at the discretion of the American Skiing Board of Directors after taking into account various factors, including American Skiing's financial condition, operating results, current and anticipated cash needs and plans for capital improvements and expansion. As long as Oak Hill owns at least 20% of outstanding shares of American Skiing common stock (on an as-converted basis), American Skiing may not pay any dividends without the affirmative vote of at least one Director designated by Oak Hill, either as part of the full Board or the executive committee of the Board.

                  DESCRIPTION OF THE DELAWARE REINCORPORATION

    Upon receipt of the affirmative vote of the holders of a majority of the outstanding shares of American Skiing (1) common stock, (2) Class A common stock and (3) senior preferred stock (voting on an as-converted basis) voting together as a single class, American Skiing will be merged (the "Merger") into its wholly owned subsidiary, ASC Delaware, Inc. ("ASC Delaware"), a Delaware corporation. ASC Delaware will be the surviving corporation in the Merger (the "Surviving Corporation"), in which its name will be changed to "American Skiing Company."

    In the Merger, each share of ASC Delaware outstanding and held by American Skiing prior to the Merger will be canceled, and each outstanding share of capital stock of American Skiing will become one identical share of the capital stock of the Surviving Corporation. See "Description of the Transactions--Description of American Skiing Capital Stock" on page 40 and "--Description of the Series B Preferred Stock" on page 41. All of American Skiing's assets and liabilities (including, but not limited to, American Skiing's outstanding stock options) will be assumed in the Merger by the Surviving Corporation. Under the terms of the Merger, the Directors and officers of American Skiing will be the Directors and officers, respectively, of the Surviving Corporation, the bylaws of ASC Delaware will be the bylaws of the Surviving Corporation, and the certificate of incorporation of ASC Delaware will be the certificate of incorporation of the Surviving Corporation. The bylaws and certificate of incorporation of ASC Delaware will be identical to those of American Skiing, except that (1) the provisions of American Skiing articles of incorporation providing for staggered terms for Directors will be deleted and
(2) changes necessary to conform to Delaware law and common practice will be made to the articles of incorporation and bylaws of American Skiing. See "Business to Be Conducted at the Special Meeting--Matters to Be Considered--Delaware Reincorporation Proposal" on page 19.

                         ABSENCE OF DISSENTERS' RIGHTS

    Pursuant to Section 908 of the Maine Business Corporation Act, holders of American Skiing common stock will not have dissenters' rights as a result of the Merger in connection with the Delaware reincorporation, due to the fact that the American Skiing common stock is, and will continue to be, traded on the NYSE. The American Skiing Class A common stock, the senior preferred stock and the Series B Preferred Stock are not traded on the NYSE or registered under Section 12(g) of the Exchange Act of 1934, as amended, and, therefore, would be eligible to exercise dissenters' rights under Section 908 of the Maine Business Corporation Act, because each of the holders of such classes of stock has committed to vote in favor of the Delaware reincorporation in the voting agreement or has otherwise waived such rights, such rights will be deemed to have been waived. See "Description of the Transactions--Voting Agreement" on page 37.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                       OF MAINE AND DELAWARE CORPORATIONS

    The bylaws and certificate of incorporation of the Surviving Corporation in the Merger (other than with respect to (1) the elimination of staggered terms for Directors, and (2) any changes necessary to conform to Delaware law common practice (see "Business to Be Conducted at the Special Meeting-- Matters to Be Considered--Delaware Reincorporation Proposal" on page 19)) will remain unchanged in all material respects from the bylaws and articles of incorporation of American Skiing prior to the Merger. Thus, the structure and internal governance of the Surviving Corporation will be the same as that of American Skiing prior to the Merger, except to the extent that the respective business corporation laws and common practice of the two states provide otherwise, as generally discussed below.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Section 228 of the Delaware General Corporation Law (the "DGCL") provides that, unless otherwise provided in the certificate of incorporation, any action required to be taken which may be taken at an annual or special meeting of stockholders may be taken without prior notice or a vote with the written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    Section 620 of the Maine Business Corporation Act (the "MBCA") provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

    Comparing the Delaware and Maine provisions governing stockholder actions by written consent, Maine law is more restrictive. The DGCL requires only majority approval of all shares entitled to vote thereon, unless otherwise provided in the certificate of incorporation, while the MBCA requires unanimous approval. The Surviving Corporation's certificate of incorporation will not prohibit stockholder action by majority consent.

REMOVAL OF DIRECTORS

    Section 141 of the DGCL provides that the stockholders of a corporation may remove a director of a non-classified (I.E., non-staggered) board of directors, with or without cause, by a vote of the holders of a majority of the outstanding stock entitled to vote thereon in favor of removal. Section 141 of the DGCL provides that, unless the certificate of incorporation otherwise provides, the stockholders of a corporation may only remove a director of a classified board for cause. The certificate of incorporation of the Surviving Corporation will not opt out of such a requirement. In contrast, Section 707 of the MBCA requires a vote of the holders of two-thirds of the outstanding stock entitled to vote thereon in favor of removal of a director, unless a lesser vote is provided for in the corporation's articles of incorporation.

VACANCIES ON THE BOARD OF DIRECTORS

    Section 223 of the DGCL provides that any board vacancy may be filled by the board of directors. The certificate of incorporation or bylaws, however, may require that vacancies will be filled by the stockholders (or by the holders of shares of any class or series). The certificate of incorporation of the Surviving Corporation will not contain such a requirement. See also "Description of the Transactions-- Stockholders' Agreement--Representation on the American Skiing Board of Directors; Corporate Governance--Board Representation; Vacancies" on page 33.

    Section 706 of the MBCA provides that any vacancy on the board of directors created by an increase in the number of board seats must be filled by the stockholders unless the bylaws delegate this power to the board of directors. Any other vacancy, however, may be filled by the directors, unless the articles of incorporation or the bylaws provide otherwise.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OR ARTICLES OF INCORPORATION

    With respect to amendments to the certificate of incorporation, Section 242 of the DGCL provides that the board of directors first must pass a resolution setting forth the proposed amendment. Once approved by the board of directors, the proposed amendment is then put to the vote of the stockholders, who in turn must approve it by an affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon and, if required under the DGCL (because such amendment would adversely affect holders of a particular class) or under the corporation's certificate of incorporation, the holders of a majority of the outstanding shares of stock of each class entitled to vote thereon as a class.

    Pursuant to Section 242 of the DGCL, the holders of the outstanding shares of a class are entitled to vote separately on any proposed amendment that would
(1) increase or decrease the aggregate number of authorized shares of such class; (2) increase or decrease the par value of the shares of such class; or
(3) alter the powers, preferences or special rights of the shares of such class so as to affect them adversely. Similarly, if a proposed amendment would alter the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, the shares of that series so affected are considered a separate class entitled to vote separately on the amendment. Such an affirmative class vote is not required for approval of an amendment that increases or decreases the authorized shares of any class of stock if the original certificate of incorporation so provides, or if so provided in any amendment to the certificate of incorporation that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in any amendment to the certificate of incorporation that was authorized by a resolution adopted by the affirmative vote of the holders of a majority of such class of stock.

    Sections 802, 805 and 806 of the MBCA similarly require that the board of directors pass a resolution setting forth any proposed amendment. Further, the MBCA requires that such an approved amendment then be put to the vote of the stockholders, who must approve it by a vote of the holders of a majority of the outstanding shares entitled to vote thereon and, if appropriate, the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class.

    Section 806 of the MBCA provides that holders of a class of stock are entitled to vote separately on a proposed amendment if that amendment would (1) increase or decrease the number or par value of shares of such class; (2) effect an exchange, reclassification or cancellation of all or part of the outstanding shares of such class; (3) change the designations, preferences, limitations or relative rights of the shares of such class; (4) change the shares of such class into the same or a different number of shares of the same or another class; (5) create a new class of shares having rights and preferences prior and superior to the rights of such class; (6) increase the rights and preferences, or the authorized number or par value, of any class having rights and preferences prior or superior to the shares of such class; (7) divide the shares of such class into series and fix and determine the designation of such series and the variations in the relative rights and preferences as between the shares of such series or authorize the board of directors to do so; or (8) limit or deny any preemptive rights of the shares of such class.

AMENDMENTS TO BYLAWS

    Section 109 of the DGCL provides that the stockholders alone are empowered to amend the bylaws of a corporation, unless the certificate of incorporation confers such authority on the board of directors. The certificate of incorporation of the Surviving Corporation will confer such authority on the board. In contrast, Section 601 of the MBCA provides that either those stockholders entitled to vote to elect directors or the board of directors may amend the bylaws, unless the articles of incorporation provide otherwise.

MERGER AND CONSOLIDATION

    Section 251 of the DGCL generally provides that a plan of merger or consolidation (generically referred to as mergers), detailing the specifics of the transaction, must be approved by the board of directors of each corporation that is a party to the transaction. That plan of merger is then put to the vote of the stockholders and must be approved by the holders of a majority of the shares entitled to vote thereon.

    Unless otherwise required in the certificate of incorporation, no stockholder vote of the surviving corporation is required, however, if (1) the merger will not affect that corporation's certificate of incorporation; (2) the surviving corporation does not issue any common stock or shares, securities or obligations convertible into such stock, or the total package of shares does not exceed 20% of the outstanding shares prior to the effective date of the merger; and (3) each share prior to the merger remains an identical outstanding or treasury share following the merger.

    Section 902 of the MBCA is comparable to Section 251 of the DGCL in most respects. Section 902 requires approval of the plan of merger by the board of directors, and the plan must be approved by the holders of a majority of the shares entitled to vote thereon to take effect, unless the articles of incorporation require a higher proportion. Section 902 of the MBCA also provides that, if any class is entitled to vote on the plan of merger, the separate approval of the holders of a majority of the shares of that class entitled to vote thereon is also required. No vote of the surviving corporation's stockholders is required if (1) the articles of incorporation of the surviving corporation will remain unchanged following the merger; and (2) the shares of any class of stock of the surviving corporation to be issued or delivered under the plan do not exceed 15% of the outstanding shares of that class prior to the effective date of the merger.

INTERESTED STOCKHOLDER "MORATORIUM" PROVISIONS

    Section 203 of the DGCL prohibits business combinations with interested stockholders for a period of three years after the interested stockholder first achieved such status. This prohibition applies to Delaware corporations that have a class of voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ Stock Market or held of record by more than 2,000 stockholders.

    The DGCL defines an interested stockholder to include any person (excluding the domestic corporation and its majority-owned subsidiaries) that owns 15% of more of the outstanding voting stock of the corporation, or any person that is an affiliate or associate of the domestic corporation and was the owner of 15% or more of the outstanding voting stock of that corporation at any time within the three-year period immediately prior to the date in question.

    Section 203 of the DGCL defines business combinations to include (1) any merger or consolidation of the domestic corporation or any of its direct or indirect majority-owned subsidiaries with the interested stockholder; (2) any sale, lease or other disposition, in one transaction or a series of transactions, to or with the interested stockholder, of assets of the domestic corporation or its direct or indirect majority-owned subsidiaries, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all outstanding stock of the corporation; (3) issuances of stock in the company or its majority-owned subsidiaries to the interested stockholder, with certain exceptions; (4) transactions that increase the interested stockholder's percentage ownership, with minor exceptions; and (5) any receipt by the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of that corporation, of any loans, advances or other financial benefits provided by or through the domestic corporation or any of its direct or indirect majority-owned subsidiaries.

    Section 203 of the DGCL permits such transactions if the board of directors, prior to the interested stockholder's stock acquisition date, approved either the business combination or the underlying transaction through which the interested stockholder acquired such status. A further exemption applies to interested stockholders who, upon completion of the underlying transaction that made them stockholders of the corporation, owned 85% or more of the corporation's outstanding voting stock, excluding any such stock owned by officers who are also directors and employee benefit plans in which the employees do not have the right to vote in confidentiality. Finally, Section 203 provides an exemption for any business combination that is approved by the board of directors or a vote of the holders of two-thirds of the outstanding stock not owned by the interested stockholder. Because the American Skiing Board approved the Series B Preferred Stock sale and the transactions pursuant to which Mr. Otten acquired his American Skiing voting securities, Oak Hill and Mr. Otten are not deemed to be interested stockholders within the meaning of Section 203 of the DGCL.

    Section 203 of the DGCL permits a corporation to opt out by an express election not to be governed by this section in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by the holders of a majority of the shares entitled to vote thereon, subject to certain restrictions. The certificate of incorporation of the Surviving Corporation will not contain such an opt-out provision.

    Section 611-A of the MBCA prohibits any Maine corporation having a class of stock registered or traded on a national securities exchange or registered with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, from engaging in any business combination with an interested stockholder for a period of five years following that interested stockholder's stock acquisition date. For the purposes of this statute, an interested stockholder is defined as (1) the beneficial owner, directly or indirectly, of 25% or more of the outstanding voting stock of the domestic corporation; or (2) an affiliate or associate of the domestic corporation that, at any time within the five-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 25% or more of the outstanding voting stock of that domestic corporation.

    Section 611-A of the MBCA defines business combinations to include: (1) a merger or consolidation of the domestic corporation with the interested stockholder or any other corporation that is or, after a merger or consolidation, would be an affiliate of the interested stockholder; (2) any sale, lease, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, of assets of the domestic corporation, or any subsidiary of that corporation, having an aggregate market value (a) equal to 10% or more of the aggregate market value or book value of the assets of that corporation, (b) equal to more than 10% of the aggregate market value of the outstanding stock of that corporation, or (c) representing 10% or more of the earning power or income of that corporation, which transaction is proposed by, on behalf of or pursuant to an agreement with the interested stockholder or its affiliate; (3) the issuance or transfer by the domestic corporation or any of its subsidiaries, in one transaction or a series of transactions, of any stock of that corporation or its subsidiaries that has an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding stock of that corporation to the interested stockholder or its affiliate; (4) the adoption of any plan for the liquidation or dissolution of that domestic corporation proposed by, on behalf of or pursuant to any agreement with the interested stockholder or its affiliate; (5) any reclassification of securities, recapitalization, or merger or consolidation of that domestic corporation with its own subsidiary, proposed by, on behalf of or pursuant to an agreement with the interested stockholder or its affiliate, which would have the effect, directly or indirectly, of increasing the proportionate share of the voting stock of that domestic corporation or its subsidiaries held by the interested stockholder or its affiliate; or (6) any receipt by the interested stockholder or its affiliate of the benefit, directly or indirectly, except proportionately as a stockholder of that corporation, of any loans, advances or other financial assistance or tax advantages provided by or through the domestic corporation.

    Such business combinations may proceed only if they were approved by the board of directors prior to that interested stockholder's stock acquisition date (defined generally as the date on which the interested stockholder first acquired beneficial ownership of 25% or more of the corporation's outstanding voting stock), or if they were approved after the interested stockholder's acquisition date by the board of directors AND by the holders of a majority of the outstanding shares of the corporation not owned by any interested stockholder or its affiliates, and not owned by persons who are either directors or officers and also employees of that domestic corporation. Maine corporations may not opt out of Section 611-A.

DISSOLUTION OF THE CORPORATION

    Section 275 of the DGCL provides that a corporation may be dissolved upon the approval of the board of directors followed by the approval of the holders of a majority of the shares entitled to vote thereon.

    Section 1103 of the MBCA provides that dissolution of a corporation requires the approval of the board of directors or, in the alternative, the written approval of stockholders owning at least 20% of all outstanding shares of the corporation entitled to vote thereon. The dissolution also requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon and, if any class is entitled to vote separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of that class of stock entitled to vote thereon. The articles of incorporation may require a greater proportion of holders' votes.

DISSENTERS' RIGHTS

    Section 262 of the DGCL provides that dissenting stockholders may demand appraisal only with respect to mergers of the corporation. The right of appraisal is not available to any class or series of stock (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or (2) held of record by more than 2,000 holders unless the holders thereof are required to accept in exchange for such stock anything other than
(i) shares of stock of the surviving corporation, (ii) a security meeting the requirements of clauses (1) and (2) above, or (iii) cash in lieu of fractional shares. Further, no appraisal rights are available for any shares of stock if the merger did not require stockholder approval pursuant to Section 251 of the DGCL. Despite these exclusions, however, the appraisal rights may be restored with respect to any dissenters who are required, pursuant to the plan of merger, to accept any form of consideration other than stock and cash in lieu of fractional shares. The certificate of incorporation may also provide for a right of appraisal with respect to any sale of all or substantially all of the corporation's assets or the amendment of the corporation's certificate of incorporation.

    Section 908 of the MBCA provides that appraisal rights are available with respect not only to plans of merger, but also with respect to any sale or other disposition, excluding mortgages or other security interests, of all or substantially all of the property and assets of the corporation. Such appraisal rights are not available to stockholders, however, with respect to a merger if
(1) the surviving corporation, prior to the date of merger, owned all of the outstanding shares of the other parties to the merger or (2) the vote of the stockholders was not required to approve the merger pursuant to Section 902 of the MBCA. In addition, appraisal rights are not available with respect to any class or series of shares (1) registered or traded on a national securities exchange or (2) registered with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended. As with Section 262 of the DGCL, despite these exclusions, the right of dissent may be restored with respect to any dissenters who are required, pursuant to a plan of merger, to accept any form of consideration other than stock and cash in lieu of fractional shares.

                              THE SPECIAL MEETING

DESCRIPTION OF PROPOSALS AND BOARD OF DIRECTORS' RECOMMENDATIONS

    The American Skiing Board of Directors has considered both of the proposals described in this proxy statement and believes that both proposals are in the best interests of American Skiing stockholders.

    THE AMERICAN SKIING BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR BOTH PROPOSALS DESCRIBED IN THIS SECTION.

    YOUR PROXY, IF SIGNED AND RETURNED, WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

    AMERICAN SKIING COMMON STOCK ISSUANCE PROPOSAL

    Because the number of shares of American Skiing common stock that could be issued upon conversion of the Series B Preferred Stock exceeds 20% of the number of shares of American Skiing common stock outstanding prior to the Series B Preferred Stock sale, New York Stock Exchange rules require that American Skiing's stockholders approve the issuance by their vote. Approval of this proposal is required to enable holders of Series B Preferred Stock to convert their shares into shares of American Skiing common stock.

    DELAWARE REINCORPORATION PROPOSAL

    Section 902 of the Maine Business Corporation Act requires stockholder approval of a merger of a Maine corporation with and into another corporation. Approval of this proposal is required to consummate the Delaware reincorporation (via the merger of American Skiing into a wholly owned Delaware subsidiary.

FUTURE SHAREHOLDER PROPOSALS

    As previously indicated in the proxy statement dated November 8, 1998 relating to last year's annual meeting, American Skiing anticipates that its proxy statement for the next annual meeting will be released to stockholders no later than November 5, 1999, and, accordingly, stockholder proposals should have been received by the Clerk of American Skiing no later than July 7, 1999.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

    Set forth in the following table is the beneficial ownership of American Skiing common stock, Class A common stock and Series B Preferred Stock, as of September 3, 1999, for all Directors and executive officers of American Skiing and all Directors and executive officers as a group. After giving effect to the issuance of the Series B Preferred Stock, no Director or executive officer owns more than 1% of the outstanding shares of common stock (including exercisable options), with the exception of Mr. Otten, who owns approximately 15.6% of the total outstanding shares of American Skiing common stock (including exercisable options) and all of the outstanding shares of American Skiing Class A common stock. All Directors and executive officers as a group own approximately 73.0% of the total outstanding shares of voting stock (including exercisable options). No Director or executive officer, other than Mr. Otten, owns any American Skiing Class A common stock. No Director or executive officer other than the Directors designated by the Oak Hill entities could be deemed to beneficially own any Series B Preferred Stock.

                                                                      CLASS A COMMON       SERIES B PREFERRED
                                              COMMON STOCK          STOCK BENEFICIALLY     STOCK BENEFICIALLY      % OF ALL
                                           BENEFICIALLY OWNED             OWNED                   OWNED          VOTING STOCK
                                          ---------------------   ----------------------   -------------------   BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS(1)        SHARES    % OF CLASS     SHARES    % OF CLASS   SHARES   % OF CLASS     OWNED(2)
----------------------------------------  ---------  ----------   ----------  ----------   -------  ----------   ------------
Leslie B. Otten(3)(4)...................  2,716,530     15.6%     14,760,530     100%           --      --%          27.6%
Christopher E. Howard(5)................    205,450      1.3              --      --            --      --              *
Thomas M. Richardson(5).................    100,334        *              --      --            --      --              *
Allen Wilson(5).........................     24,072        *              --      --            --      --              *
Dennis I. Harmon........................        160        *              --      --            --      --              *
Daniel Duquette.........................         --       --              --      --            --      --             --
Bradford E. Bernstein(6)................         --       --              --      --       150,000     100           46.6
Steven B. Gruber(7).....................         --       --              --      --       150,000     100           46.6
J. Taylor Crandall(8)...................         --       --              --      --       150,000     100           46.6
William Janes(9)........................         --       --              --      --       150,000     100           46.6
Martel D. Wilson, Jr....................      8,000        *              --      --            --      --              *
Gordon M. Gillies.......................         --       --              --      --            --      --             --
David B. Hawkes.........................        500        *              --      --            --      --              *
Directors and Executive Officers as a
  Group (13 persons)(10)................  3,055,046     17.3%     14,760,530     100%      150,000     100%          73.0%

------------------------------

*   Less than one percent

1. The executive officers in this table are Messrs. Otten, Howard, A. Wilson, Harmon and Richardson.

2. Including shares of American Skiing senior preferred stock not held by any of the Directors or executive officers of American Skiing.

3. Includes 1,853,197 shares of common stock issuable under exercisable options granted under American Skiing's Stock Option Plan. Also includes 30,000 shares of common stock owned by Albert Otten Trust f/b/o Mildred Otten, as to which Mr. Otten is trustee and co-beneficiary. Does not include 20,060 shares of common stock issuable under exercisable options granted under American Skiing's Stock Option Plan to Mr. Otten's spouse, Christine Otten, as to which Mr. Otten disclaims beneficial ownership.

4. As of August 20, 1999, all of Mr. Otten's shares of common stock and Class A common stock were pledged to secure a margin loan from ING U.S. Capital LLC, the proceeds of which were used by Mr. Otten to purchase approximately 833,333 shares of common stock in the initial public offering on November 6, 1997.

5. All shares of common stock beneficially owned by such person are issuable under exercisable options granted under the Stock Option Plan.

6. Includes 150,000 shares held by various Oak Hill entities. Mr. Bernstein, a Director of American Skiing, is a limited partner of certain other Oak Hill entities. Mr. Bernstein disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

7. Includes 150,000 shares held by various Oak Hill entities. Mr. Gruber, a Director of American Skiing, is a Manager and Vice President of OHCP MGP, LLC (the general partner of the general partner of Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P.) and a limited partner of certain other Oak Hill entities. Mr. Gruber disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

8. Includes 150,000 shares held by various Oak Hill entities. Mr. Janes, a Director of American Skiing, is a limited partner of certain other Oak Hill entities. Mr. Janes disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

9. Includes 150,000 shares held by various Oak Hill entities. Mr. Crandall, a Director of American Skiing, is a Manager and Vice President of OHCP MGP, LLC (the general partner of the general partner of Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P.) and a limited partner of certain other Oak Hill entities. Mr. Crandall disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

10. Includes 2,183,053 shares of common stock issuable under exercisable options granted under American Skiing's Stock Option Plan.

INFORMATION AS TO CERTAIN STOCKHOLDERS

    Set forth below is certain information with respect to the only persons known to American Skiing who owned beneficially more than 5% of any class of American Skiing's voting securities as of August 14, 1999.

                                                                                  SERIES B
                                                                                 PREFERRED          SENIOR
                                       COMMON STOCK         CLASS A COMMON         STOCK        PREFERRED STOCK
                                       BENEFICIALLY       STOCK BENEFICIALLY    BENEFICIALLY     BENEFICIALLY
                                           OWNED                 OWNED             OWNED             OWNED          % OF ALL
                                     -----------------    -------------------  --------------   ---------------   VOTING STOCK
                                                 % OF                  % OF             % OF              % OF    BENEFICIALLY
FIVE PERCENT STOCKHOLDERS             SHARES    CLASS       SHARES     CLASS   SHARES   CLASS    SHARES   CLASS      OWNED
-----------------------------------  ---------  ------    ----------  -------  -------  -----   --------  -----   ------------
Oak Hill Capital Partners,
  L.P.(1)..........................         --    --%             --       --% 129,870  86.6%         --    --%       40.3%
  201 Main Street
  Fort Worth, Texas 76102
Oak Hill Capital Management
  Partners, L.P.(1)................         --    --              --       --   14,800   9.9          --    --         4.6
  201 Main Street
  Fort Worth, Texas 76102
Leslie B. Otten(2).................  2,716,530  15.6      14,760,530      100       --    --          --    --        27.6
  American Skiing Company
  P.O. Box 450
  Bethel, ME 04217
Madeleine LLC......................  1,352,800   8.7              --       --       --    --      36,626(3)  100       6.4
  c/o Cerberus
  450 Park Avenue
  New York, NY 10022
State of Wisconsin Investment
  Board............................  3,018,000  19.4              --       --       --    --          --    --         4.9
  P.O. Box 7842
  Madison, WI 53707
Firstar Investment Research &
  Management.......................  1,016,000   6.5              --       --       --    --          --    --         1.7
  777 East Wisconsin Avenue
  Milwaukee, WI 53202
Georgica Advisors..................    790,000   5.1              --       --       --    --          --    --         1.3
  1114 Avenue of the Americas
  New York, NY 10036

--------------------------

1. The above-mentioned Oak Hill entities, together with OHCP Ski, L.P., which owns 2,000 shares of the Series B Preferred Stock, and Oak Hill Securities Fund, L.P., which owns 14,800 shares of the Series B Preferred Stock, may be deemed to constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. As a result, they each may be deemed to beneficially own all of the shares of Series B Preferred Stock owned by the other. Each such entity disclaims beneficial ownership of the shares owned by the others. Together the Oak Hill entities beneficially own 46.6% of the outstanding voting stock of American Skiing. With respect to the proposals that are the subject of this proxy statement, Oak Hill also has power to direct the voting of shares held by Mr. Otten and Madeleine LLC under the voting agreement. See "Description of the Transactions--Voting Agreement" on page 37.

2. Includes 1,853,197 shares of common stock issuable under exercisable options granted under American Skiing's Stock Option Plan. Also includes 30,000 shares of American Skiing common stock owned by Albert Otten Trust f/b/o Mildred Otten, as to which Mr. Otten is trustee and co-beneficiary. Does not include 20,060 shares of common stock issuable under exercisable options granted under American Skiing's Stock Option Plan to Mr. Otten's spouse, Christine Otten, as to which Mr. Otten disclaims beneficial ownership.

3. Together with accrued and unpaid dividends through July 31, 1999, the senior preferred stock is convertible into 2,563,499 shares of common stock. The determination of voting stock beneficially owned by this holder does not include up to 1,109,139 additional shares of common stock issuable upon conversion of the senior preferred stock as a result of the accrual of additional cumulative dividends thereon from August 1, 1999 to the scheduled mandatory redemption of such preferred stock.

                             ADDITIONAL INFORMATION

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this document that are subject to various risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of American Skiing set forth under "Questions and Answers About the Transactions," "Special Considerations," "The Transactions--Reasons for the Transactions," "--Factors Considered by the Board" and "--Opinion of American Skiing's Financial Advisors" and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These statements reflect the current views of American Skiing with respect to future events. For those statements as they relate to American Skiing, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, to the extent provided by applicable law.

    You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future results of American Skiing, and could cause those results to differ materially from those expressed in our forward-looking statements: the ability of controlling stockholders to influence the direction of American Skiing's business; the potential dilutive effect of the Series B Preferred Stock sale on the holders of American Skiing common stock; uncertainty as to future financial results; substantial leverage of American Skiing and the ability of American Skiing to meet its obligations under its financing arrangements with lenders, creditors and stockholders; the capital intensive nature of development of American Skiing's ski resorts; rapid and substantial growth that could place a significant strain on American Skiing's management, employees and operations; uncertainties associated with obtaining additional financing for future real estate projects and to undertake future capital improvements; demand for and costs associated with real estate development; seasonality of resort revenues; fluctuations in operating results; dependence on favorable weather conditions; the discretionary nature of consumers' spending for skiing and resort real estate; regional and national economic conditions; renewal or extension terms of American Skiing's leases and United States Forest Service permits; the ability of American Skiing to make its information technology assets and systems year 2000 compliant and the costs of any modifications necessary in that regard; those matters addressed under "Special Considerations"; and other risks detailed from time to time in filings with the Securities and Exchange Commission by American Skiing.

    These risks could cause American Skiing's actual results for fiscal year 2000 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, American Skiing. The foregoing list of factors should not be construed as exhaustive or as any admission regarding the adequacy of disclosure made by American Skiing prior to the date hereof or the effective date of the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

    American Skiing files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information should also be available for inspection at the offices of the New York Stock Exchange.

    The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about American Skiing and its finances.

AMERICAN SKIING SEC FILINGS (FILE NO. 1-13507)            PERIOD
--------------------------------------------------------  --------------------------------------------------------
American Skiing's Annual Report on Form 10-K              Year ended July 26, 1998

American Skiing's Quarterly Report on Form 10-Q           Quarter ended October 25, 1998
                                                          Quarter ended January 24, 1999
                                                          Quarter ended April 25, 1999

American Skiing's Current Report on Form 8-K              Dated July 27, 1998
                                                          Dated September 29, 1998
                                                          Dated March 19, 1999
                                                          Dated April 1, 1999
                                                          Dated July 9, 1999
                                                          Dated August 9, 1999

    We are also incorporating by reference additional documents we file with the Securities and Exchange Commission from the date of this proxy statement to the date of the special meeting. Any statement in this document or in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this document, except as so modified or superseded.

    If you are a stockholder, we may have already sent you some of the documents incorporated by reference, but you can obtain any document incorporated by reference through us, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet website as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing to us at the following address or by telephone:

                               American Skiing Company
                               P.O. Box 450
                               Bethel, Maine 04217
                               Attn: General Counsel
                               (207) 824-8100

    If you would like to request documents from us, please do so by October 1, 1999 to receive them before the special meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS ADDRESSED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 8, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

               PREFERRED STOCK SUBSCRIPTION AGREEMENT, AS AMENDED

                                                                  CONFORMED COPY

                ________________________________________________

                     PREFERRED STOCK SUBSCRIPTION AGREEMENT

               __________________________________________________

                                     AMONG
                            AMERICAN SKIING COMPANY
                                      AND
                        OAK HILL CAPITAL PARTNERS, L.P.
                                      AND
                   THE OTHER ENTITIES NAMED IN ANNEX A HERETO
                               DATED JULY 9, 1999

                               TABLE OF CONTENTS

   SECTION                                                                                                        PAGE
-----------                                                                                                     ---------

                                                        ARTICLE I
                                                       DEFINITIONS
     1.01.   Certain Defined Terms............................................................................        A-1
     1.02.   Other Definitions................................................................................        A-6
     1.03.   Terms Generally..................................................................................        A-7

                                                       ARTICLE II
                                                  SUBSCRIPTION AND SALE

     2.01.   Subscription and Sale of the Shares..............................................................        A-7
     2.02.   Purchase Price...................................................................................        A-7
     2.03.   Closing..........................................................................................        A-8
     2.04.   Closing Deliveries by the Company................................................................        A-8
     2.05.   Closing Deliveries by the Purchasers.............................................................        A-8

                                                       ARTICLE III
                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.01.   Organization, Authority and Qualification of the Company and the Company Subsidiaries; Company
               Subsidiaries...................................................................................        A-9
     3.02.   Capital Stock of the Company; Ownership of the Shares............................................       A-10
     3.03.   No Conflict......................................................................................       A-10
     3.04.   Governmental Consents and Approvals..............................................................       A-11
     3.05.   SEC Filings; Financial Statements................................................................       A-11
     3.06.   No Undisclosed Liabilities.......................................................................       A-11
     3.07.   Absence of Certain Changes or Events.............................................................       A-12
     3.08.   Litigation.......................................................................................       A-12
     3.09.   Compliance with Laws.............................................................................       A-13
     3.10.   Environmental Matters............................................................................       A-13
     3.11.   Material Contracts...............................................................................       A-14
     3.12.   Intellectual Property............................................................................       A-14
     3.13.   Year 2000 Compliance.............................................................................       A-14
     3.14.   Title to Properties; Absence of Encumbrances.....................................................       A-15
     3.15.   Employee Benefit Matters; Labor Matters..........................................................       A-17
     3.16.   Insurance........................................................................................       A-18
     3.17.   Brokers..........................................................................................       A-18
     3.18.   Securities Law Compliance........................................................................       A-18
     3.19.   Potential Conflict of Interest...................................................................       A-19
     3.20.   Taxes............................................................................................       A-19
     3.21.   Condominium Associations; Time Share Arrangements................................................       A-20

                                                       ARTICLE IV
                                    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     4.01.   Organization and Authority of Each Purchaser.....................................................       A-21
     4.02.   No Conflict......................................................................................       A-21
     4.03.   Governmental Consents and Approvals..............................................................       A-22
     4.04.   Investment Purpose...............................................................................       A-22
     4.05.   Status of Shares; Limitations on Transfer and Other Restrictions.................................       A-22

   SECTION                                                                                                        PAGE
-----------                                                                                                     ---------
     4.06.   Sophistication and Financial Condition of Each Purchaser.........................................       A-22
     4.07.   Fees and Expenses................................................................................       A-22

                                                        ARTICLE V
                                                  ADDITIONAL AGREEMENTS

     5.01.   Conduct of Business by the Company Pending the Closing...........................................       A-23
     5.02.   Access to Information; Confidentiality...........................................................       A-24
     5.03.   Investigation....................................................................................       A-24
     5.04.   Public Announcements.............................................................................       A-25
     5.05.   Delaware Reincorporation.........................................................................       A-25
     5.06.   Company Stockholders' Meeting....................................................................       A-25
     5.07.   NYSE Listing.....................................................................................       A-25
     5.08.   No Solicitation of Transactions..................................................................       A-25
     5.09.   Use of Proceeds..................................................................................       A-26
     5.10.   Voting Agreement.................................................................................       A-26
     5.11.   Further Action; Consents; Filings................................................................       A-26
     5.12.   Tax Reporting....................................................................................       A-27
     5.13.   Section 382 of the Code..........................................................................       A-27

                                                       ARTICLE VI
                                                CONDITIONS TO THE CLOSING

     6.01.   Conditions to the Obligations of Each Party......................................................       A-27
     6.02.   Conditions to Obligations of the Company.........................................................       A-28
     6.03.   Conditions to Obligations of the Purchasers......................................................       A-28

                                                       ARTICLE VII
                                                     INDEMNIFICATION

     7.01.   Survival of Representations and Warranties.......................................................       A-29
     7.02.   Indemnification..................................................................................       A-29
     7.03.   Limits on Indemnification........................................................................       A-30
     7.04.   Form of Payment of Purchaser Losses..............................................................       A-31

                                                      ARTICLE VIII
                                                       TERMINATION

     8.01.   Termination......................................................................................       A-31
     8.02.   Effect of Termination............................................................................       A-32

                                                       ARTICLE IX
                                                   GENERAL PROVISIONS

     9.01.   Waiver...........................................................................................       A-32
     9.02.   Expenses.........................................................................................       A-32
     9.03.   Notices..........................................................................................       A-32
     9.04.   Headings.........................................................................................       A-34
     9.05.   Severability.....................................................................................       A-34
     9.06.   Entire Agreement.................................................................................       A-34
     9.07.   Assignment.......................................................................................       A-34
     9.08.   No Third Party Beneficiaries.....................................................................       A-34

   SECTION                                                                                                        PAGE
-----------                                                                                                     ---------
     9.09.   Amendment........................................................................................       A-34
     9.10.   Governing Law; Forum; Arbitration................................................................       A-34
     9.11.   Counterparts.....................................................................................       A-35
     9.12.   Specific Performance.............................................................................       A-35

                                 ANNEX/EXHIBITS

Annex A    Purchasers
Exhibit A  Certificate of Designation
Exhibit B  Form of Stockholders' Agreement
Exhibit C  Form of Opinion of Pierce Atwood, Outside Counsel to the Company
Exhibit D  Form of Opinion of Shearman & Sterling, Special Counsel to the Company
Exhibit E  Form of Opinion of Counsel to the Purchasers
Exhibit F  Form of Voting Agreement

                              DISCLOSURE SCHEDULE

    PREFERRED STOCK SUBSCRIPTION AGREEMENT dated July 9, 1999 among AMERICAN SKIING COMPANY, a Maine corporation (the "COMPANY"), OAK HILL CAPITAL PARTNERS, L.P., a Delaware limited partnership ("OAK HILL"), and the other entities identified in Annex A attached hereto (together with Oak Hill, the "PURCHASERS").

                              W I T N E S S E T H:

WHEREAS, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, an aggregate of 150,000 shares of the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED"), having the rights and preferences set forth in the Certificate of Designation (defined herein), upon the terms and subject to the conditions set forth herein. All shares of Series B Preferred purchased pursuant to this Agreement are collectively referred to as the "SHARES";

    NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchasers and the Company hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

    "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

    "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

    "AGREEMENT" or "THIS AGREEMENT" means this Preferred Stock Subscription Agreement dated July 9, 1999 among the Company and the Purchasers (including the Annex and the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.09.

    "AMENDED AND RESTATED CREDIT AGREEMENTS" means, collectively, (i) the Amended and Restated Credit Agreement dated as of November 12, 1997, as amended on July 20, 1998, September 30, 1998 and March 3, 1999, and as it may be further amended from time to time, among ASC East, Inc., certain Company Subsidiaries, as borrowers, the Company, ASC West, Inc., and certain Company Subsidiaries, as guarantors, the lenders and BankBoston, N.A., as agent for the lenders; and (ii) the Amended and Restated Credit Agreement dated as of November 12, 1997, as amended on July 20, 1998, September 30, 1998 and March 3, 1999, and as it may be further amended from time to time, among ASC Utah, ASC West, Inc. and certain Company Subsidiaries, as borrowers, the Company, as guarantor, the lenders and BankBoston, N.A., as agent for the lenders.

    "ARTICLES OF INCORPORATION" means the articles of incorporation of the Company, as amended to the date of this Agreement.

    "BOARD" means the board of directors of the Company.

    "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

    "BY-LAWS" means the by-laws of the Company as amended as of the date hereof and as may be amended from time to time.

    "CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

    "CERTIFICATE OF DESIGNATION" means the documents to be filed with the Secretary of State of Maine, substantially in the form of Exhibit A attached hereto, setting forth the rights and preferences of the Series B Preferred.

    "CLASS A COMMON STOCK" means the Class A common stock of the Company, par value $.01 per share.

    "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

    "COMMON STOCK" means the common stock of the Company (excluding the Class A Common Stock), par value $.01 per share.

    "COMPANY SUBSIDIARY" or "COMPANY SUBSIDIARIES" means any Subsidiary or all of the Subsidiaries of the Company, respectively, as such Subsidiaries are identified in Section 3.01(b) of the Disclosure Schedule.

    "COMPANY SYSTEMS" shall mean all computer, hardware, software, systems and equipment (including embedded microcontrollers in noncomputer equipment) used, sold or licensed by the Company or any Company Subsidiary and material to or necessary for the Company or any Company Subsidiary to carry on its business as currently conducted.

    "COMPETING TRANSACTION" means the occurrence of a transaction resulting in any of the following: (i) any Person, other than a trustee or other fiduciary holding securities of the Company under a Company Benefit Plan or any Company Subsidiary or any stockholder (and such stockholder's Affiliates) as of the date hereof and direct transferees thereof, becoming, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing, or convertible into, 20% or more of the outstanding Voting Securities; (ii) the merger or consolidation of the Company with any other corporation; or (iii) the sale or transfer (in one transaction or a series of related transactions) of all or any substantial part of the assets of the Company and the Company Subsidiaries, taken as a whole, (including, without limitation, a sale of stock of a Company Subsidiary (whether by sale or direct issuance), representing a substantial part of the assets of the Company and the Company Subsidiaries, taken as a whole) other than to a Company Subsidiary.

    "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

    "CONVERSION STOCK" means new shares of Common Stock issued or issuable upon conversion of Shares.

    "DEVELOPMENT ACTIVITIES" means real estate development activities currently contemplated to be completed by the Company, as set forth in the Project Plans for the following locations owned or controlled by the Company or a Company
Subsidiary: (i) Killington Resort Village; (ii) The Canyons Resort Village;
(iii) Steamboat Resort Village; (iv) Jordan Bowl Resort Village; and (v) Park Avenue Redevelopment District at Heavenly.

    "DIRECTOR" means a member of the Board.

    "DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered in connection with this Agreement dated as of the date hereof and incorporated herein by reference.

    "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge or encumbrance, but excluding Permitted Encumbrances.

    "ENVIRONMENTAL LAWS" means any federal, state or local statute, law, ordinance, regulation, rule, code or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

    "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

    "GOVERNMENTAL AUTHORITY" means any United States federal, state, local, supranational or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

    "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

    "HAZARDOUS MATERIALS" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INDENTURE" means the Indenture dated as of June 28, 1996, as amended and as it may be further amended from time to time, relating to ASC East, Inc.'s Series A and B 12% Senior Subordinated Notes due 2006, among ASC East, Inc., as issuer, several of the Company Subsidiaries, as guarantors, and the United States Trust Company of New York, as trustee.

    "ING" means ING US Capital LLC.

    "KNOWLEDGE" means, with respect to any matter in question, that any person identified in Section 1.01 of the Disclosure Schedule has knowledge of such matter.

    "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

    "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

    "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on the Company, any Company Subsidiary or their businesses or any resort location that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Company, any Company Subsidiary or their businesses or any resort location is, or is reasonably expected to be, materially adverse to the business of the Company and the Company Subsidiaries, taken as a whole, or the financial condition, results of operations, prospects, assets or properties of the Company and the Company Subsidiaries, taken as a whole, except for any changes or effects principally resulting from or principally arising in connection with (i) any occurrence or condition affecting the leisure industry generally or (ii) any changes in general economic conditions, it being understood that (x) the fact that the business or financial condition, results of operations, prospects, assets or properties of each resort location are consolidated with the other resort locations and business of the Company and the Company Subsidiaries for purposes of defining whether there has been a "Material Adverse Effect" shall in no way imply that a material adverse change in the business, financial condition, results of operations, prospects, assets or properties of any single resort location or Resort Village could not result in a Material Adverse Effect and (y) solely for purposes of determining whether the condition set forth in
Section 6.03(a) shall have been satisfied, Material Adverse Effect shall also include any circumstance, change in, or effect on the Development Activities that is, or is reasonably expected to be, materially adverse to the Development Activities in their entirety at any Resort Village.

    "MR. OTTEN" means Mr. Leslie B. Otten.

    "NYSE" means the New York Stock Exchange.

    "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence: (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any of the following agreements of the Company and/or any Company Subsidiary (any Encumbrance which is permitted under any of the following as to the Company or any Company Subsidiary shall be permitted as to all Company Subsidiaries and the Company for purposes hereof): (i) the Amended and Restated Credit Agreements, (ii) the Indenture, (iii) the Resort Properties Credit Agreement, (iv) the Amended Loan and Security Agreement dated as of September 30, 1998 and as it may be further Amended from time to time with Textron Financial Corporation and (v) the Loan and Security Agreement dated as of December 29, 1998 and as it may be amended further from time to time with Key Bank, N.A.; (f) purchase money security interests in supplier equipment; (g) precautionary liens filed by lessors with respect to leased equipment; (h) any single or series of related Encumbrances which are not in excess of $50,000 and do not materially impair the value or use of the property subject thereto or the operation of the Company's business as currently conducted; and (i) Encumbrances listed on the UCC searches disclosed in Section 1.01(a) of the Disclosure Schedule.

    "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

    "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by the Company in a written notice to Oak Hill, on behalf of each Purchaser, at least five Business Days before the Closing.

    "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

    "RESORT PROPERTIES CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of January 8, 1999, as amended and as it may be further amended from time to time, among American Skiing Company Resort Properties, Inc., the lenders party thereto and BankBoston, N.A., as agent.

    "RESORT VILLAGES" means the locations referred to in clauses (i) through (v) of the definition of Development Activities.

    "SEC" means the United States Securities and Exchange Commission.

    "SENIOR PREFERRED STOCK" means the Company's 10.5% Repriced Convertible Exchangeable Preferred Stock, par value $.01 per share.

    "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement to be dated the Closing Date among the Company, the Purchasers, Mr. Otten and ING, substantially in the form of Exhibit B hereto.

    "SUBSIDIARIES" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

    "SUPERIOR PROPOSAL" means an offer made by a third party to consummate a Competing Transaction that the Board determines, in its reasonable judgment (after consultation with a nationally recognized independent financial advisor), to be more favorable to the Company's stockholders from a financial point of view than the terms of transactions contemplated by this Agreement and the Stockholders' Agreement, taking into account all relevant factors of the Competing Transaction and the transactions contemplated by this Agreement, including, without limitation, all legal, financial, regulatory and other material aspects of the Competing Transaction (including qualifications, or lack thereof, relating to the completion of a satisfactory due diligence review), the Person making the proposal, the strategic benefits to be derived from the transactions contemplated by the Agreement, the long-term prospects of the Company and the Company Subsidiaries and the extent to which financing is committed or reasonably available.

    "TAX" or "TAXES" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

    "TAX CLAIM" means any claim arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement relating to Taxes.

    "VENDORS" means any and all vendors who are unaffiliated with the Company who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Company or any Company Subsidiary.

    "VOTING AGREEMENT" means the voting agreement to be dated as of the Closing Date among the Company, certain stockholders of the Company and Oak Hill and substantially in the form of Exhibit F attached hereto.

    "VOTING SECURITIES" means the total voting power represented by the Company's then outstanding securities on a fully diluted basis that vote generally in the election of Directors.

    "YEAR 2000 COMPLIANT" means that the Company Systems provide uninterrupted millennium functionality in that (i) the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process and present calendar dates falling on or before December 31, 1999; (ii) the Company Systems operate accurately to the extent necessary in connection with the conduct of the business of the Company as currently conducted with other software and hardware that use standard date format (four digits) for representation of the year; and (iii) the occurrence of the calendar year 2000 will not adversely affect the Company Systems.

    SECTION 1.02. OTHER DEFINITIONS. The meanings of the following terms can be found in the Sections of this Agreement indicated below:

TERM                                                                                               SECTION
-----------------------------------------------------------------------------------------  -----------------------
AAA......................................................................................  Section 9.10(c)(ii)
Aggregate Purchase Price.................................................................  Section 2.02
Arbitration Panel........................................................................  Section 9.10(c)(ii)
Basket Amount............................................................................  Section 7.03(a)
Claim....................................................................................  Section 9.10(c)
Claimant.................................................................................  Section 9.10(c)(iii)
Closing..................................................................................  Section 2.03
Closing Date.............................................................................  Section 2.03
Company..................................................................................  Preamble
Company Balance Sheet....................................................................  Section 3.05(b)
Company Benefit Plans....................................................................  Section 3.15(a)
Company Loss.............................................................................  Section 7.02(b)
Company Permits..........................................................................  Section 3.09(b)
Company SEC Reports......................................................................  Section 3.05(a)
Confidentiality Agreement................................................................  Section 5.02(b)
Decision.................................................................................  Section 9.10(c)(iv)
Delaware Reincorporation.................................................................  Section 5.05
Development Fees.........................................................................  Section 3.14(j)
Dispute Notice...........................................................................  Section 9.10(c)(i)
ERISA....................................................................................  Section 3.15(a)
ERISA Affiliate..........................................................................  Section 3.15(d)
Exchange Act.............................................................................  Section 3.04
Forward Looking Information..............................................................  Section 5.03(b)
GAAP.....................................................................................  Section 3.05(b)
Improvements.............................................................................  Section 3.14(f)
Indemnified Party........................................................................  Section 7.02(c)
Indemnifying Party.......................................................................  Section 7.02(c)
Intellectual Property....................................................................  Section 3.12(a)
Intervals................................................................................  Section 3.21(a)
IRS......................................................................................  Section 3.15(c)
Leased Real Property.....................................................................  Section 3.14(a)
Loss.....................................................................................  Section 7.02(b)
Material Contracts.......................................................................  Section 3.11(a)
Oak Hill.................................................................................  Preamble
Oak Hill Designees.......................................................................  Section 2.04(c)
Oak Hill Fee.............................................................................  Section 4.07
Owned Real Property......................................................................  Section 3.14(a)
Project Plans............................................................................  Section 3.14(h)

TERM                                                                                               SECTION
-----------------------------------------------------------------------------------------  -----------------------
Prospective Purchasers...................................................................  Section 3.21(b)
Purchase Price...........................................................................  Section 2.02
Purchasers...............................................................................  Preamble
Purchaser Loss...........................................................................  Section 7.02(a)
Real Property............................................................................  Section 3.14(d)
Reporting Agreement......................................................................  Section 5.12
Representatives..........................................................................  Section 5.02(a)
Resorts..................................................................................  Section 3.21(e)
Respondent...............................................................................  Section 9.10(c)(iii)
Section 382 Control Change...............................................................  Section 5.13
Securities Act...........................................................................  Section 3.05(a)
Series B Preferred.......................................................................  Recitals
Shares...................................................................................  Recitals
Space Leases.............................................................................  Section 3.14(e)
Space Tenant.............................................................................  Section 3.14(e)
Tax Returns..............................................................................  Section 3.20(a)
Terminating Company Breach...............................................................  Section 8.01(d)
Terminating Purchaser Breach.............................................................  Section 8.01(e)
Third Party Claims.......................................................................  Section 7.02(c)
Units....................................................................................  Section 3.21(a)
U.S. Forest Service Properties...........................................................  Section 3.14(c)

    SECTION 1.03. TERMS GENERALLY. References in this Agreement to articles, sections, paragraphs, clauses, schedules, annexes and exhibits are to articles, sections, paragraphs, clauses, schedules, annexes and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns. The words "shall" and "will" have the same meaning and effect.

                                   ARTICLE II
                             SUBSCRIPTION AND SALE

    SECTION 2.01. SUBSCRIPTION AND SALE OF THE SHARES. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Series B Preferred set forth opposite its name on Annex A for a price of $1,000 per share. Oak Hill shall be responsible and liable for the performance of all obligations of each Purchaser under this Agreement, including, without limitation, full payment of the Aggregate Purchase Price (as defined below).

    SECTION 2.02. PURCHASE PRICE. The purchase price to be paid by each Purchaser to the Company for the Shares to be purchased by it shall be the amount set forth opposite its name on Annex A and shall be payable at the Closing (as defined below) by wire transfer in immediately available funds (such payable amount with respect to each Purchaser being referred to as the "PURCHASE PRICE"). The aggregate purchase price for all of the Shares sold hereby for which Oak Hill is responsible in accordance with Section 2.01 is $150,000,000 (the "AGGREGATE PURCHASE PRICE").

    SECTION 2.03. CLOSING. The subscription and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m. on the later to occur of (i) July 31, 1999, or (ii) the third business day following the satisfaction of the conditions specified in paragraphs (b), (c) and (d) of Section 6.01 and paragraph (f) of Section 6.03 or at such other time, place and/or date as shall be agreed upon by the Company and Oak Hill. The date upon which the Closing occurs is referred to herein as the "CLOSING DATE".

    SECTION 2.04. CLOSING DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser:

        (a) a newly issued stock certificate, issued to each Purchaser and evidencing the number of Shares being purchased by it, as set forth opposite its name on Annex A, at the Closing;

        (b)  a receipt for the Purchase Price paid by such Purchaser;

        (c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board evidencing (i) its authorization of the execution and delivery of this Agreement, the Stockholders' Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designation with the Secretary of State of Maine and the issuance of the Shares, (ii) the election of Directors in order to ensure that there are eleven Directors,
    (iii) the appointment of four individuals designated by Oak Hill in writing 10 Business Days prior to the Closing Date (the "OAK HILL DESIGNEES") to serve as Directors, (iv) the formation of an executive committee comprising two Directors designated by Oak Hill and two Directors designated by Mr. Otten, (v) the appointment of at least one of the Oak Hill Designees to serve as (A) a member of each committee of the Board and (B) a director of each of ASC East, Inc., ASC West, Inc., ASC Utah and American Skiing Company Resort Properties, Inc. and a member of all of the committees thereof and
    (vi) the amendment of the By-laws to conform to the Stockholders' Agreement;

        (d) from each of Pierce Atwood and Shearman & Sterling, a legal opinion, addressed to the Purchasers and dated the Closing Date, substantially in the form of Exhibits C and D, respectively;

        (e) a copy of (i) the Articles of Incorporation, certified by the Secretary of State of Maine, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary or other authorized officer of the Company, dated as of the Closing Date, stating that no amendments, other than the filing of the Certificate of Designation, have been made to such Articles of Incorporation since such date, and (ii) the By-laws, certified by the Secretary or Assistant Secretary of the Company; and

        (f) a good standing certificate for the Company from the Secretary of State of Maine dated as of a date not earlier than five Business Days prior to the Closing Date.

    SECTION 2.05. CLOSING DELIVERIES BY THE PURCHASERS. At the Closing, each of the Purchasers shall deliver to the Company the items specified below:

        (a)  the respective Purchase Price to the Purchase Price Bank Account;

        (b) a receipt acknowledging delivery by the Company of the stock certificates specified in Section 2.04(a);

        (c) a legal opinion addressed to the Company and dated the Closing Date from counsel for the Purchasers, substantially in the form of Exhibit E hereto; and

        (d) a good standing certificate for such Purchaser from the Secretary of State of the state of its organization as of a date not earlier than five Business Days prior to the Closing Date.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    As an inducement to the Purchasers to enter into this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

    SECTION 3.01. ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE COMPANY AND THE COMPANY SUBSIDIARIES; COMPANY SUBSIDIARIES. (a) The Company and each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the Company has all necessary corporate power and authority to enter into each of this Agreement, the Stockholders' Agreement and the Voting Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which (x) it owns or leases properties material to its operations or (y) the operation of its business makes such qualification necessary, except, with respect to clause (y) above, to the extent that the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of each of this Agreement, the Stockholders' Agreement and the Voting Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company other than with respect to the approval by the Company's stockholders of (i) the issuance of Conversion Stock pursuant to the terms of the Series B Preferred as required by the rules of the NYSE and (ii) the Delaware Reincorporation (defined below). This Agreement has been, and, as of the Closing Date, the Stockholders' Agreement and the Voting Agreement will be, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchasers, Mr. Otten, ING and any other stockholder of the Company, as the case may be) this Agreement constitutes, and, as of the Closing Date, each of the Stockholders' Agreement and the Voting Agreement will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of their respective articles of incorporation, by-laws or equivalent organizational documents in any material respect.

    (b) Section 3.01(b) of the Disclosure Schedule sets forth a complete and accurate list of each Company Subsidiary, together with its jurisdiction of incorporation or organization. Except as disclosed in Section 3.01(b) of the Disclosure Schedule, each such Company Subsidiary is directly and wholly owned by the Company.

    (c) Section 3.01(c) of the Disclosure Schedule lists each Company Subsidiary that is a "Restricted Subsidiary" (as such term is defined in the Indenture).

    (d) Section 3.01(d) of the Disclosure Schedule lists each Company Subsidiary that is an "Unrestricted Subsidiary" (as such term is defined in the Indenture).

    (e) Section 3.01(e) of the Disclosure Schedule lists each Company Subsidiary that is a "Real Estate Subsidiary" (as such term is defined in the Indenture).

    (f) Section 3.01(f) of the Disclosure Schedule lists the material "Indebtedness" (as such term is defined in the Indenture) of each Company Subsidiary listed on Section 3.01(b) of the Disclosure Schedule that qualifies as "Non-Recourse Real Estate Debt" (as such term is defined in Section 1.01 of the Indenture).

    (g) Section 3.01(g) of the Disclosure Schedule lists each Company Subsidiary that is a "Restricted Subsidiary" (as such term is defined in the Amended and Restated Credit Agreements).

    (h) Section 3.01(h) of the Disclosure Schedule lists each Company Subsidiary that is an "Unrestricted Subsidiary" (as such term is defined in the Amended and Restated Credit Agreements).

    (i) Section 3.01(i) of the Disclosure Schedule lists all material "Indebtedness" (as such term is defined in the Indenture) which is non-recourse to any "Restricted Subsidiary" (as such term is defined in the Indenture).

    SECTION 3.02. CAPITAL STOCK OF THE COMPANY; OWNERSHIP OF THE SHARES. (a) As of the date hereof, the authorized capital stock of the Company consists of
(x) 100 million shares of Common Stock, of which (i) 15,526,243 shares are outstanding, (ii) 53,333,334 million shares are reserved for issuance upon conversion of the Shares, (iii) 3,595,718 shares are reserved for issuance upon conversion of the Senior Preferred Stock, (iv) 14,760,530 shares are reserved for issuance upon conversion of the Class A Common Stock and (v) 3,886,836 shares are reserved for issuance upon the exercise of stock options in the amounts and at the exercise prices disclosed in Section 3.02(a)(v) of the Disclosure Schedule, (y) 15 million shares of Class A Common Stock, of which 14,760,530 shares are outstanding, and (z) 500,000 shares of preferred stock, par value $.01 per share, of which (i) 150,000 shares have been designated Series B Preferred and will be sold to the Purchasers pursuant to this Agreement and (ii) 40,000 shares have been designated Senior Preferred Stock, of which 36,626 shares are issued and outstanding. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights. Except as described above or as disclosed in Section 3.02(a) of the Disclosure Schedule, there are no options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company. Except as disclosed in Section 3.02(a) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a Company Subsidiary. Upon consummation of the Closing as contemplated hereby, including receipt by the Company of the Aggregate Purchase Price, the Shares owned by the Purchasers will be validly issued, fully paid and nonassessable. The Conversion Stock, if and when issued, will be validly issued, fully paid and nonassessable.

    (b) All of the outstanding shares of capital stock of each Company Subsidiary that is a corporation are validly issued, fully paid and nonassessable. Except as disclosed in Section 3.02(b) of the Disclosure Schedule, all of the outstanding shares of capital stock of, or other ownership interest in, each Company Subsidiary are owned, directly or indirectly, by the Company free and clear of any Encumbrances. Except as disclosed in Section 3.02(b) of the Disclosure Schedule, no Company Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company Subsidiary to issue, transfer or sell any securities of any Company Subsidiary.

    SECTION 3.03. NO CONFLICT. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.04, except as may arise from facts or circumstances relating solely to the Purchasers, the execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Voting Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or any Company Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets, properties or businesses, or (c) except as disclosed in Section 3.03(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which the Company or any Company Subsidiary is a party or by which any of its assets or properties is bound or affected, except, with respect to clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 3.04.  GOVERNMENTAL CONSENTS AND APPROVALS.  Except as disclosed in
Section 3.04 of the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Voting Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (i) for the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities or "blue sky" laws, the NYSE and the HSR Act and (ii) for such other consents, approvals, authorizations, orders, actions, filings or notifications which if not obtained or made would not be reasonably expected to result in a Material Adverse Effect or to materially delay the consummation of the transactions contemplated by this Agreement.

    SECTION 3.05. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since its initial public offering on November 6, 1997 (collectively, the "COMPANY SEC REPORTS"). Except as disclosed in any amendment to any Company SEC Report filed with the SEC, as of the respective dates on which they were filed, (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), and the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (b) Except as disclosed in any amendment to any Company SEC Report filed with the SEC, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect). The balance sheet of the Company contained in the Company SEC Report as of April 25, 1999 is hereinafter referred to as the "COMPANY BALANCE SHEET".

    (c) The Company has heretofore furnished to Oak Hill a complete and correct copy of any amendment or modification, that has not yet been filed with the SEC, to agreements, documents or other instruments that previously had been filed by the Company with the SEC (except as may be required with respect to the transactions contemplated hereby), pursuant to the Securities Act or the Exchange Act.

    SECTION 3.06.  NO UNDISCLOSED LIABILITIES.  Except as disclosed in Section
3.06 of the Disclosure Schedule or as disclosed in the Annual Report of the Company on Form 10-K for its fiscal year ended July 26, 1998 and all Quarterly Reports on Form 10-Q subsequent to such Annual Report, there are no Liabilities of the Company or any Company Subsidiary which would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with GAAP, other than Liabilities (i) reflected or reserved against on the Company Balance Sheet or (ii) incurred since the date of the

Company Balance Sheet in the ordinary course of the business, consistent with the past practices, of the Company and the Company Subsidiaries and which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
Section 3.07 of the Disclosure Schedule, since the date of the Company Balance Sheet, except as contemplated by, or disclosed pursuant to, this Agreement (including the Disclosure Schedule) or disclosed in any Company SEC Report filed after the date of the Company Balance Sheet and prior to the date hereof, the Company has conducted its business only in the ordinary course and in a manner consistent with past practices and there has not been any (i) Material Adverse Effect, (ii) material change by the Company in its accounting methods, principles or policies, except as may be required by GAAP, (iii) material revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing-off of notes or accounts receivable), other than in the ordinary course of business consistent with past practices, (iv) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (v) increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit-sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers or key employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practices, (vi) amendment of any term of any outstanding security of the Company or any Company Subsidiary that would materially increase the obligations of the Company or such Company Subsidiary under such security, (vii) damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Company Subsidiary, except for such damage, destruction or loss that, individually or in the aggregate, has not resulted, or would not reasonably be expected to result, in a Material Adverse Effect, (viii) incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices, except as incurred under facilities existing as of the date of the Company Balance Sheet, (ix) making of any loan, advance or capital contribution to or investment in any Person by the Company or any Company Subsidiary other than (A) loans, advances or capital contributions to or investments in any wholly owned Company Subsidiary, (B) loans or advances to the Company by any Company Subsidiary or (C) loans or advances to employees of the Company or any Company Subsidiary made in the ordinary course of business consistent with past practices or (x) (A) transactions, commitments, contracts or agreements entered into by the Company or any Company Subsidiary relating to any material acquisition or disposition of any assets or business or (B) modification, amendment, assignment, termination or relinquishment by the Company or any Company Subsidiary of any contract, license or other right that would be reasonably likely to have a Material Adverse Effect, other than, in either case, transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement.

    SECTION 3.08. LITIGATION. Except as disclosed in Section 3.08 of the Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there are no Actions by or against the Company or any Company Subsidiary (and relating to the business of the Company or any Company Subsidiary), or affecting any of the assets of the Company, pending before any Governmental Authority or, to the knowledge of the Company, threatened to be brought by or before any Governmental Authority which has, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Section 3.08 of the Disclosure Schedule, none of the Company, the Company Subsidiaries or any of the assets of the Company or the Company Subsidiaries is subject to any Governmental Order (or, to the knowledge of the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.09. COMPLIANCE WITH LAWS. (a) Except as disclosed in Section 3.09(a) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is in default or violation of any Governmental Order, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

    (b) Except as disclosed in Section 3.09(b) of the Disclosure Schedule, (i) the Company and each Company Subsidiary are in possession of all franchises, grants, authorizations, licenses, permits, memoranda of understanding, development agreements, easements, variances, exceptions, consents, certificates, approvals and orders of or with any Governmental Authority (the "COMPANY PERMITS") necessary or required for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and no Company Permit which has been issued in connection with any Development Activity has been suspended or canceled (or to the knowledge of the Company is threatened to be suspended, canceled or materially modified in a manner adverse to the Company) or has expired and, with respect to any such Company Permit which will expire prior to September 1, 1999, the Company is not aware of any circumstance which would reasonably be expected to cause such Company Permit not to be renewed or extended upon expiration, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) neither the Company nor any Company Subsidiary is in default under any Company Permit, except for a default which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.10. ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.10 of the Disclosure Schedule or as disclosed in any Company SEC Report or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

        (a) the Company and the Company Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all necessary Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

        (b) neither the Company nor any Company Subsidiary has received any written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA, or any similar Law of any state, locality or any other jurisdiction;

        (c) neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto, and no condition exists on any property currently or formerly owned or operated by the Company that is reasonably likely to lead to such investigation, litigation or proceeding;

        (d) none of the real property currently or formerly owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup; and

        (e) Oak Hill has been provided access to all material reports in the Company's possession or control assessing the environmental condition of the Company's current and former properties.

    SECTION 3.11. MATERIAL CONTRACTS. (a) Section 3.11(a) of the Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, notes, bonds, mortgages, guarantees, security agreements and commitments, including all amendments and modifications thereto, to which the Company or any Company Subsidiary is a party that are material to (i) the Company and the Company Subsidiaries, taken as a whole, or (ii) the conduct of Development Activities, taken as a whole (together, "MATERIAL CONTRACTS").

    (b) Except as disclosed in Section 3.11(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the Company and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, the Stockholders' Agreement, and the Voting Agreement, except to the extent that any consents disclosed in Section 3.04 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence.

    (c) Except as disclosed in Section 3.11(c) of the Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is in material breach of, or default under, any Material Contract, and (ii) to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder.

    SECTION 3.12. INTELLECTUAL PROPERTY. (a) Section 3.12(a) of the Disclosure Schedule sets forth a true and complete list (including, to the extent applicable, registration, application or file numbers) of each material trademark, trade name, patent, service mark, brand mark, brand name, industrial design, and copyright owned by the Company or the Company Subsidiaries as well as a true and complete list of all registrations thereof and pending applications therefor, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, the "INTELLECTUAL PROPERTY"). All of the Intellectual Property is owned by the Company or the Company Subsidiaries free and clear of any and all Encumbrances, and the Company or one of the Company Subsidiaries has good, marketable and exclusive title to, and the valid right to use all of the Intellectual Property. Except as disclosed in Section 3.12(a) of the Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any claim, lawsuit, demand, proceeding or investigation involving any such matters or otherwise knows that any of the Intellectual Property is invalid or conflicts with the rights of any third party.

    (b) To the knowledge of the Company, each of the Company and each of the Company Subsidiaries owns or has a right to use all Intellectual Property in the operation of its business as presently conducted.

    (c) Except as disclosed in Section 3.12(c) of the Disclosure Schedule, to the knowledge of the Company, each of the Company and each Company Subsidiary owns free and clear of all Encumbrances or has a valid license to use all computer software that is material to the operation of its business as presently conducted and the Company is not aware of any impediment (other than the payment of customary licensing fees) to obtaining the Intellectual Property which is or is reasonably expected to be necessary to carry out the Development Activities presently anticipated to be completed within the next five years, except as would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 3.13. YEAR 2000 COMPLIANCE. The Company (i) has undertaken an assessment of all Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (ii) has developed a plan and timeline for rendering such Company Systems Year 2000 Compliant and (iii) except as otherwise disclosed in any Company SEC Report filed prior to the date of this Agreement, expects to comply with the plan and timeline for rendering the Company Systems Year 2000 Compliant, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Company Subsidiaries have made available for review to the Purchaser copies of all material documents related to such assessment and plan implementation efforts, including communications to and from customers and material Vendors and suppliers and all plans, time lines and cost estimates for rendering the Company Systems Year 2000 Compliant. Based on such review and assessment, except as may be set forth in any Company SEC Report filed prior to the date of this Agreement, all Company Systems presently are Year 2000 Compliant or are expected to be Year 2000 Compliant, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 3.14. TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. (a) Section 3.14(a) of the Disclosure Schedule lists the material real property interests owned by the Company and the Company Subsidiaries ("OWNED REAL PROPERTY").
Section 3.14(a)(i) of the Company Disclosure Schedule lists all leases relating to real property to which the Company or any Company Subsidiary is a party as a lessee and each amendment thereto that provide for annual payments in excess of $50,000 ("LEASED REAL PROPERTY"). All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would reasonably be expected to have a Material Adverse Effect.

    (b) Except as disclosed in Section 3.14(b) of the Disclosure Schedule, each of the Company and the Company Subsidiaries has good and marketable fee title (subject to any Permitted Encumbrances) to, or, in the case of leased properties and assets, has good and valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the respective business of the Company and each Company Subsidiary as currently conducted, including the Development Activities, free and clear of any Encumbrances, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

    (c) Section 3.14(c) of the Disclosure Schedule lists all properties used by the Company pursuant to U.S. Forest Service Permits (collectively, "U.S. FOREST SERVICE PROPERTIES").

    (d) Except as disclosed in Section 3.14(b) or Section 3.14(k) of the Disclosure Schedule, all of the land, buildings, structures and other improvements used by the Company and the Company Subsidiaries in the conduct of their businesses, including the Development Activities, are included in the Owned Real Property, the U.S. Forest Service Properties and the Leased Real Property or property leased by the Company or the Company Subsidiaries under leases with annual payments of less than $50,000 (collectively, the "REAL PROPERTY"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (e) Section 3.14(e) of the Disclosure Schedule sets forth all material leases, subleases, licenses, time-share and other agreements (collectively, the "SPACE LEASES") granting to any Person or entity other than the Company or any Company Subsidiary any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof other than in an Interval (as defined below). Each Space Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant or occupant thereunder (the "SPACE TENANT") are current, no notice of default or termination under any Space Lease is outstanding, no termination event or condition or uncured default on the part of the Company or any Company Subsidiary or, to the knowledge of the Company, the Space Tenant, exists under any Space Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time, or both, would constitute such a default or termination event or condition, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (f) To the knowledge of the Company, all components of all buildings, structures, fixtures and other improvements in, on or within the Real Property (the "IMPROVEMENTS") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (g) The Company and each Company Subsidiary has not received notice of and, to the knowledge of the Company, there is no pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, nor any sale or other disposition of the Real Property or any part thereof in lieu of condemnation. Since January 1, 1995, no portion of the Real Property has suffered any material damage by fire or other casualty that has not heretofore been completely repaired and restored, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (h) PLANS. Section 3.14(h) of the Disclosure Schedule lists all current material master plans, government and public-private plans (such as municipal utility districts or levy improvement districts) concerning the Development Activities ("PROJECT PLANS"). The Company (or the applicable Company Subsidiary) is in compliance with all Project Plans, except for such non-compliance as is disclosed in Section 3.14(h) of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Company Subsidiaries are in possession of all Company Permits necessary for the completion of the Development Activities which are currently under construction, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (i) ZONING AND LAND USE. Except as disclosed in Section 3.14(i) of the Disclosure Schedule, the land for each Development Activity at each Resort (as defined below) has been zoned for its intended use in accordance with its Project Plan and all requirements for that zoning have been met, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.14(i) of the Disclosure Schedule, the land for each Development Activity has been subdivided for its intended use in accordance with its Project Plan and each subdivided plot constitutes its own separate tax lot, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.14(i) of the Disclosure Schedule, all archeological, soil, geotechnical, traffic, environmental and similar studies have been completed and to the knowledge of the Company reveal no facts or conditions which, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect on the Development Activities.

    (j) DEVELOPMENT FEES. Except as disclosed in Section 3.14(j) of the Disclosure Schedule, no Governmental Authority or board has requested (and continues to request) or required (or, to the knowledge of the Company, is expected to require in order to obtain future approvals) that additional public or quasi-public facilities be constructed or monies or property be contributed as a condition to the Development Activities or in connection with any Resort ("DEVELOPMENT FEES"). Section 3.14(j) of the Disclosure Schedule contains an estimate of all material fees, charges or other costs that have been imposed by Governmental Authorities with respect to the Development Activities or in connection with any Resort which have not yet been paid. Except as set forth in
Section 3.14(j) of the Disclosure Schedule, there are no performance bonds, letters of credit or completion guarantees for the benefit of any governmental agency which are currently outstanding or which, to the knowledge of the Company, will be required to be funded within the next five years in relation to the Development Activities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (k)  DEVELOPMENT ACTIVITY PROCESSES. To the knowledge of the Company,
Section 3.14(k) of the Disclosure Schedule lists all regulatory processes necessary to (i) complete the Development Activities as contemplated under the Project Plans and (ii) bring the Development Activities to full entitlement status, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (l) EASEMENTS. To the knowledge of the Company, Section 3.14(k) of the Disclosure Schedule lists all easements, rights-of-way and licenses which must be granted to or obtained from third parties in order to complete those Development Activities scheduled for completion within five years from the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 3.15. EMPLOYEE BENEFIT MATTERS; LABOR MATTERS. (a) Section 3.15(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any material obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or was to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any employment contracts or arrangements between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary (collectively, "COMPANY BENEFIT PLANS").

    (b) Each Company Benefit Plan has been operated in material compliance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code. Each of the Company and the Company Subsidiaries has performed all obligations required to be performed by it under, and is not in any respect in default under or in violation of, any Company Benefit Plan, except where such failure to perform obligations, default or violation would not have a Material Adverse Effect. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

    (c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt and, to the Company's knowledge, nothing has occurred since the date of such letter that has or is reasonably likely to adversely affect such qualification or exemption.

    (d) Neither the Company, any Company Subsidiary nor any entity that would be considered a single employer with the Company pursuant to Section 414(b),
(c), (m) or (o) of the Code (an "ERISA AFFILIATE") has, within the last six years, sponsored or made contributions to or had any obligations, whether absolute or contingent, direct or indirect, under any Company Benefit Plan subject to Title IV, and the Company has not incurred, nor could it reasonably be expected to incur, any Liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any Liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any (A) "Multiemployer Plan" (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (B) single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA.

    (e) Except as disclosed in Section 3.15(e) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee or former employee, (ii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code;
(iii) result in any liability to any present or former employee, including, but not limited to, liability as a result of the

Worker Adjustment Retraining and Notification Act or (iv) entitle any employee or former employee to severance pay, unemployment compensation or similar payment.

    (f) Except as disclosed in Section 3.15(f) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any obligation to provide, or has any direct or indirect liability, whether contingent or otherwise, with respect to the post-termination provision of health or death benefits to any employee or former employee, except as may be required pursuant to Section 4980B of the Code and the costs of which are fully paid by such former employees.

    (g) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. Except as disclosed in Section 3.15(g) of the Disclosure Schedule, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not reasonably be expected to materially affect the respective business of the Company and each Company Subsidiary as currently conducted. Except as disclosed in Section 3.15(g) of the Disclosure Schedule, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has violated any Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor-related matters or committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not reasonably be expected to materially affect the respective business of the Company and each Company Subsidiary as currently conducted.

    SECTION 3.16. INSURANCE. Section 3.16 of the Disclosure Schedule sets forth all material policies or binders of fire, liability, workmen's compensation, vehicular or life insurance held by the Company or the Company Subsidiaries or other types of policies customary for ski resorts or development and construction sites. Such policies and binders are in full force and effect. Neither the Company nor any Company Subsidiary is in default with respect to any provision contained in any such policy or binder and neither has failed to give any notice or present any claim under such policy or binder in due and timely fashion, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for claims disclosed in
Section 3.16 of the Disclosure Schedule, there are no outstanding unpaid claims under any such policy or binder and, to the knowledge of the Company, none of the material unpaid claims disclosed in Section 3.16 of the Disclosure Schedule have been denied. Neither the Company nor any Company Subsidiary has received a notice of cancellation or non-renewal of any such policy or binder. The Company has not received notice of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.17. BROKERS. Except for the fees of Oak Hill Capital Management, Inc., Donaldson, Lufkin and Jenrette Securities Corporation, Main Street Advisors and ING Barings, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    SECTION 3.18. SECURITIES LAW COMPLIANCE. Assuming the representations and warranties of the Purchasers set forth in Article IV hereof are true and correct in all respects, the subscription and sale of the Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the sale of the Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Shares or of securities of the same or similar class as the Shares if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

    SECTION 3.19.  POTENTIAL CONFLICT OF INTEREST.  Except as disclosed in
Section 3.19 of the Disclosure Schedule or in the Company SEC Reports, to the knowledge of the Company, no officer, director or Affiliate of the Company or any Company Subsidiary, and no relative or spouse of any such officer, director or Affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of the Company Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company or any of the Company Subsidiaries uses in the ordinary conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of the Company Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Company Benefit Plans, and similar matters and agreements arising in the ordinary course of business.

    SECTION 3.20. TAXES. To the knowledge of the Company, the Company has filed or caused to be filed, or has properly filed extensions for, all tax returns, reports, forms and other such documents ("TAX RETURNS") that are required to be filed and has paid or caused to be paid all Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except any Tax the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. To the knowledge of the Company, such Tax Returns are true and correct in all material respects. The Company has paid or caused to be paid, or has established reserves in accordance with GAAP for all Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). Except as disclosed in Section 3.20(a) of the Disclosure Schedule, to the knowledge of the Company, no additional Tax assessment against the Company or any Company Subsidiary has been heretofore proposed by any Governmental Authority for which provision deemed adequate by the Company in its reasonable judgment has not been made on its balance sheet. Except as disclosed in Section 3.20(a) of the Disclosure Schedule, no waivers of the statute of limitation or extension of time within which to assess any Tax have been granted by the Company or any Company Subsidiary. Section 3.20(a) of the Disclosure Schedule sets forth the tax year through which United States federal income tax returns of the Company have been examined and closed.

    (b) Except as disclosed in Section 3.20(b) of the Disclosure Schedule, with respect to all Tax Returns of the Company and the Company Subsidiaries, (i) no audit is in progress and no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax and
(ii) there is no unassessed deficiency proposed or threatened against the Company or any of the Company Subsidiaries.

    (c) Except as disclosed in Section 3.20(c) of the Disclosure Schedule, the Company knows of no change in the rates or basis of assessment of any Tax (other than federal income tax) of the Company and the Company Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

    (d) Except as disclosed in Section 3.20(d) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has agreed to or is required to make any adjustments under section 481 of the Code by reason of a change or accounting method or otherwise.

    (e) None of the respective assets of the Company or any of the consolidated tax Company Subsidiaries is required to be treated as being owned by any Person, other than the Company or any of the Company Subsidiaries, pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Code.

    SECTION 3.21. CONDOMINIUM ASSOCIATIONS; TIME SHARE ARRANGEMENTS. (a) Except as disclosed on Section 3.21(a) of the Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with (i) the Interstate Land Sales Act and the applicable state land sales disclosure acts;
(ii) all applicable state condominium and time share statutes, rules, and regulations, including those governing the administration and operation of owners' associations and those requiring the registration of the timeshare interests or quartershare interests in the Resorts ("INTERVALS") or the units in the Resorts ("UNITS") in the states in which the Resorts are located, marketed or sold; (iii) Section 5 of the Federal Trade Commission Act; (iv) with respect to the Development Activities, the Americans with Disabilities Act and the applicable state laws regarding same; (v) state and federal fair housing acts (except for accessibility requirements); (vi) all applicable real estate sales, licensing, disclosure, reporting, and escrow laws; and (vii) all amendments to the rules and regulations promulgated under the foregoing, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) The Company and the Company Subsidiaries market and sell Intervals and Units in a manner such that prospective purchasers (the "PROSPECTIVE PURCHASERS") (i) are not required to participate in any rental management program operated by the Company or any Company Subsidiary; (ii) are induced to purchase Intervals or Units for vacation use and not as an investment; (iii) have received no inducement or promise regarding the ability of the Prospective Purchasers or anyone else to rent the Intervals or Units; (iv) are informed upon their inquiry that there are readily available rental management sources other than the Company or any Company Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (c) Except as disclosed in Section 3.21(c) of the Disclosure Schedule, to the knowledge of the Company, there exist no facts giving rise to any right of consumer recision with regard to any contract to sell or closed sale of any Interval or Unit, whether because of non-compliance with one or more state or federal statutes creating recision rights in consumers under specified circumstances, or because of specific facts constituting misrepresentation or fraud with respect to any Prospective Purchaser, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (d) Except as disclosed in Section 3.21(d) of the Disclosure Schedule, there exist no Encumbrance or Permitted Encumbrance against any Unit or Interval or all or any portion of any Resort (including recreational activities located within such Resort), except for Encumbrances or Permitted Encumbrances (i) that have been fully subordinated to the rights of Prospective Purchasers, (ii) will be discharged prior to delivery of title to Prospective Purchasers or (iii) that have been fully disclosed to Prospective Purchasers in any jurisdiction that permits or requires only disclosure of same, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (e) For purposes of this section, the term "Resorts" shall mean (i) the Grand Summit Hotels at the following locations: (1) Steamboat, Colorado; (2) The Canyons, Utah; (3) Killington, Vermont; (4) Mount Snow, Vermont; (5) Attitash/Bear Peak, New Hampshire; (6) Jordan Bowl, Maine; and (7) Heavenly, California; and (ii) Sundial Lodge at The Canyons.

    (f) All Units and recreational facilities within the Resorts that were promised to be available for use by Prospective Purchasers were in all material respects complete and available for legal occupancy prior to the time that closing of any contracts were completed for any Intervals or Units.

    (g) To the knowledge of the Company, all owners' associations and management companies at the Resorts are in compliance in all material respects with all applicable federal, state and local statutes, ordinances, rules, and regulations requiring the full and timely payment in all material respects of all common expenses and real estate taxes attributable to the Resorts.

    (h) (i) All utilities, including sewer, water, gas, electricity, steam and telephone, necessary for the operation of the Resorts are currently available and in place in sufficient capacity at the Resorts to allow the immediate and full operation in all material respects of the Resorts with the exception of the Resorts currently under construction or where construction has not yet commenced; (ii) to the knowledge of the Company, there are no pending or threatened moratoria, injunctions or court orders in effect which would reasonably be likely to interfere with the provision of utilities to the Resorts; and (iii) all easements necessary for the furnishing of the utilities have been obtained and duly recorded with the exception of the Resorts currently under construction, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (i) Each homeowners' association for each Resort which is operating has been validly formed as a non-profit corporation and is in good standing in the state in which it is incorporated.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    As an inducement to the Company to enter into this Agreement, each of the Purchasers hereby represents and warrants severally, and not jointly, to the Company as follows:

    SECTION 4.01. ORGANIZATION AND AUTHORITY OF EACH PURCHASER. Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each Purchaser has all necessary power and authority to enter into this Agreement and the Stockholders' Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Stockholders' Agreement by such Purchaser, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Purchaser. This Agreement has been, and, as of the Closing Date, the Stockholders' Agreement will be, duly executed and delivered by each Purchaser, and (assuming due authorization, execution and delivery by the Company, Mr. Otten and ING, as the case may be) this Agreement constitutes, and, as of the Closing Date, the Stockholders' Agreement will constitute, a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

    SECTION 4.02. NO CONFLICT. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement and the Stockholders' Agreement by each Purchaser does not and will not (a) violate, conflict with or result in the breach of any provision of its certificate of limited partnership or by-laws or similar organizational document of such Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to such Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of such Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Purchaser is a party or by which any of such assets or properties are bound or affected which, with respect to clauses (b) and (c) above, would have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by this Agreement and the Stockholders' Agreement.

    SECTION 4.03. GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the Stockholders' Agreement by each Purchaser does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws and the HSR Act and (ii) for such other consents, approvals, authorizations, orders, actions, filings or notifications, which if not obtained or made would not be reasonably likely to be material to such Purchaser or materially delay the consummation of the transactions contemplated by this Agreement.

    SECTION 4.04. INVESTMENT PURPOSE. Each Purchaser is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

    SECTION 4.05. STATUS OF SHARES; LIMITATIONS ON TRANSFER AND OTHER RESTRICTIONS. Each Purchaser understands that the Shares have not been and will not be registered under the Securities Act or under any state securities laws (other than in accordance with the Stockholders' Agreement) and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and that the Shares have not been approved or disapproved by the SEC or by any other federal or state agency. Each Purchaser further understands that such exemption depends in part upon, and such Shares are being sold in reliance on, the representations and warranties set forth in this Article IV. Each Purchaser understands that (i) none of the Shares may be sold, transferred or assigned unless registered by the Company pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for each Purchaser to liquidate its investment in the Shares, and it agrees not to sell, assign or otherwise transfer or dispose of any Shares unless such Shares have been so registered or an exemption from registration is available, and (ii) the Shares will be subject to certain restrictions on transfer and voting, as set forth in the Stockholders' Agreement.

    SECTION 4.06.  SOPHISTICATION AND FINANCIAL CONDITION OF EACH
PURCHASER. Each Purchaser is an "Accredited Investor" as defined in Regulation D under the Securities Act and each Purchaser considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Shares. Each Purchaser has not been organized for the sole purpose of acquiring Shares. Each Purchaser has been provided access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby.

    SECTION 4.07. FEES AND EXPENSES. Upon consummation of the transactions contemplated by this Agreement, except for the fee payable by the Company to Oak Hill Capital Management, Inc., which fee shall be equal to 3% of the Aggregate Purchase Price (the "OAK HILL FEE"), and certain reasonable out-of-pocket expenses, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchasers.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that it shall not, directly or indirectly, between the date of this Agreement and the Closing Date, except as disclosed in Section 5.01 of the Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless Oak Hill shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed:

        (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Articles of Incorporation or the By-laws, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Purchasers as the holders of the Series B Preferred on the Closing Date;

        (b) create any new class of shares having a preference with respect to dividends and/or liquidation over or on parity with the Series B Preferred;

        (c) reclassify any of its capital stock into shares having a preference over or on parity with the Series B Preferred;

        (d) sell all or substantially all of its assets in one or a series of related transactions, or effect any merger, consolidation or combination of the Company with another entity;

        (e) authorize any dividend or distribution with respect to the Class A Common Stock or the Common Stock;

        (f) effect any redemption or repurchase of any capital stock of the Company (other than upon the exercise by the Company of its repurchase rights as to Common Stock issued to employees (other than Mr. Otten and his Affiliates) or others providing services at original cost upon the termination of their employment or other service relationship with the Company and the Company Subsidiaries); PROVIDED that this prohibition will not apply to any mandatory redemption of the Senior Preferred Stock;

        (g)  increase the authorized number of shares of Series B Preferred;

        (h) increase the authorized number of shares of or issue any additional Senior Preferred Stock other than the issuance of Senior Preferred Stock as a dividend to holders thereof in accordance with the terms thereof;

        (i) effect a voluntary liquidation, dissolution or winding up of the Company;

        (j) effect any tender or exchange offer involving the Company's equity securities or any security convertible into, exchangeable for, or that otherwise gives the holder the right to obtain, equity securities of the Company;

        (k) except as disclosed in Section 5.01(k) of the Disclosure Schedule, make or commit capital expenditures or expenditures relating to Development Activities;

        (l)  make any material changes in pricing strategy;

        (m)  make any material acquisitions;

        (n) hire or terminate senior executives (other than termination for cause), make material changes in Company management, enter into any material employment agreement or issue any employee or director stock options; or

        (o) make any material amendments or other changes to any of its Material Contracts.

    In addition, except as disclosed in Section 5.01 of the Disclosure Schedule or as contemplated by this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Closing Date, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Oak Hill, which consent shall not be unreasonably withheld or delayed:

        (x) take any of the actions that would be reasonably likely to result in the circumstances described in clauses (i) through (x) of Section 3.07 hereof;

        (y) take any action to cause the Company's representations and warranties set forth in Article III to be untrue in any respect; or

        (z) agree in writing or otherwise to take any of the actions described in Sections 5.01(x) and (y) above.

    SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Oak Hill or the Company or any of their partners or Subsidiaries, as the case may be, is a party or pursuant to applicable Law, from the date of this Agreement to the Closing Date, Oak Hill and the Company shall, and shall cause their respective partners or Subsidiaries, as the case may be, to: (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its partners or Subsidiaries, as the case may be, and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its partners or Subsidiaries, as the case may be, as the other party or its Representatives may reasonably request.

    (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their obligations under the confidentiality agreement dated April 7, 1999 (the "CONFIDENTIALITY AGREEMENT") between the Company and Oak Hill. All information obtained by the parties pursuant to paragraph (a) above shall be subject to the Confidentiality Agreement.

    SECTION 5.03. INVESTIGATION. (a) Each Purchaser acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the business of the Company and the Company Subsidiaries, (ii) has been furnished with or given such adequate access to such information about the respective business of the Company and the Company Subsidiaries as it has requested, (iii) has had independent legal and financial advice relating to the respective business of the Company and the Company Subsidiaries and the terms of this Agreement and the documents to be executed pursuant hereto and (iv) will not assert any claim against the Company, any Company Subsidiary or any of their Affiliates or Representatives, or hold the Company or any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than the representations and warranties of the Company contained in this Agreement (including the Disclosure Schedule attached hereto and made a part hereof)) furnished by the Company or such persons concerning the Company, any Company Subsidiary or the respective business of the Company and the Company Subsidiaries. Any implied warranty or similar rights applicable to any of the transactions contemplated hereby under the Law of any jurisdiction is hereby expressly and irrevocably waived by each party hereto to the fullest extent permitted by such Law, and each party hereto agrees that it shall not seek to enforce any such implied warranties or similar rights against the other party.

    (b) In connection with each Purchaser's investigation of the respective business of the Company and the Company Subsidiaries, such Purchaser has received certain estimates, projections and other forecasts for the respective business of the Company and the Company Subsidiaries, and certain plan and budget information (collectively, the "FORWARD LOOKING INFORMATION"). Each Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that such Purchaser is familiar with such uncertainties, that such Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it. Accordingly, the Company makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.03.

    SECTION 5.04. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Oak Hill and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE, each of Oak Hill, on behalf of the Purchasers as the sole authority to make any public disclosure with respect to this Agreement, and the Company shall use best efforts to consult with the other before issuing any press release with respect to this Agreement or any of the transactions contemplated hereby.

    SECTION 5.05. DELAWARE REINCORPORATION. The Company shall use its best efforts and take all actions necessary or advisable and permitted by applicable Law promptly to cause (i) the Company to be merged with and into a newly formed Subsidiary (such new Subsidiary's capital stock, after giving effect to such merger, being identical to the authorized, issued and outstanding capital stock of the Company) which is incorporated in the State of Delaware, with such new Delaware Subsidiary surviving the merger and (ii) the Board to be changed from a staggered board structure to a board structure where all Directors are elected annually (the actions described in clauses (i) and (ii) being collectively referred to as the "DELAWARE REINCORPORATION").

    SECTION 5.06. COMPANY STOCKHOLDERS' MEETING. The Company shall use its best efforts and take all actions necessary or advisable and permitted by applicable Law to prior to December 31, 1999 (i) call and hold a stockholders' meeting as promptly as practicable for the purpose of voting upon (A) the approval of the issuance of the Conversion Stock pursuant to the terms of the Series B Preferred and (B) the Delaware Reincorporation, in each case, as may be required by the rules of the NYSE and applicable Law, (ii) secure the requisite vote or consent of stockholders for such approval and (iii) reserve for issuance such number of shares of Common Stock issuable upon conversion of the Conversion Stock as may reasonably be required.

    SECTION 5.07. NYSE LISTING. The Company shall promptly prepare and submit to the NYSE a listing application covering the Conversion Stock, and shall use its best efforts to reserve for issuance such Conversion Stock, subject to stockholder approval and to official notice to the NYSE of issuance.

    SECTION 5.08. NO SOLICITATION OF TRANSACTIONS. (a) The Company will not, directly or indirectly, and will instruct the Company Subsidiaries and Representatives not to, directly or indirectly, solicit, initiate or encourage (including by means of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Company Subsidiaries or any Representative retained by it to take any such action. Notwithstanding anything to the contrary in this Section 5.08, the Company may furnish information to, and enter into discussions with, a Person who has made a Superior Proposal if (i) the Board has reasonably concluded, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, (ii) the Company has advised Oak Hill of the furnishing of such information or such discussions and (iii) the Company has obtained from such

Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

    (b) Nothing contained in this Agreement shall prohibit the Company or the Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

    (c) The Company shall (i) promptly notify Oak Hill orally and in writing of the receipt by the Company (or any of its Representatives) of any Superior Proposal or any inquiries that could reasonably be expected to lead to a Superior Proposal and the identity of the Person making such Superior Proposal or such inquiry and (ii) notify Oak Hill orally and in writing promptly after receipt of any request for non-public information relating to it or any of the Company Subsidiaries or for access to its or any of the Company Subsidiaries' properties, books or records by any Person that, to the knowledge of the Company, may be considering making, or has made, a Superior Proposal.

    SECTION 5.09. USE OF PROCEEDS. The Company shall use the proceeds of the Aggregate Purchase Price substantially as follows:

        (a) approximately $80,000,000 for the reduction of certain senior indebtedness of the Company and certain of the Company Subsidiaries;

        (b) approximately $30,000,000 for an equity contribution to American Skiing Company Resort Properties, Inc.;

        (c) approximately $30,000,000 initially to be applied to repay certain indebtedness under certain of the Amended and Restated Credit Agreements, which amount may subsequently be drawn upon and used (i) for the purchase of certain assets to be used in the business of the Company and certain of the Company Subsidiaries and (ii) for other capital expenditures, in each case, as approved by the Board and as disclosed in Section 5.09 of the Disclosure Schedule; and

        (d) the remainder of the proceeds for (i) fees and expenses of the Company relating to the transactions contemplated by this Agreement and (ii) general working capital purposes.

    SECTION 5.10. VOTING AGREEMENT. The Company shall deliver the executed Voting Agreement on behalf of all parties thereto (other than Oak Hill) at the Closing.

    SECTION 5.11. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement and, when executed, the Stockholders' Agreement and the Voting Agreement, (ii) obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchasers or the Company or any of their partners or Subsidiaries, as the case may be, in connection with the authorization, execution and delivery of this Agreement, the Stockholders' Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Stockholders' Agreement and the Voting Agreement and the transactions contemplated hereby and thereby that are required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities or "blue sky" laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

    (b) The Purchasers and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

    SECTION 5.12. TAX REPORTING. The parties hereto agree and acknowledge that unless otherwise required in the opinion of outside counsel to the relevant party, as a result of a change in applicable law (including, without limitation, a clarification of law pursuant to legislative, administrative or judicial guidance), to comply with its obligations under the Code, (i) no party hereto will take the position that any amount will be includible in income with respect to the Shares issued pursuant to this Agreement under Section 305 of the Code and that the parties shall file all Tax Returns accordingly (the "REPORTING AGREEMENT") and (ii) no party shall affirmatively take any position inconsistent with the Reporting Agreement upon examination of any Tax Return, in any refund claim, in any litigation or otherwise.

    SECTION 5.13. SECTION 382 OF THE CODE. The parties hereto agree and acknowledge that, if the Company and Oak Hill reasonably believe the Closing is likely to result in a "change of control" (as such term is defined in Section 382 of the Code) (a "SECTION 382 CONTROL CHANGE"), Oak Hill and the Company agree to negotiate in good faith to restructure the transaction terms, in a manner satisfactory to both parties, (i) so as to avoid a Section 382 Control Change, or (ii) in the event a Section 382 Control Change cannot be avoided to assure that the timing and amount of deductions of net operating losses that the Company may claim for federal income tax purposes is not materially adversely affected by reason of such Section 382 Control Change.

                                   ARTICLE VI
                           CONDITIONS TO THE CLOSING

    SECTION 6.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and the Purchasers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible), with Oak Hill's written waiver constituting an effective waiver on behalf of all Purchasers, of the following conditions:

        (a) NO ORDER. No Governmental Authority or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any Governmental Order that is then in effect, pending or threatened and has, or would have, the effect of prohibiting consummation of the transactions contemplated by this Agreement;

        (b) ANTITRUST WAITING PERIODS. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated;

        (c) NYSE LISTING. The Conversion Stock shall have been reserved for issuance on the NYSE, subject to stockholder approval and to official notice of issuance;

        (d) CONSENTS. Each of Oak Hill and the Company shall have received, each in form reasonably satisfactory to it, (i) from holders of ASC East, Inc.'s 12% Series A and B Senior Subordinated Notes issued under the Indenture, a consent to the effect that none of the transactions contemplated by this Agreement shall constitute a "Change of Control" (as such term is defined in the Indenture), (ii) from the lenders under the Amended and Restated Senior Credit Agreements, a consent to all the transactions contemplated by this Agreement, (iii) from the holders of the Senior Preferred Stock, a consent with respect to the transactions contemplated by this Agreement and the Stockholders' Agreement; (iv) from ING, a consent to the effect that none of the transactions contemplated by this Agreement will constitute a "change of control" under the Credit Agreement dated as of November 10, 1997 between Mr. Otten and ING; and (v) from the lenders under the Resort Properties Credit Agreement, a consent to the effect that none of the transactions contemplated by this Agreement shall constitute a "Change of Control" (as such term is defined in the Resort Properties Credit Agreement);

        (e) BY-LAWS. The By-laws shall have been amended to conform to the Stockholders' Agreement, including the addition of a provision that references and acknowledges the effectiveness of Section 3.02 of the Stockholders' Agreement;

        (f) INDEPENDENT DIRECTORS. The Board shall include three Independent Directors (as such term is defined in the Stockholders' Agreement) reasonably satisfactory to each of the Company and Oak Hill and to be elected, if necessary, at the Closing; and

        (g) CLASS I OPTION BENEFITS. The Company shall have entered into agreements with certain holders of Class I Options (as such term is described in the Company Benefit Plans), mutually satisfactory to Oak Hill and the Company, limiting the rights of such holders with respect to fixed benefit tax "gross-ups" upon exercise of such options.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible) of the following conditions:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Purchasers contained in this Agreement shall have been true and correct in all material respects when made and as of the Closing, with the same force and effect as if made as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Purchasers on or before the Closing shall have been complied with in all material respects, and the Company shall have received a certificate from each Purchaser to such effect signed by a duly authorized officer thereof;

        (b) STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly authorized, executed and delivered by each Purchaser; and

        (c) PURCHASERS CLOSING DELIVERIES. The Company shall have received the closing deliveries of the Purchasers set forth in Section 2.05 and such other certificates dated the Closing Date as it may reasonably request.

    SECTION 6.03. CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible), with Oak Hill's written waiver constituting an effective waiver on behalf of all Purchasers, of the following conditions:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (PROVIDED, HOWEVER, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects, and each Purchaser shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof;

        (b) STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly authorized, executed and delivered by the Company, Mr. Otten, and ING;

        (c) COMPANY CLOSING DELIVERIES. The Purchasers shall have received the closing deliveries of the Company indicated in Section 2.04 and such other certificates dated the Closing Date as Oak Hill may reasonably request;

        (d) VOTING AGREEMENT. The voting agreement shall have been duly authorized and executed by each of the parties thereto (other than Oak Hill) and delivered by the Company on behalf of each of the parties thereto (other than Oak Hill) as contemplated herein;

        (e) PURCHASER DIRECTORS. The Certificate of Designation shall have been filed with the Secretary of State of Maine and the Oak Hill Designees shall have become Directors;

        (f) AMENDMENTS TO CREDIT AGREEMENTS AND THE INDENTURE. Oak Hill shall have received, in form and substance reasonably satisfactory to it, copies of amendments made to certain of the Amended and Restated Credit Agreements, the Credit Agreement dated as of November 10, 1997 between ING and Mr. Otten, the Resort Properties Credit Agreement and the Indenture, reflecting such changes as Oak Hill may reasonably request;

        (g) BUDGET. Oak Hill shall have received, in form and substance reasonably satisfactory to it, a proposed operating and capital budget of the Company for fiscal year 2000; and

        (h) EMPLOYMENT AGREEMENT OF MR. OTTEN. Oak Hill shall have received, in form and substance reasonably satisfactory to it, an executed copy of an employment agreement between Mr. Otten and the Company.

                                  ARTICLE VII
                                INDEMNIFICATION

    SECTION 7.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Purchasers contained in this Agreement shall survive until the second anniversary of the Closing Date, except that all representations and warranties of the Company as to any Tax Claim shall survive until 30 days after assessment of the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation (taking into account any applicable waivers or extensions). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company or the Purchasers, then the relevant representations and warranties of the other party shall survive as to such claim, until such claim has been finally resolved.

    SECTION 7.02. INDEMNIFICATION. (a) Each of the Purchasers, their respective Affiliates and their respective successors and assigns and the officers, directors, employees and agents of each of the Purchasers, their respective Affiliates and their respective successors and assigns shall be indemnified and held harmless by the Company for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "PURCHASER LOSS") arising out of or resulting from:

        (i) the breach of any representation or warranty made by the Company contained in this Agreement; or

        (ii) the breach of any covenant or agreement by the Company contained in this Agreement.

    (b) The Company, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Company, its Affiliates and its successors and assigns shall be indemnified and held harmless by Oak Hill for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "COMPANY LOSS", and each of a Company Loss and a Purchaser Loss is hereinafter referred to as a "LOSS" with respect to such party) arising out of or resulting from:

        (i) the breach of any representation or warranty made by any Purchaser contained in this Agreement; or

        (ii) the breach of any covenant or agreement by any Purchaser contained in this Agreement.

    (c) Whenever a claim shall arise for indemnification under this Article VII, the party entitled to indemnification (the "INDEMNIFIED PARTY") shall give notice to the other party (the "INDEMNIFYING PARTY") of any matter that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement promptly, but in no event later than 30 days after the Indemnified Party first learns of such claim, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim following receipt by the Indemnified Party of such notice in the time frame provided above; PROVIDED, HOWEVER, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VII. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would prevent the same counsel from representing both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

    SECTION 7.03. LIMITS ON INDEMNIFICATION. (a) Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum amount of indemnifiable Purchaser Losses which may be recovered by any Purchaser from the Company arising out of or resulting from the causes enumerated in Section 7.02(a) with respect to it shall be an amount equal to one half of the portion of the Purchase Price paid by it as set forth in Annex A hereto and (ii) no claim may be made against the Company for indemnification pursuant to Section 7.02(a) with respect to any individual item of a Purchaser Loss or items of Purchaser Losses arising out of substantially similar facts and circumstances, unless such item or items of Purchaser Losses exceed $10,000, and no claim may be made against the Company pursuant to Section 7.02(a) unless the aggregate of all such Purchaser Losses shall exceed $250,000 (the "BASKET AMOUNT"), in which case the Company shall then be required to pay or be liable for any excess amount of Purchaser Losses beyond the Basket Amount.

    (b) Notwithstanding anything to the contrary elsewhere in this Agreement, Losses shall not include, and no Indemnifying Party shall, in any event, be liable to any other party for, any consequential, punitive or special damages (including, but not limited to, damages for lost profits).

    SECTION 7.04. FORM OF PAYMENT OF PURCHASER LOSSES. The Company, at the election of the Board, may, in lieu of making any cash payment with respect to, and in full satisfaction of, any obligation of the Company arising under Section 7.02(a) to indemnify for Purchaser Losses, issue additional shares of Series B Preferred. For purposes of calculating the number of shares of Series B Preferred issuable pursuant to this Section 7.04, the price per share of Series B Preferred will be deemed to be $1,000.

                                  ARTICLE VIII
                                  TERMINATION

    SECTION 8.01. TERMINATION. This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

        (a) by mutual written consent duly authorized by the boards of directors of each of Oak Hill and the Company;

        (b) by either Oak Hill or the Company if the Closing Date shall not have occurred on or before August 31, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose breach has caused the failure of the Closing to occur on or before such date;

        (c) there shall be any Governmental Order which is final and nonappealable preventing the transactions contemplated by this Agreement;

        (d) by Oak Hill upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) would not be satisfied ("TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for as long as the Company continues to exercise such best efforts, but not beyond the date specified in paragraph (b) above, Oak Hill may not terminate this Agreement under this Section 8.01(d);

        (e) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of any Purchaser set forth in this Agreement, or if any representation or warranty of any Purchaser shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) would not be satisfied ("TERMINATING PURCHASER BREACH"); PROVIDED, HOWEVER, that if such Terminating Purchaser Breach is curable by any Purchaser through the exercise of its respective best efforts and for as long as such Purchaser continues to exercise such best efforts, but not beyond the date specified in paragraph (b) above, the Company may not terminate this Agreement under this Section 8.01(e); or

        (f) by the Company if the Board determines, after consultation with its independent legal counsel (who may be the Company's regularly engaged outside legal counsel), that such termination is required by the Board's fiduciary duties to the Company's stockholders under applicable Law in order to permit the Company to enter into a definitive agreement with respect to a Competing Transaction that constitutes a Superior Proposal; PROVIDED, HOWEVER, that the termination of this Agreement by the Company under this paragraph (f) shall not become effective until the fee required to be paid under Section 9.02(b) shall have been paid in full.

    SECTION 8.02. EFFECT OF TERMINATION. Except as provided in Section 7.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Purchasers or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 9.02(b); PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01. WAIVER. The Company, on the one hand, and Oak Hill, on behalf of each Purchaser on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

    SECTION 9.02. EXPENSES. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; PROVIDED, HOWEVER, (i) if the purchase of Shares is consummated as contemplated by this Agreement, the Company shall pay the Oak Hill Fee and the reasonable out-of-pocket expenses of Oak Hill in connection with the transactions contemplated by this Agreement, which expenses shall in no event exceed in the aggregate the amount of the Company's allowable fees and expenses (excluding the Oak Hill Fee, consent fees and investment banking fees) and (ii) the Company's fees (excluding the Oak Hill Fee and any fees and expenses associated with any solicitation of consents or approvals in connection with the restructuring of the Company's capital structure in accordance with the terms of the Indenture) shall not exceed $7.5 million.

    (b) The Company agrees to pay to Oak Hill an amount equal to the sum of $10,000,000 if either (i) the Company shall terminate this Agreement pursuant to
Section 8.01(f) or (ii) the Company shall terminate this Agreement pursuant to
Section 8.01(b) and the Company shall consummate a Competing Transaction that constitutes a Superior Proposal within one year of the date of such termination.

    SECTION 9.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

        (a)  If to the Company:

                       American Skiing Company
                       Sunday River Road
                       Bethel, ME 04217
                       Telecopy: (207) 824-5110
                       Attention: Leslie B. Otten

                       Christopher E. Howard

        with copies (which shall not constitute notice to the Company) to:

                       Shearman & Sterling
                       599 Lexington Avenue
                       New York, NY 10022-6069
                       Telecopy: (212) 848-7179
                       Attention:  Robert Evans III, Esq. (e-mail:
                       revans@shearman.com)
                                Peter D. Lyons, Esq. (e-mail:
                       plyons@shearman.com)

                       and

                       Pierce Atwood
                       One Monument Square
                       Portland, ME 04101
                       Telecopy: (207) 791-1350
                       Attention:  David J. Champoux, Esq.
                                  (e-mail: dchampoux@pierceatwood.com)

        (b)  If to the Purchasers:

                       Oak Hill Capital Partners, L.P.
                       201 Main Street
                       Fort Worth, Texas 76102
                       Attention: Ray Pinson

                       and

                       Oak Hill Capital Management, Inc.
                       Park Avenue Tower
                       65 East 55th Street
                       New York, NY 10022
                       Telecopy: (212) 754-5685
                       Attention:  Steven B. Gruber
                                Bradford E. Bernstein

        with a copy (which shall not constitute notice to the Purchasers) to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, NY 10019
                       Telecopy: (212) 373-2377
                       Attention: Matthew Nimetz, Esq.

    SECTION 9.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

    SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    SECTION 9.06. ENTIRE AGREEMENT. This Agreement and the Stockholders' Agreement, when executed, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Purchasers with respect to the subject matter hereof and thereof.

    SECTION 9.07. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; PROVIDED, HOWEVER, neither the Company, on the one hand, nor Oak Hill on behalf of each Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party, except to Affiliates of Oak Hill or to Oak Hill Securities Fund, L.P.; PROVIDED, HOWEVER, that no such assignment shall release Oak Hill or any of the other Purchasers from any of their obligations hereunder.

    SECTION 9.08.  NO THIRD PARTY BENEFICIARIES.  Except for the provisions of
Article VII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 9.09. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Oak Hill, on behalf of each Purchaser, or (b) by a waiver in accordance with
Section 9.01.

    SECTION 9.10. GOVERNING LAW; FORUM; ARBITRATION. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles.

    (b) Except as provided in Section 9.10(c) below, all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York or in any state or federal court in Maine. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any New York State or federal court sitting in the City of New York, County of Manhattan or of any state or federal court in Maine, in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than any New York State or federal court sitting in the City of New York, County of Manhattan or any state or federal court in Maine.

    (c) After the Closing Date, notwithstanding anything to the contrary in this Agreement, the parties hereto agree that any claim, action, suit or proceeding (a "CLAIM") seeking to enforce any provision of, or based upon any matter arising out of, Article VII shall be finally resolved through arbitration, subject to the following provisions:

        (i) In the event that any of the parties hereto asserts a Claim for purposes of Article VII, it shall notify in writing the other parties of such alleged Claim (a "DISPUTE NOTICE") and such parties shall in good faith attempt to reach a mutually satisfactory settlement of such Claim. If such parties fail to reach a settlement within 30 days of the date of the Dispute Notice, any such party, after giving written notice to all such other parties of its intention to do so, may, by means of a demand of arbitration (a "DEMAND OF ARBITRATION"), refer the existence of a Claim to arbitration in accordance with the provisions set forth herein.

        (ii) The arbitration shall, subject to the provisions herein agreed to, be governed by the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be administered and conducted by the AAA. The AAA shall be the appointing authority. The place of the arbitration and the place of the making of the decision shall be New York, New York. The substantive law to be applied by the arbitrators shall be the law as set forth in paragraph (a) of this Section 9.10.

        (iii) The arbitration panel (the "ARBITRATION PANEL") shall be composed of three arbitrators, designated as follows. The parties or party alleging a Claim (the "CLAIMANT") shall, in its Demand of Arbitration, appoint one arbitrator. The party or parties purportedly responsible for the alleged Claim (the "RESPONDENT") shall, no later than 10 days after being notified of the Demand of Arbitration, appoint one arbitrator. If the Respondent fails to appoint such arbitrator within such 10 days, the AAA shall appoint such arbitrator no later than 15 days after being notified of the Respondent's failure to timely appoint such arbitrator. Once both arbitrators are appointed, they shall mutually appoint the third arbitrator.

        (iv) The Arbitration Panel shall render its decision (the "DECISION") not later than 90 days after such panel has been duly constituted. In the event that the Arbitration Panel fails to render the Decision within such time limit, the Arbitration Panel shall, nonetheless, retain jurisdiction over the dispute.

        (v) The Decision shall be in writing. The Arbitration Panel shall set forth the reasons for the Decision. The Decision shall be final and binding upon all parties hereto.

    SECTION 9.11. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                      AMERICAN SKIING COMPANY

                      By:  /s/ LESLIE B. OTTEN
                           -----------------------------------------
                           Name:  Leslie B. Otten
                           Title:  President and Chief Executive Officer

                      OAK HILL CAPITAL PARTNERS, L.P.

                      By:  OHCP GEN PAR, L.P., its general partner

                      By:  OHCP NGP, LLC, its general partner

                      By:  /s/ STEVEN B. GRUBER
                           -----------------------------------------
                           Name:  Steven B. Gruber
                           Title:  Managing Member

                                    ANNEX A
                                   PURCHASERS

                                                             JURISDICTION AND
                                                                  TYPE OF           NUMBER OF
NAME                                                           ORGANIZATION      SHARES PURCHASED  PURCHASE PRICE
----------------------------------------------------------  -------------------  ----------------  --------------
Oak Hill Capital Partners, L.P. ..........................       Delaware L.P.         150,000     $  150,000,000

    AMENDMENT NO. 1 (this "Amendment"), dated as of August 6, 1999 to the Preferred Stock Subscription Agreement, dated July 9, 1999 (the "Agreement"), among American Skiing Company (the "Company"), Oak Hill Capital Partners, L.P. ("Oak Hill") and the other entities named in Annex A thereto. Capitalized terms used in this Amendment but not defined herein shall have the respective meanings given such terms in the Agreement.

    WHEREAS, pursuant to Section 9.09 of the Agreement, the parties hereto wish to amend the Agreement in the manner set forth herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        1. Oak Hill Capital Management Partners, L.P., Oak Hill Securities Fund, L.P., and OHCP Ski, L.P. (collectively, the "Additional Investors") shall each be added as Purchasers to the Agreement. In this regard, Annex A shall be changed to reflect the addition of these parties as Purchasers and to reflect the number of shares of Series B Preferred to be purchased and the purchase price to be paid by each of the Purchasers. A copy of the restated Annex A is attached to this Amendment.

        2. Each of the Additional Investors hereby acknowledges their agreement to become Purchasers by signing below as indicated and that by so signing they hereby become parties to the Agreement.

        3. Each of the Company and Oak Hill hereby ratifies and confirms that it continues to be bound by the terms and provisions of the Agreement. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

        4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by each of the parties hereto, it being understood that each party need not sign the same counterpart.

    IN WITNESS WHEREOF, each of the parties hereto has signed this Amendment as of the date first above written by their respective officers thereunto duly organized.

                                AMERICAN SKIING COMPANY

                                By:          /s/ CHRISTOPHER E. HOWARD
                                     -----------------------------------------
                                     Name: Christopher E. Howard
                                     Title: Executive Vice President

                                OAK HILL CAPITAL PARTNERS, L.P.

                                By:  OHCP GENPAR, L.P.,
                                     its General Partner

                                By:  OHCP MGP, LLC,
                                     its General Partner

                                By:             /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Managing Member

                                OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                                By:  OHCP GENPAR, L.P.,
                                     its General Partner

                                By:  OHCP MGP, LLC,
                                     its General Partner

                                By:             /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Vice President

                                OAK HILL SECURITIES FUND, L.P.

                                By:  OAK HILL SECURITIES GENPAR, L.P.,
                                     its General Partner

                                By:  OAK HILL SECURITIES MGP, INC.,
                                     its General Partner

                                By:             /s/ GLENN R. AUGUST
                                     -----------------------------------------
                                     Name: Glenn R. August
                                     Title: President

                                OHCP SKI, L.P.

                                By:  OAK HILL CAPITAL PARTNERS, L.P.
                                     its General Partner

                                By:  OHCP GENPAR, L.P.,
                                     its General Partner

                                By:  OHCP MGP, LLC,
                                     its General Partner

                                By:             /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Vice President

                                    ANNEX A
                                   PURCHASERS

                                                      JURISDICTION
                                                           AND         NUMBER OF
                                                         TYPE OF        SHARES      PURCHASE
                       NAME                           ORGANIZATION     PURCHASED      PRICE
Oak Hill Capital Partners, L.P.                       Delaware L.P.      129,870   $129,870,000
Oak Hill Capital Management Partners, L.P.            Delaware L.P.        3,330   $ 3,330,000
Oak Hill Securities Fund, L.P.                        Delaware L.P.       14,800   $14,800,000
OHCP SKI, L.P.                                        Delaware L.P.        2,000   $ 2,000,000
      Total.........................................................     150,000   $150,000,000

                                                                      APPENDIX B

                            STOCKHOLDERS' AGREEMENT

                                                                  CONFORMED COPY

--------------------------------------------------------------------------------

                            STOCKHOLDERS' AGREEMENT
                                     AMONG
                            AMERICAN SKIING COMPANY,
                        OAK HILL CAPITAL PARTNERS, L.P.,
                   THE OTHER ENTITIES NAMED IN ANNEX A HERETO
                                      AND
                                LESLIE B. OTTEN
                           DATED AS OF AUGUST 6, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

   SECTION                                                                                                        PAGE
-----------                                                                                                     ---------

                                                        ARTICLE I
                                                       DEFINITIONS
     1.01.   Definitions......................................................................................        B-1

                                                       ARTICLE II
                                                       GOVERNANCE

     2.01.   Board Representation.............................................................................        B-5
     2.02.   Resignations and Replacements....................................................................        B-5
     2.03.   Rights of Estate of Mr. Otten....................................................................        B-6
     2.04.   Committees Generally; Nominating Committee.......................................................        B-6
     2.05.   Meetings; Budget; Board Fees and Expenses........................................................        B-7
     2.06.   Termination of Executives........................................................................        B-7
     2.07.   Employee Plans...................................................................................        B-7
     2.08.   Removal of Chief Executive Officer...............................................................        B-7

                                                       ARTICLE III
                                                      VOTING RIGHTS

     3.01.   Voting Restrictions..............................................................................        B-7
     3.02.   Special Board Rights.............................................................................        B-8

                                                       ARTICLE IV
                                                  STANDSTILL PROVISIONS

     4.01.   Ownership of the Series B Preferred..............................................................        B-9
     4.02.   Transfer Restrictions............................................................................        B-9
     4.03.   Acquisition of Additional Shares; Other Restrictions.............................................       B-10
     4.04.   Additional Shares................................................................................       B-11
     4.05.   Anti-Dilutive Rights.............................................................................       B-12

                                                        ARTICLE V
                                                   REGISTRATION RIGHTS

     5.01.   Restrictive Legend...............................................................................       B-13
     5.02.   Notice of Proposed Transfer......................................................................       B-13
     5.03.   Request for Registration.........................................................................       B-13
     5.04.   Incidental Registration..........................................................................       B-16
     5.05.   Shelf Registration...............................................................................       B-16
     5.06.   Obligations of the Company.......................................................................       B-17
     5.07.   Furnish Information..............................................................................       B-19
     5.08.   Expenses of Registration.........................................................................       B-19
     5.09.   Underwriting Requirements........................................................................       B-19
     5.10.   Indemnification..................................................................................       B-19
     5.11.   Lockup...........................................................................................       B-21
     5.12.   Transfer of Registration Rights..................................................................       B-22
     5.13.   Rule 144 Information.............................................................................       B-22

   SECTION                                                                                                        PAGE
-----------                                                                                                     ---------
                                                       ARTICLE VI
                                                FURNISHING OF INFORMATION

     6.01.   Furnishing of Information........................................................................       B-22

                                                       ARTICLE VII
                                                   GENERAL PROVISIONS

     7.01.   Waiver...........................................................................................       B-23
     7.02.   Expenses; Attorneys' Fees........................................................................       B-23
     7.03.   Notices..........................................................................................       B-23
     7.04.   Headings.........................................................................................       B-24
     7.05.   Severability.....................................................................................       B-24
     7.06.   Entire Agreement.................................................................................       B-24
     7.07.   Assignment.......................................................................................       B-24
     7.08.   No Third Party Beneficiaries.....................................................................       B-25
     7.09.   Amendment........................................................................................       B-25
     7.10.   Governing Law; Forum.............................................................................       B-25
     7.11.   Effect of Delaware Reincorporation...............................................................       B-25
     7.12.   Counterparts.....................................................................................       B-25
     7.13.   Specific Performance.............................................................................       B-25

Annex A    Stockholders

                            STOCKHOLDERS' AGREEMENT

    STOCKHOLDERS' AGREEMENT dated August 6, 1999 (this "AGREEMENT") among OAK HILL CAPITAL PARTNERS, L.P., a Delaware limited partnership ("OAK HILL") and the other entities identified in Annex A attached hereto (together with Oak Hill, the "STOCKHOLDERS"), LESLIE B. OTTEN ("MR. OTTEN") and AMERICAN SKIING COMPANY, a Maine corporation (the "COMPANY").

    WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company and the Stockholders under the Preferred Stock Subscription Agreement dated July 9, 1999 by and between the Company and the Stockholders (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Company shall sell to the Stockholders, and the Stockholders shall purchase from the Company, the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED"), upon the terms and subject to the conditions set forth in the Subscription Agreement;

    WHEREAS, upon consummation of the transaction contemplated by the Subscription Agreement, the Stockholders will beneficially own an aggregate of 150,000 shares of Series B Preferred, each of which may be convertible into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"); and

    WHEREAS, the Company, Mr. Otten and the Stockholders now wish to enter into this Agreement to set forth their agreement as to the matters set forth herein with respect to, among other things, representation on the Company's Board of Directors (the "BOARD") and the Transfer (as defined below) of the Restricted Securities (as defined below);

    NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Mr. Otten and the Stockholders hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01. DEFINITIONS. (a) Unless otherwise defined in this Agreement, capitalized terms are used herein as defined in the Subscription Agreement.

    (b) As used in this Agreement, the following terms shall have the following meanings:

        "AFFILIATE" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

        "ASSOCIATE" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

        "BENEFICIALLY OWN" has the meaning set forth below:

           A Person shall be deemed to "Beneficially Own" any securities:

               (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement;

               (ii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of such securities; or

               (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

        "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or the State of Maine.

        "BY-LAWS" means the by-laws of the Company, as amended and restated as of the date hereof and as may be amended from time to time.

        "CHANGE OF CONTROL" means any event that gives any Person or Group other than holders of the Series B Preferred, the Stockholders, Mr. Otten or their Permitted Transferees the ability to control the Company (a) through the acquisition of either (i) substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a majority of the aggregate voting power of the Company's capital stock or (b) by otherwise being able to elect or designate a majority of the Board through a management contract or otherwise.

        "CLASS A COMMON STOCK" means the Company's Class A common stock, par value $.01 per share.

        "CLASS A DIRECTOR" means a Director elected by holders of the Class A Common Stock pursuant to the Articles of Incorporation.

        "COMMON STOCK DIRECTOR" means a Director elected by the holders of Common Stock pursuant to the Articles of Incorporation.

        "CONVERSION STOCK" means the Common Stock issued by the Company upon conversion of the Series B Preferred.

        "DIRECTOR" means a member of the Board.

        "EMPLOYEE PLAN" means any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any directors, officers or other employees of the Company.

        "EXECUTIVE COMMITTEE" means the executive committee of the Board established in accordance with the By-laws.

        "FAIR MARKET VALUE" shall mean for any applicable measurement date the closing price of the Common Stock on the NYSE or, in the event that trading hours on the NYSE are extended past 4:00 p.m. (EST), the last sale price at 4:00 p.m. (EST).

        "FULLY DILUTED BASIS" means, in respect of the Common Stock, the method of calculating the number of shares of Common Stock outstanding on an applicable measurement date, pursuant to which the following shares shall be deemed to be outstanding: (i) all shares of Common Stock outstanding on the date hereof, (ii) all shares of Common Stock issuable upon conversion of outstanding shares of the Class A Common Stock or the Series B Preferred,
    (iii) all shares of Common Stock issued after the date hereof pursuant to the exercise of stock options under Employee Plans or upon conversion of the Class A Common Stock, the Series B Preferred or the Senior Preferred Stock,
    (iv) all shares of Common Stock issuable pursuant to any securities or stock options of the Company outstanding at any time which are convertible into or exercisable for shares of Common Stock at a conversion or exercise price at or below the then current Fair Market Value of the Common Stock, (v) any shares of Common Stock issued after the date hereof, other than pursuant to clause (ii), (iii) or (iv) above, at a price per share at or above $10.50 per share; PROVIDED that such issuance has been approved by at least eight members of the

    Board and (vi) any shares of Common Stock issued for any consideration other than cash as may be approved by the Board.

        "GROUP" has the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

        "HOLDERS" means the Stockholders, Mr. Otten or any Permitted Transferee to whom the rights under this Agreement are assigned in accordance with the provisions of Section 5.12 hereof.

        "INDEPENDENT" means, in respect of a Director, an individual who meets the following criteria: (i) is not, and has not previously been, within the past three years, an employee of the Company, Mr. Otten, the Stockholders or any of their Affiliates; (ii) is not related by birth or marriage to Mr. Otten or any employee of the Company, the Stockholders, or their respective Affiliates; and (iii) is otherwise independent of Mr. Otten, the Stockholders and their respective Affiliates.

        "ING REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of November 10, 1997 between the Company and ING.

        "MATURITY DATE" means August 6, 2009.

        "NOMINATING COMMITTEE" means the nominating committee of the Board established in accordance with the By-laws that shall be responsible for, among other things, identifying and nominating certain Independent individuals to be elected as Directors of the Company.

        "OTTEN DIRECTOR" means a Director elected by the holders of Class A Common Stock or a Director designated by Mr. Otten pursuant to the terms of this Agreement.

        "PERSON" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

        "PLEDGE AGREEMENT" means that certain Pledge Agreement between Mr. Otten and ING dated as of November 10, 1997 pursuant to which all of the shares of Class A Common Stock and Common Stock Beneficially Owned by Mr. Otten are pledged to ING.

        "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement or similar document with the SEC in compliance with the Securities Act and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

        "REGISTRABLE STOCK" shall mean (i) the Conversion Stock, (ii) the Series B Preferred, (iii) any shares of Common Stock Beneficially Owned by Mr. Otten, the Stockholders or their Permitted Transferees or (iv) any Common Stock issued as (or upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Series B Preferred or the Conversion Stock. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when with respect to such Registrable Stock (w) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (x) such Registrable Stock is sold in a transaction in which the rights under the provisions of Article V are not assigned in accordance with Section 5.12,
    (y) such Registrable Stock may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144(A)) without registration under the Securities Act or (z) Mr. Otten, on the one hand, or the Stockholders, on the other hand, no longer Beneficially Own at least 2% of the outstanding shares of Common Stock (on a Fully Diluted Basis).

        "RESTRICTED SECURITIES" means the Senior Preferred Stock, Series B Preferred, the Conversion Stock, the Class A Common Stock and Common Stock, including any of such stock issued as payment of a dividend.

        "STANDSTILL PERIOD" shall mean any time during the period beginning on the date hereof and ending on August 6, 2004 during which either (i) the Stockholders Beneficially Own 15% or more of the outstanding shares of Common Stock (on a Fully Diluted Basis) or (ii) the Stockholders and their Affiliates or Associates Beneficially Own 33 1/3% or more of the outstanding shares of Senior Preferred Stock.

        "STOCKHOLDER DIRECTOR" means a Director designated by the Stockholders pursuant to this Agreement or elected by the holders of the Series B Preferred pursuant to the Articles of Incorporation.

    (c) The following terms have the meanings set forth in the Sections set forth below:

TERM                                                                                LOCATION
--------------------------------------------------------------------------------  ------------
Agreement.......................................................................  Preamble
Anti-Dilutive Rights............................................................  Section4.05(a)
Board...........................................................................  Recitals
Budget..........................................................................  3.02(a)(i)
Common Stock....................................................................  Recitals
Company.........................................................................  Preamble
Departing Otten Director........................................................  Section2.02(b)
Departing Stockholder Director..................................................  Section2.02(a)
Executive.......................................................................  Section2.06
Initiating Holders..............................................................  Section5.03(a)
Maintenance Securities..........................................................  Section4.05(a)
Material Subsidiaries...........................................................  Section2.04(a)
Maximum Stockholder Stock Ownership Percentage..................................  Section4.03(a)
Mr. Otten.......................................................................  Preamble
Oak Hill........................................................................  Preamble
Otten Permitted Transferee......................................................  Section4.02(a)
Permitted Transferees...........................................................  Section4.02(a)
Series B Preferred..............................................................  Recitals
Shelf Registration..............................................................  Section5.05(a)
Stockholder Permitted Transferee................................................  Section4.02(a)
Stockholders....................................................................  Preamble
Subscription Agreement..........................................................  Recitals
Transfer........................................................................  Section4.02(a)

    (d) References in this Agreement to annexes, articles, sections, paragraphs, clauses, schedules and exhibits are to annexes, articles, sections, paragraphs, clauses, schedules and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person or entity include its successors and assigns. The words "shall" and "will" have the same meaning and effect.

                                   ARTICLE II
                                   GOVERNANCE

    SECTION 2.01. BOARD REPRESENTATION. (a) In accordance with the Certificate of Designation and subject to the rights of holders of the Company's serial preferred stock, as of the date hereof and for so long as the Stockholders shall be entitled to nominate at least one Director pursuant to Section 2.01(b), the Board shall consist of 11 members, initially consisting of (i) four Stockholder Directors, (ii) four Otten Directors and (iii) three Independent Common Stock Directors recommended by the Nominating Committee and approved by the Board.

    (b) Each of Mr. Otten and the Stockholders shall vote all Restricted Securities Beneficially Owned by him or it, as the case may be, to cause, and the parties hereto each shall otherwise use its best efforts to cause, there to be (i) four Stockholder Directors for so long as the Stockholders Beneficially Own at least 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (ii) three Stockholder Directors for so long as the Stockholders Beneficially Own at least 20% but less than 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (iii) two Stockholder Directors for so long as the Stockholders Beneficially Own at least 15% but less than 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), or (iv) one Stockholder Director for so long as the Stockholders Beneficially Own at least 5% but less than 15% of the outstanding shares of Common Stock (on a Fully Diluted Basis).

    (c) Each of Mr. Otten and the Stockholders shall vote all Restricted Securities Beneficially Owned by him or it, as the case may be, to cause, and the parties hereto each shall otherwise use its best efforts to cause, there to be (i) four Otten Directors for so long as Mr. Otten Beneficially Owns at least 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (ii) three Otten Directors for so long as Mr. Otten Beneficially Owns at least 20% but less than 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (iii) two Otten Directors for so long as Mr. Otten Beneficially Owns at least 15% but less than 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), or (iv) one Otten Director for so long as Mr. Otten Beneficially Owns at least 5% but less than 15% of the outstanding shares of Common Stock (on a Fully Diluted Basis).

    (d) Mr. Otten shall cause holders of Class A Common Stock to exercise their rights to elect Class A Directors in order to effectuate, to the extent necessary, the provisions contained in this Section 2.01; PROVIDED, HOWEVER, notwithstanding anything contained in this Section 2.01 to the contrary, for so long as any shares of Class A Common Stock are outstanding and entitled to elect Class A Directors, holders of shares of Class A Common Stock shall have the sole right to elect Class A Directors.

    SECTION 2.02. RESIGNATIONS AND REPLACEMENTS. (a) If any Stockholder Director is removed or otherwise ceases to serve as a Director for any reason other than in accordance with the Certificate of Designation (a "DEPARTING STOCKHOLDER DIRECTOR") or Section 2.01(b) or 2.02(c), the parties hereto each shall use its best efforts to cause the vacancy created by such Director ceasing to serve to be filled by a Stockholder Director who shall serve out the remaining term of the Departing Stockholder Director, after which time, such Stockholder Director position shall be filled according to Section 2.01(b).

    (b) If any Otten Director is removed or otherwise ceases to serve as a Director for any reason (a "DEPARTING OTTEN DIRECTOR") other than in accordance with Section 2.01(c) or 2.02(d), the parties hereto each shall use its best efforts to cause the vacancy created by such Director ceasing to serve to be filled by an Otten Director who shall serve out the remaining term of the Departing Otten Director, after which time, such Otten Director position shall be filled according to Section 2.01(c).

    (c) In the event that at any time any Stockholder Director is elected or appointed to the Board pursuant to Section 2.01(b) and the number of Stockholder Directors is greater than the number of Directors that the Stockholders have the right to designate by virtue of Section 2.01(b) of this

Agreement, then that excess number of Stockholder Directors (starting with any Class A Director that is a Stockholder Director or, in the event that no Stockholder Director is a Class A Director, starting with the Stockholder Director with the longest remaining term of office) shall be deemed to have resigned immediately upon the occurrence of such event such that the remaining number of Stockholder Directors, if any, conform to the provisions of this Agreement, and the Stockholders or Mr. Otten, as the case may be, shall take all action promptly to effect the resignation or removal of such Director. The parties hereto each shall use its best efforts to cause the vacancy created by such Stockholder Director ceasing to serve to be filled by an Independent individual recommended by the Nominating Committee and approved by the Board or, in the case of a Class A Director, to be filled by a designee of Mr. Otten.

    (d) In the event that at any time any Otten Director is elected or appointed to the Board pursuant to Section 2.01(c) and the number of Otten Directors is greater than the number of Directors that Mr. Otten has the right to designate by virtue of Section 2.01(c) of this Agreement, then that excess number of Otten Directors (starting with the Otten Director with the longest remaining term of office) shall be deemed to have resigned immediately upon the occurrence of such event such that the remaining number of Otten Directors, if any, conform to the provisions of this Agreement, and the Stockholders or Mr. Otten, as the case may be, shall take all action promptly to effect the resignation or removal of such Director. The parties hereto each shall use its best efforts to cause the vacancy created by such Otten Director ceasing to serve to be filled by an Independent individual recommended by the Nominating Committee and approved by the Board.

    SECTION 2.03. RIGHTS OF ESTATE OF MR. OTTEN. Mr. Otten hereby agrees and hereby directs his estate that in the event of his death, all of his shares of Class A Common Stock shall be converted into Common Stock effective as the date of such death.

    SECTION 2.04. COMMITTEES GENERALLY; NOMINATING COMMITTEE. (a) For so long as the Stockholders Beneficially Own at least 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), each of the parties hereto shall use its best efforts to cause the Nominating Committee to have two members and to cause one Stockholder Director (i) to serve as a member of each committee of the Board, (ii) to serve as a member of the board of directors of each of ASC East, Inc., ASC West, Inc., ASC Utah and American Skiing Company Resort Properties, Inc. or any other board or comparable body necessary to manage any subsidiary of the Company, whether existing now or created after the date hereof, that is material to the Company and its subsidiaries, taken as a whole (together, the "MATERIAL SUBSIDIARIES") and (iii) to serve as a member of each committee of the board of directors of the Material Subsidiaries; PROVIDED, HOWEVER, that if any applicable law or regulation of the NYSE (or other exchange on which the Common Stock is listed) shall prohibit the Board from appointing any of the Stockholder Directors to serve on any committee, this Agreement shall not require any Stockholder Director to serve on such committee; PROVIDED, FURTHER, HOWEVER, that in such event, the Company and Mr. Otten shall consult with the Stockholders and each shall use its best efforts to ensure that the Stockholders are able to achieve a level of participation in the operation of the Board and the boards of each of the Material Subsidiaries that is substantially similar to such committee representation and to otherwise preserve the rights described in this Section 2.04.

    (b) Each of the parties hereto shall use its best efforts to cause the Board (i) to approve any Independent individual recommended by the Nominating Committee for election to the Board and (ii) to recommend to the stockholders of the Company that such nominee be elected to the Board.

    (c) For so long as there shall be at least one Otten Director and Mr. Otten is the Company's chief executive officer, each of the parties hereto shall use its best efforts to cause at least one Otten Director to be a member of the Nominating Committee.

    SECTION 2.05. MEETINGS; BUDGET; BOARD FEES AND EXPENSES. (a) The Board shall meet at least four times during each fiscal year, except that there shall be at least six meetings of the Board during the first fiscal year following the issuance of the Series B Preferred.

    (b) Beginning January 1, 2000, proposals for the Budget (as hereinafter defined) shall be presented to the Board by management of the Company at least 60 days prior to the beginning of the Company's fiscal year. The parties hereto each shall use its best efforts to cause the Board to approve a Budget conforming to Section 3.02(a)(i) prior the beginning of each fiscal year. At each meeting of the Board, the Budget approved for the current fiscal year shall be reported on and updated and any additional "material" (as "materiality" is described in Section 3.02(a)(i)(E)) changes to the Budget since the previous Board meeting will be subject to Board approval.

    (c) The Stockholder Directors shall be entitled to receive compensation in the same amount as the Company's other non-employee Directors and to be reimbursed for all reasonable expenses related to attending meetings and performing other customary duties incident to their directorship. The Otten Directors shall be entitled to receive compensation in their capacity as Directors in the same amount as the Company's other non-Stockholder Directors receive in their capacity as Directors as set forth in the By-Laws and to be reimbursed all reasonable expenses related to attending meetings and performing other customary duties incident to their directorship.

    SECTION 2.06. TERMINATION OF EXECUTIVES. Any decision to terminate the chief operating officer, president (other than Mr. Otten), chief financial officer or the general counsel of the Company or the chief operating officer (or equivalent position) of American Skiing Company Resort Properties, Inc. (each, an "EXECUTIVE") will be made by Mr. Otten for so long as he continues to serve as the Company's chief executive officer; PROVIDED, HOWEVER, that before terminating any Executive, Mr. Otten must (i) seek the approval of the Executive Committee of such termination at a duly called meeting and (ii) in the event that the Executive Committee does not approve such termination, seek the approval of the Board of such termination at a duly called meeting, after which time Mr. Otten may terminate such Executive without any such approval.

    SECTION 2.07. EMPLOYEE PLANS. No Employee Plan will be adopted or amended in any material respect unless it has been approved by the compensation and stock option committee of the Board, such approval to include the affirmative vote of at least one Stockholder Director.

    SECTION 2.08. REMOVAL OF CHIEF EXECUTIVE OFFICER. Each of the parties hereto shall use its best efforts to cause the Board to amend the By-laws of the Company to require that the termination of the chief executive officer of the Company will require either (i) the affirmative vote of at least seven Directors, in the event that there are 11 Directors, (ii) the affirmative vote of at least six Directors (including at least one Independent Director), in the event that there are 10 Directors, (iii) the affirmative vote of at least two-thirds of the Directors (including at least one Independent Director), in the event that there are fewer than 10 Directors or (iv) the affirmative vote of at least a majority of the Directors (including at least one Independent Director), in the event that there are more than 11 Directors.

                                  ARTICLE III
                                 VOTING RIGHTS

    SECTION 3.01. VOTING RESTRICTIONS. (a) Mr. Otten agrees to vote the shares of Common Stock or Class A Common Stock Beneficially Owned by him to effect the terms of Article II of this Agreement and on other matters to vote in a manner consistent with the terms of this Agreement.

    (b) The Stockholders agree to vote any shares of Common Stock or Series B Preferred Beneficially Owned by the Stockholders to effect the terms of Article II of this Agreement and on other matters to vote in a manner consistent with the terms of this Agreement.

    SECTION 3.02. SPECIAL BOARD RIGHTS. (a) For so long as the Stockholders Beneficially Own at least 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), the Company shall not take the actions listed in clauses
(i) through (ix) below without the affirmative vote of at least one Stockholder Director, either as part of the vote of the full Board or the Executive Committee.

        (i) Approval of an annual operating and capital budget, which shall include operating plans, detailed capital expenditure plans and a business plan (the "BUDGET"), which Budget will include, without limitation:

           (A)  detailed operating assumptions relating to, without limitation,
       (1) pricing, (2) expected skier visits, (3) an explanation of changes in operating cost from the prior year, (4) head-count and expected seasonal head-count, (5) departmental "sales, general and administrative" expenses, including marketing plans and related budgets, and (6) a detailed analyses of all required capital expenditures, including return on investment analysis and a prioritization of both growth and maintenance capital expenditures;

           (B) planned material acquisitions, divestitures and other development decisions (1) involving more than $2,000,000 in the aggregate or (2) reasonably expected to have an impact of 5% or more on the Company's consolidated revenues or earnings;

           (C) overall corporate strategy, including actions that involve repositioning the Company, commencing new lines of business or significantly expanding lines of existing business (other than the skiing business) or making material investments in joint ventures or non-controlled operating companies;

           (D) requirements for capital in accordance with the Budget, including, without limitation, planned material financings (whether in the form of debt or equity), including (1) issuance of debt or equity securities, (2) entering into material new credit or financing agreements, (3) materially increasing lines of credit or making material changes in existing credit arrangements, (4) pledging material assets,
       (5) the payment of dividends on outstanding capital stock of the Company and (6) any redemption or repurchase of capital stock of the Company, other than (x) the redemption or repurchase of the Series B Preferred and
       (y) redemptions in accordance with the terms of an Employee Plan; and

           (E) a "materiality" standard for variations in the Budget requiring Board approval.

        (ii) Significant executive personnel decisions (other than terminations), including, without limitation, hiring decisions or decisions materially changing the compensation or responsibilities of any Executive and the chief executive officer of the Company.

        (iii) Material actions that are likely to affect the Company's operating and strategic direction that are reasonably expected or likely to have an impact of 5% or more on the Company's consolidated revenues or earnings.

        (iv)  Any amendment to the Articles of Incorporation or By-laws.

        (v) Any voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Company.

        (vi) Initiation of material litigation other than with respect to any counterclaim made by the Company in response to any claim made by a third party.

        (vii) Any merger, consolidation or other business combination of the Company with or into another Person or any sale of all or substantially all the assets of the Company or any of its Material Subsidiaries.

        (viii)  Material changes to or reduction in insurance coverage.

        (ix) Material financing or capital markets activity not expressly provided in the Budget.

    (b) The Stockholders shall use their best efforts to cause the Stockholder Directors to abstain from voting on all matters in which the Stockholders have an interest that differs from those of the Company's other stockholders in accordance with applicable law and customary corporate practice, including, without limitation, matters relating to any (i) dividend on the Series B Preferred (other than as part of the Budget approval process provided in Section 3.02(a)(i)), (ii) redemption of the Series B Preferred, (iii) amendment of or waiver under any agreement to which any Stockholder or Affiliate or Associate thereof is a party or (iv) any other transaction between the Company and/or any of its Subsidiaries or other Affiliates and any Stockholder and/or any Affiliate or Associate thereof.

    (c) Mr. Otten shall use his best efforts to cause the Otten Directors to abstain from voting on all matters in which such Directors have an interest that differs from those of the Company's other stockholders in accordance with applicable law and customary corporate practice, including, without limitation, matters relating to (i) any amendment of or waiver under any agreement to which any such Otten Director or any Affiliate or Associate of such Otten Director is a party or (ii) any other transaction between the Company and/or any of its Subsidiaries or other Affiliates and any such Otten Director and/or any Affiliate or Associate of such Director.

                                   ARTICLE IV
                             STANDSTILL PROVISIONS

    SECTION 4.01. OWNERSHIP OF THE SERIES B PREFERRED. The Stockholders severally and not jointly, represent and warrant to all other parties hereto that the Stockholders, together with their Affiliates and Associates, Beneficially Own in the aggregate, as of the date hereof, 150,000 shares of Series B Preferred and no other securities of the Company.

    SECTION 4.02. TRANSFER RESTRICTIONS. (a) Until the earlier of (i) August 6, 2000 or (ii) the occurrence of a Change of Control, the Stockholders and Mr. Otten shall not, and shall cause their Permitted Transferees not to, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("TRANSFER") any Restricted Securities, except (A) to an Affiliate that expressly assumes all of such Stockholder's or Mr. Otten's, as the case may be, obligations under this Agreement (with respect to any Stockholder, a "STOCKHOLDER PERMITTED TRANSFEREE", with respect to Mr. Otten, an "OTTEN PERMITTED TRANSFEREE", and together with the Stockholder Permitted Transferees, "PERMITTED TRANSFEREES") following the delivery of written notice of such Transfer to the Company, (B) any Transfer from Mr. Otten or any Otten Permitted Transferee to ING (or its successor) pursuant to the terms of the Pledge Agreement or any sale by Mr. Otten or any Otten Permitted Transferee to any third party if all of the net after tax proceeds from such sale are used to repay indebtedness under the Credit Agreement dated as of November 10, 1997 between Mr. Otten and ING, including any amendment, replacement or refinancing thereof, (C) any Transfer by the estate of Mr. Otten or any Otten Permitted Transferee following Mr. Otten's death, (D) any Transfer by Mr. Otten or any Otten Permitted Transferee, which together with all other Transfers by Mr. Otten or any Otten Permitted Transferee during the immediately preceding 12 months (other than pursuant to clause (B) above), does not exceed 10% of the number of shares of Common Stock Beneficially Owned by Mr. Otten and the Otten Permitted Transferees on the date hereof, (E) any Transfer by Mr. Otten or any Otten Permitted Transferee at any time following the termination of Mr. Otten's employment with the Company as chief executive officer, (F) in transactions (including tender offers and exchange offers) either (1) approved by the Board or (2) with respect to the Stockholders or any Stockholder Permitted Transferees only, in which Mr. Otten Transfers any Restricted Securities (other than pursuant to clauses (B)-(E) above) and (G) any pledge of Restricted Securities; PROVIDED, HOWEVER, that in the event of a material breach or default under this Agreement, the Voting Agreement or the Subscription Agreement (x) by Mr. Otten or the Company, then any Stockholder or any Stockholder Permitted Transferee may Transfer

Restricted Securities or (y) by any of the Stockholders, then Mr. Otten or any Otten Permitted Transferee may Transfer Restricted Securities, in each case, subject only to the restrictions contained in Section 4.02(b).

    (b) Notwithstanding paragraph (a) above, the Stockholders, Mr. Otten and the Permitted Transferees shall not Transfer any Restricted Securities (i) except through private or public sales that comply with applicable securities laws, (ii) to Persons (or any other reasonably foreseeable subsequent transferee) who, to the knowledge of any of the Stockholders, Mr. Otten or their Permitted Transferees, as the case may be, following such Transfer would Beneficially Own 10% or more of the outstanding shares of Common Stock (on a Fully Diluted Basis) or (iii) to a Person (A) that is a direct competitor in any major line of business of the Company or its Subsidiaries or (B) whose ownership of the Restricted Securities could reasonably be expected, in the opinion of the Board, to materially disadvantage the businesses of the Company and its Subsidiaries or could reasonably be expected to have an adverse effect on the future profitability of the Company and its Subsidiaries, taken as a whole.

    (c) Each Stockholder agrees not to, directly or indirectly, Transfer its interests in any Stockholder Permitted Transferee so that it ceases to be a Stockholder Permitted Transferee unless prior thereto the Restricted Securities held by such entity are transferred to any Stockholder or one or more Stockholder Permitted Transferees.

    (d) Mr. Otten agrees not to, directly or indirectly, Transfer his interests in any Otten Permitted Transferee so that it ceases to be an Otten Permitted Transferee unless prior thereto the Restricted Securities held by such entity are transferred to Mr. Otten or one or more Otten Permitted Transferees.

    (e) No transferee (other than a Stockholder, Mr. Otten or their Permitted Transferees) of Restricted Securities shall be entitled to any of the rights set forth under this Agreement by virtue of its ownership of such Restricted Securities.

    (f) Any attempted Transfer in violation of this Section 4.02 shall be null, void and of no force and effect, and the Company shall not give effect to any such attempted Transfer.

    SECTION 4.03. ACQUISITION OF ADDITIONAL SHARES; OTHER RESTRICTIONS. During the Standstill Period, except with the prior approval of a majority of the Directors who are not Stockholder Directors and except as expressly permitted by this Agreement or any amendment hereto, the Stockholders shall not, directly or indirectly, and shall cause the Stockholder Permitted Transferees not to, directly or indirectly:

        (a) acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise (i) Beneficial Ownership of any shares of Common Stock or any other security convertible into, or any option, warrant or right to acquire, Common Stock, if such acquisition would cause the Beneficial Ownership of the Stockholders and the Stockholder Permitted Transferees to be (A) more than 49.9% of the outstanding shares of Common Stock (on a Fully Diluted Basis) if prior to such transaction the Stockholders and the Stockholder Permitted Transferees Beneficially Own 40% or more of the outstanding shares of Common Stock (on a Fully Diluted Basis) or (B) more than 40% of the outstanding shares of Common Stock (on a Fully Diluted Basis) if prior to such transaction the Stockholders and the Stockholder Permitted Transferees Beneficially Own less than 40% of the outstanding shares of Common Stock (on a Fully Diluted Basis) (each of the percentages described in clauses (A) and (B) above being hereinafter referred to, as applicable, as the "MAXIMUM STOCKHOLDER STOCK OWNERSHIP PERCENTAGE"), (ii) one-third or more of the outstanding shares of Senior Preferred Stock or (iii) a significant portion of the assets of the Company or any of its Affiliates. With respect to clause (i) above, any increase in Beneficial Ownership by the Stockholders and any Stockholder Permitted Transferees resulting from any Accretion Amounts (as such term is defined in the Certificate of Designation), from any dividend in the form of Common Stock made with respect to the Conversion Stock, or from any repurchase of Common Stock by the Company shall not be included in the Maximum Stock Ownership Percentage; PROVIDED, HOWEVER, that in all cases, the Stockholders may acquire securities of the Company pursuant to Section 4.05 or pursuant to the issuance of any dividends on Common Stock.

        (b) solicit, or participate in any solicitation of, proxies with respect to any Common Stock or other voting securities of the Company, or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A of the Exchange Act) in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors unless the Company or Mr. Otten has breached any material provision of Article II or Article III (which breach shall not have been cured within 10 Business Days following receipt by the breaching party of written notice of such breach);

        (c) propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals, seek or solicit support for (whether publicly or privately) any written consent of stockholders of the Company, attempt to call a special meeting of stockholders, nominate or attempt to nominate any Person for election as a Director (except in accordance with Article II), or seek the removal or resignation of any Director (except in accordance with Article II), in each case in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors unless the Company or Mr. Otten has breached any material provision of Article II or Article III (which breach shall not have been cured within 10 Business Days following receipt by the breaching party of written notice of such breach);

        (d) deposit any securities of the Company into a voting trust or similar agreement or subject any securities of the Company to any arrangement or agreement with respect to the voting of such Common Stock other than an agreement or arrangement solely among the Stockholders and the Stockholder Permitted Transferees;

        (e) take any action to form, join or in any way participate in any partnership, limited partnership, syndicate or other Group with respect to Common Stock or otherwise act in concert with any Person for the purpose of circumventing the provisions or purposes of this Agreement;

        (f) unless the Company is the subject of a bona fide unsolicited tender offer, exchange offer or other takeover attempt, propose (or publicly announce or otherwise disclose an intention to propose), any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company;

        (g) solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any other Person with respect to any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company;

        (h) make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement in a manner that requires public disclosure by any of the parties hereto; or

        (i) announce an intention to do, or solicit, assist, prompt, induce or attempt to induce any Person to do, any of the actions restricted or prohibited under subparagraphs (a) through (h) above.

    SECTION 4.04. ADDITIONAL SHARES. All shares of Restricted Securities acquired by any of the parties hereto or the Permitted Transferees pursuant to or in compliance with this Article IV or as a result of a recapitalization of the Company, or any Accretion Amount (as such term is defined in the

Certificate of Designation) or stock dividends or any other action taken by the Company, shall be subject to all of the terms, covenants and conditions of this Agreement.

    SECTION 4.05. ANTI-DILUTIVE RIGHTS. (a) Except as provided in Section 4.05(c) below, the Company shall not issue, sell or transfer to any Person any Common Stock or securities convertible into, or exercisable for, Common Stock unless the Stockholders, Mr. Otten and any Permitted Transferees are offered in writing the right to purchase, at the same price and on the same terms proposed to be issued and sold, an amount of such Common Stock or other securities (the "MAINTENANCE SECURITIES") as is necessary for each of the Stockholders, Mr. Otten and any Permitted Transferees to maintain, individually, the same level of its respective percentage Beneficial Ownership of Common Stock (on a Fully Diluted Basis) as it owned immediately prior to such issuance ("ANTI-DILUTIVE RIGHTS"). In the case of a public offering, the Company shall, as part of its offer, provide a copy of any preliminary prospectus containing either the indicative price range of the offered securities or trading information relating to the offered securities, as the case may be, and other information concerning the offering reasonably requested by the Stockholders, Mr. Otten or any Permitted Transferee. The Stockholders, Mr. Otten and any Permitted Transferee shall have the right, during the period specified in Section 4.05(b), to accept the offer for any or all of the Maintenance Securities offered to each of them on their own behalf or on behalf of any Affiliate (and, in the case of Oak Hill, on behalf of Oak Hill Securities Fund, L.P.) not otherwise accepting such offer to acquire Maintenance Securities under this Section 4.05.

    (b) If any Stockholder, Mr. Otten or any Permitted Transferee does not deliver to the Company written notice of acceptance of any offer made pursuant to Section 4.05(a) with respect to a public offering within five Business Days after receipt by such Stockholder, Mr. Otten, or any Permitted Transferee, as the case may be, of a preliminary prospectus (filed with the SEC as part of a registration statement) containing the pricing information indicated in Section 4.05(a) above, or, with respect to any transaction other than a public offering, within 15 Business Days after receipt of such offer by such Stockholder, Mr. Otten, or any Permitted Transferee, as the case may be, such Stockholder, Mr. Otten or Permitted Transferee shall be deemed to have waived its or his, as the case may be, right to purchase all or any part of its Maintenance Securities as set forth in such offer but such Stockholder, Mr. Otten or any such Permitted Transferee shall retain its or his, as the case may be, rights under this
Section 4.05 with respect to future offers.

    (c) The Anti-Dilutive Rights set forth above shall not apply to (i) the grant or exercise of options to purchase Common Stock or the issuance of shares of Common Stock to employees or Directors of the Company or any of its Subsidiaries or otherwise pursuant to an Employee Plan or similar plan whether in existence on the date hereof or otherwise duly adopted by the Board hereafter (whether or not such options were issued prior to the date hereof, or are hereafter issued), (ii) the issuance of warrant shares, or of shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights to purchase or subscribe for Common Stock which, in each case, had been issued prior to the date hereof or in compliance with Section 4.05(a) or
Section 4.05(c)(i), (iii) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization or (iv) securities issued by the Company for any consideration other than cash as may be approved by the Board.

    (d) A closing for the purchase of such Maintenance Securities pursuant to this Section 4.05(d) shall occur on the later of (i) the date on which such public or private issuance occurs and (ii) such date as may be mutually agreed to by the Company, Mr. Otten, any Otten Permitted Transferee and Oak Hill on behalf of any Stockholder and any Stockholder Permitted Transferee, as the case may be, and shall take place at the offices of the Company or at such other reasonable location as the Company may otherwise notify any Stockholder, Mr. Otten and/or any Permitted Transferee, as the case may be, at the time specified by the Company in such notice provided to any Stockholder, Mr. Otten or any Permitted Transferee, as the case may be, at least five days prior to such closing date. In connection with such closing, the Company, Mr. Otten, any Stockholder or any Permitted Transferee, as the case may be, shall provide such closing certificates and other closing deliveries provided in the transaction giving rise to the rights specified in Section 4.05.

                                   ARTICLE V
                              REGISTRATION RIGHTS

    SECTION 5.01. RESTRICTIVE LEGEND. Each certificate representing the Series B Preferred or Conversion Stock shall, except as otherwise provided in this
Article V, be stamped or otherwise imprinted with legends substantially in the following form:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

    THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON VOTING CONTAINED IN THE STOCKHOLDERS' AGREEMENT, DATED AUGUST 6, 1999, AS THE SAME MAY BE AMENDED, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF.

A certificate shall not bear the Securities Act legend or the legend regarding this Agreement, as the case may be, if in the opinion of counsel satisfactory to the Company (it being agreed that Shearman & Sterling shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act or may be sold without being subject to the restrictions on sale specified in Article IV.

    SECTION 5.02. NOTICE OF PROPOSED TRANSFER. Prior to any proposed Transfer of any shares of Registrable Stock (other than under the circumstances described in Section 5.03, 5.04 or 5.05), permitted under Article IV, the holder thereof shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if known, the identity of the proposed transferee and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to Transfer such stock in accordance with the terms of its notice, subject in any event to the restrictions in Article IV; PROVIDED, HOWEVER, that no such opinion of counsel shall be required for a Transfer to one or more Permitted Transferees subject in any event to the restrictions in Article IV. Each certificate representing Registrable Stock transferred as above provided shall bear the legends set forth in Section 5.01, except that such certificate shall not bear such legends if (i) such Transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act, but not Rule 144A) or
(ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this
Section 5.02 shall not apply to securities that are not required to bear the legends prescribed by Section 5.01 in accordance with the provisions of Section 5.01.

    SECTION 5.03.  REQUEST FOR REGISTRATION.  (a) Subject to the provisions of
Article IV, at any time after August 6, 2000, one or more Holders of Registrable Stock (the "INITIATING HOLDERS") may request in a written notice (which notice shall state the number of shares of Registrable Stock to be so registered and the intended method of distribution) that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Stock held by such Initiating Holders in the manner specified in such notice; PROVIDED, HOWEVER, that there must be included in such registration at least 10% of the Registrable Stock issued (or any lesser percentage if the anticipated aggregate offering price would exceed $25 million). Following receipt of any notice under this Section 5.03, the Company shall (x) within 30 days notify all other Holders of such request in writing and (y) use its best efforts to cause to be registered under the Securities Act all Registrable Stock that the Initiating Holders and such other Holders have, within ten days after the Company has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders.

    (b) If the Initiating Holders intend to have the Registrable Stock distributed by means of an underwritten offering, the Company shall include such information in the written notice referred to in clause (x) of paragraph (a) above. In such event, the right of any Holder to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided below. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be approved by the Company, which approval shall not be unreasonably withheld.

    (c)  Notwithstanding any provision of this Agreement to the contrary,

        (i) the Company shall not be required to effect a registration pursuant to this Section 5.03 during the period starting with the date which is 30 days prior to the date of the initial public filing by the Company of, and ending on a date that is 120 days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders under any other registration rights agreement that the Holders have been entitled to join pursuant to Section 5.04; PROVIDED, HOWEVER, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as promptly as practicable;

        (ii) if (A)(i) the Company is in possession of material nonpublic information relating to the Company or any of its Subsidiaries and (ii) the Company determines in good faith that public disclosure of such material nonpublic information would not be in the best interests of the Company and its stockholders, (B)(i) the Company has made a public announcement relating to an acquisition or business combination transaction that includes the Company and/or one or more of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Registrable Stock pursuant to any registration statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in a registration statement or (C) the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith opinion of the Board such registration would interfere with any material transaction or financing, confidential negotiations, including, without limitation, negotiations relating to an acquisition or business combination transaction, or business activities then being pursued by the Company or any of its Subsidiaries, then, in any such case, the Company's obligation to use all reasonable efforts to file a registration statement shall be deferred, or the effectiveness of any registration statement may be suspended, in each case for a period not to exceed 120 days; PROVIDED, HOWEVER, that the Company may not delay the filing or suspend the effectiveness of any registration statement under this
    Section 5.03(ii) on more than one occasion in any consecutive twelve-month period;

        (iii) the Company shall not be required to effect a registration pursuant to this Section 5.03 if the Registrable Stock requested by all Holders to be registered pursuant to such registration are included in, and eligible for sale under, a Shelf Registration (as defined below); and

        (iv) the Company shall not be required to effect a registration pursuant to this Section 5.03 more than one time in any consecutive twelve-month period.

    (d) With respect to any registration pursuant to this Section 5.03, the Company may include in such registration any of its primary securities sold on its own behalf or securities being offered by ING pursuant to the ING Registration Rights Agreement. If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of all securities to be registered, including Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, and (ii) without otherwise materially and adversely affecting the entire offering, then subject to the registration rights of the holders of the Senior Preferred Stock and ING, the Company securities and Registrable Stock to be included in such registration shall be included in the order as set forth in clauses (1) and (2) below:

        (1) In any registration pursuant to this Section 5.03 where the Stockholders are the Initiating Holders:

           (A)  FIRST, any securities of the Initiating Holders;

           (B)  SECOND, any securities offered by the Company; and

           (C) THIRD, other Holders requesting registration of Registrable Stock in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by such Holder at the time of filing the registration statement.

        (2) In any registration pursuant to this Section 5.03 where Mr. Otten is the Initiating Holder:

           (A)  FIRST, any securities of the Company; and

           (B) SECOND, any securities of Holders requesting registration of Registrable Stock, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by such Holder at the time of filing the registration;

Notwithstanding clause (2) above, but subject to the registration rights of the holders of the Senior Preferred Stock and ING, Mr. Otten, his estate or the Otten Permitted Transferees, as the case may be, shall have priority over the Company and each other Holder in selling any and all of their shares of Registrable Stock on one occasion within two years following Mr. Otten's (1) termination or resignation from the office of chief executive officer of the Company or (2) death.

    (e) The Company shall not be obligated to effect and pay for more than four registrations of the Stockholders (two of which may be Shelf Registrations requested pursuant to Section 5.05) and three registrations of Mr. Otten (one of which may be a Shelf Registration requested pursuant to Section 5.05) pursuant to this Section 5.03; PROVIDED, HOWEVER, that a registration requested by any Holder pursuant to this Section 5.03 shall not be deemed to have been effected for purposes of this Section 5.03(e) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5.06(a), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Stock) and (iv) such Holder was permitted to include in such registration at least one-half of the Registrable Stock requested by it or him, as the case may be, to be included in such registration.

    SECTION 5.04. INCIDENTAL REGISTRATION. (a) Subject to Section 5.09 and to the registration rights of the holders of the Senior Preferred Stock and ING, if at any time the Company determines that it shall file a registration statement under the Securities Act for the registration of Common Stock (other than a registration statement on a Form S-4 or S-8 or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf or on behalf of selling holders of its securities for the general registration of Common Stock to be sold for cash, the Company shall each such time promptly give the Holders written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 days from the date of such notice, and advising the Holders of their right to have Registrable Stock included in such registration. In the case of a registration statement to be filed on behalf of selling holders of its securities, the Company shall also indicate in such notice whether it will be registering securities on its own behalf as part of such registration statement. Upon the written request of any Holder received by the Company not later than 15 days after the date of the Company's notice (which request shall state the number of Registrable Shares to be so registered and the intended method of distribution), the Company shall, subject to Section 5.04(b) below, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Stock that each such Holder has so requested to be registered; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.04 without obligation or liability to such Holder.

    (b) If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities and (ii) without otherwise materially and adversely affecting the entire offering, then subject to the registration rights of the holders of the Senior Preferred Stock and ING, the Company securities and Registrable Stock to be included in such registration shall be included in the following order:

        (A)  FIRST, any securities of the Company;

        (B) SECOND, any Registrable Stock of the Stockholders or the Stockholder Permitted Transferees; and

        (C) THIRD, any Registrable Stock of Mr. Otten or the Otten Permitted Transferees or any other stockholder hereafter granted incidental registration rights in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by Mr. Otten, the Otten Permitted Transferees or such stockholders at the time of the filing of the registration statement.

    SECTION 5.05. SHELF REGISTRATION. (a) An Initiating Holder may use registration rights granted pursuant to Section 5.03, subject to the limitations of paragraphs (d) and (e) of Section 5.03, to request that the Company file a "shelf" registration statement pursuant to Rule 415 under the Securities Act or any successor rule (the "SHELF REGISTRATION") with respect to the Registrable Stock. The Company shall (i) use all reasonable efforts to have the Shelf Registration filed within 30 days of such request and declared effective as soon as reasonably practicable following such request and (ii) subject to Section 5.03(c)(iii), use all reasonable efforts to keep the Shelf Registration continuously effective from the date that such Shelf Registration is declared effective until at least the earlier of such time as (A) all such Registrable Stock has been sold thereunder or (B) the second anniversary of such effective date in order to permit the prospectus forming a part thereof to be usable by Holders during such period.

    (b) Subject to Section 5.03(c)(iii), the Company shall supplement or amend the Shelf Registration, (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act, (ii) to include in such Shelf Registration any additional securities that become Registrable Stock by operation of the definition thereof and

(iii) following the written request of an Initiating Holder pursuant to Section 5.05(c), to cover offers and sales of all or a part of the Registrable Stock by means of an underwriting. The Company shall furnish to the Holders of the Registrable Stock to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five Business Days in advance) of its use or filing with the SEC to allow the Holders a meaningful opportunity to comment thereon.

    (c) The Holders may, at their election and upon written notice by an Initiating Holder to the Company, subject to the limitations set forth in
Section 5.03(c)(iii), effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of
Section 5.03(b) shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Stock pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by Section 5.03.

    SECTION 5.06.  OBLIGATIONS OF THE COMPANY.  Whenever required under Sections
5.03 and 5.05 to use all reasonable efforts to effect the registration and sale of any Registrable Stock under the Securities Act, the Company shall:

        (a) prepare and file with the SEC a registration statement with respect to such Registrable Stock (which shall be filed in no event later than 90 days after written notice requesting a registration statement under Section
    5.03 or 5.05 has been received) and use all reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; PROVIDED, HOWEVER, that the Company shall not be required to keep any Registration Statement (other than the Shelf Registration) effective more than 120 days;

        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement;

        (c) furnish to the Holders such reasonable numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

        (d) use all reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or "blue sky" laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this paragraph (except that the Company will use all reasonable efforts to register or qualify Registrable Stock in such additional jurisdictions as the Holder may request subject to the foregoing proviso and at the Holder's own expense), be obligated to do so; and PROVIDED FURTHER that the Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

        (e) promptly notify each Holder for whom such Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 5.06(a) (or, in the case of the Shelf Registration, Section 5.05(a)) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus;

        (f) furnish, at the request of any Holder requesting registration of Registrable Stock pursuant to Section 5.03 or 5.05, if the method of distribution is by means of an underwriting, on the date that the Shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated on or about such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction, and (2) letters dated on or about such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

        (g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

        (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

        (i) use all reasonable efforts to list the Registrable Stock covered by such registration statement with any U.S. nationally recognized securities exchange on which the Common Stock is then listed.

For purposes of Sections 5.06(a) and 5.06(b), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and six months after the effective date thereof.

    SECTION 5.07. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article V of this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

    SECTION 5.08. EXPENSES OF REGISTRATION. All expenses incurred in connection with each registration pursuant to Sections 5.03, 5.04 and 5.05 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incidental to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or "blue sky" laws, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel, subject to the registration rights of holders of the Senior Preferred Stock and ING, shall be selected by the Holders holding a majority in interest of the Registrable Stock being registered), shall be paid by the Company; PROVIDED, HOWEVER, that if a registration request pursuant to Section 5.03 or 5.05 is subsequently withdrawn by the Holders the Company shall not be required to pay any expenses of such registration proceeding, and such withdrawing Holders shall bear such expenses. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account and the fees and disbursements of any additional counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

    SECTION 5.09. UNDERWRITING REQUIREMENTS. In connection with any underwritten offering, the Company shall not be required under Section 5.04 to include shares of Registrable Stock in such underwritten offering unless the Holders of such shares of Registrable Stock accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Stockholders.

    SECTION 5.10. INDEMNIFICATION. In the event any Registrable Stock is included in a registration statement under this Agreement:

        (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, agents of such Holder, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, agents, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for Mr. Otten and any Otten Permitted Transferee and one counsel for the Stockholders and any Stockholder Permitted Transferee, as the case may be, all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 5.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company; PROVIDED FURTHER that the Company shall not be liable to any Holder, such Holder's directors and officers, agents, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, agents, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, agents, participating person or controlling person, and shall survive the Transfer of such securities by such Holder.

        (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act, Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 5.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder; and PROVIDED FURTHER that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

        (c)  Promptly after receipt by an indemnified party under this Section
    5.10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 5.10, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

        (d) To the extent any indemnification by an indemnifying party is prohibited or limited by applicable law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether or not any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.10(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    SECTION 5.11. LOCKUP. Each Holder shall, in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Stock (other than (i) the Registrable Stock included in such registration or (ii) as permitted by clause (B) of Section 4.02(a)), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from 60 days prior to the effective date of such registration to such time as the Company or the underwriters may specify; PROVIDED, HOWEVER, that (x) all Executives and Directors shall also have agreed not to effect any sale, disposition or distribution of any Registrable Stock under the circumstances and pursuant to the terms set forth in this Section 5.11 and (y) in no event shall the Holders be required to not effect any sale, disposition or distribution for longer than 180 days after the Registration Statement becomes effective pursuant to this Section 5.11.

    SECTION 5.12. TRANSFER OF REGISTRATION RIGHTS. Subject to Article IV, the registration rights of the Stockholders or Mr. Otten under this Agreement with respect to any Registrable Stock may be transferred to any Permitted Transferee of such Registrable Stock; PROVIDED, HOWEVER, that (i) the Stockholders and Mr. Otten shall give the Company written notice at or prior to the time of such Transfer stating the name and address of the Permitted Transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such Permitted Transferee shall agree in writing, in form and substance reasonable satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such Transfer, the further disposition of such securities by such Permitted Transferee is restricted under the Securities Act. Except as set forth in this
Section 5.12, no Transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

    SECTION 5.13. RULE 144 INFORMATION. Subject to Article IV, and with a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after 90 days after any Shelf Registration Statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

        (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

        (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        (c) furnish to each Holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Stock without registration.

                                   ARTICLE VI
                           FURNISHING OF INFORMATION

    SECTION 6.01. FURNISHING OF INFORMATION. For so long as the Stockholders, on the one hand, and Mr. Otten, on the other hand, Beneficially Own at least 5% of the outstanding shares of Common Stock (on a Fully Diluted Basis):

        (a) The Company will furnish or make available to the Stockholders and/or Mr. Otten, as the case may be, its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act.

        (b) If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall furnish to the Stockholders and/or Mr. Otten, as the case may be, its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Company would otherwise be required to include in annual and quarterly reports filed under the Exchange Act.

        (c) The Company shall, at any reasonable time and from time to time, permit the Stockholders and/or Mr. Otten, as the case may be, or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of the Company, and to discuss the records, finances and accounts of the Company with any of its officers, Directors and with their independent certified public accountants.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    SECTION 7.01. WAIVER. The parties hereto may agree to (a) extend the time for the performance of any of the obligations or other acts of other parties,
(b) waive any inaccuracies in the representations and warranties of other parties contained herein or in any document delivered by other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Oak Hill shall have all authority to act on behalf of the other Stockholders under this Section 7.01.

    SECTION 7.02. EXPENSES; ATTORNEYS' FEES. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        (b) A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

    SECTION 7.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

        (a)  if to the Company or Mr. Otten,

                       American Skiing Company
                       Sunday River Road
                       Bethel, ME 04217
                       Telecopy: (207) 824-5110
                       Attention:  Leslie B. Otten
                                Christopher E. Howard

        with copies (which shall not constitute notice to the Company or Mr. Otten) to:

                       Pierce Atwood
                       One Monument Square
                       Portland, ME 04101
                       Telecopy: (207) 791-1350
                       Attention:  David J. Champoux, Esq.
                                (e-mail: dchampoux@pierceatwood.com)

                       and

                       Shearman & Sterling
                       599 Lexington Avenue
                       New York, NY 10022-6069
                       Telecopy: (212) 848-7179
                       Attention:  Robert Evans III, Esq. (e-mail:
                       revans@shearman.com)
                                Peter D. Lyons, Esq. (e-mail:
                       plyons@shearman.com)

        (b)  if to the Stockholders,

                       Oak Hill Capital Partners, L.P.
                       201 Main Street
                       Fort Worth, Texas 76102
                       Attention: Ray Pinson

                       and

                       Oak Hill Capital Management, Inc.
                       Park Avenue Tower
                       65 East 55th Street
                       New York, NY 10022
                       Telecopy: 212-754-5685
                       Attention:  Steven B. Gruber
                                Bradford E. Bernstein

        with a copy (which shall not constitute notice to the Stockholders) to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, NY 10019
                       Telecopy: (212) 373-2377
                       Attention: Matthew Nimetz, Esq.

    SECTION 7.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

    SECTION 7.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    SECTION 7.06. ENTIRE AGREEMENT. This Agreement, together with the Voting Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

    SECTION 7.07. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, with respect to the Company, any successor corporation; PROVIDED, HOWEVER, other than as contemplated by the Delaware Reincorporation or any other merger involving the Company, no party hereto shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other parties, except to Affiliates of Oak Hill or to Oak Hill Securities Fund, L.P.; PROVIDED, HOWEVER, that no such assignment shall release Oak Hill or any of the other Stockholders from any of their obligations hereunder. Oak Hill shall have all authority to act on behalf of the other Stockholders under this Section 7.07.

    SECTION 7.08.  NO THIRD PARTY BENEFICIARIES.  Except for the provisions of
Article V relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 7.09. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 7.01. Oak Hill shall have all authority to act on behalf of the other Stockholders under this Section 7.09.

    SECTION 7.10. GOVERNING LAW; FORUM. (a) Prior to the Delaware Reincorporation, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Maine and (b) on or after the occurrence of the Delaware Reincorporation, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, in each case, as applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any State or federal court in Maine (if such action or proceeding is commenced prior to the Delaware Reincorporation) or in Delaware (if such action or proceeding is commenced after the Delaware Reincorporation). Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any Maine or Delaware State or federal court, as the case may be, in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than any Maine or Delaware State or federal court, as the case may be.

    SECTION 7.11. EFFECT OF DELAWARE REINCORPORATION. This agreement shall continue in full force and effect notwithstanding any actions taken in connection with the Delaware Reincorporation.

    SECTION 7.12. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 7.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                AMERICAN SKIING COMPANY

                                By:  /s/ LESLIE B. OTTEN
                                     -----------------------------------------
                                     Name: Leslie B. Otten
                                     Title: As President

                                              /s/ LESLIE B. OTTEN
                                 ---------------------------------------------
                                                Leslie B. Otten

CONSENTED TO AND ACKNOWLEDGED BY:

ING US CAPITAL LLC,
  AS PLEDGEE OF SHARES
  OF CLASS A COMMON
  STOCK AND COMMON STOCK
  BENEFICIALLY OWNED BY LESLIE B. OTTEN

By:        /s/ ROBERT L. FELLOWS
           -------------------------------------------
           Name: Robert L. Fellows
           Title: Director

                                OAK HILL CAPITAL PARTNERS, L.P.

                                By:  OHCP GENPAR, L.P.,
                                     its general partner

                                By:  OHCP MGP, LLC,
                                     its general partner

                                By:  /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Managing Member

                                OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                                By:  OHCP GENPAR, L.P.,
                                     its general partner

                                By:  OHCP MGP, LLC,
                                     its general partner

                                By:  /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Vice President

                                OAK HILL SECURITIES FUND, L.P.

                                By:  OAK HILL SECURITIES GENPAR, L.P.,
                                     its General Partner

                                By:  OAK HILL SECURITIES MGP, INC.,
                                     its General Partner

                                By:  /s/ GLENN R. AUGUST
                                     -----------------------------------------
                                     Name: Glenn R. August
                                     Title: President

                                OHCP SKI, L.P.

                                By:  OAK HILL CAPITAL PARTNERS, L.P.
                                     its general partner

                                By:  OHCP GENPAR, L.P.,
                                     its general partner

                                By:  OHCP MGP, LLC,
                                     its general partner

                                By:  /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Vice President

                                    ANNEX A
                                  STOCKHOLDERS

                                                                                                JURISDICTION AND
                                                                                                     TYPE OF
NAME                                                                                              ORGANIZATION
---------------------------------------------------------------------------------------------  -------------------
Oak Hill Capital Partners, L.P. .............................................................       Delaware L.P.
Oak Hill Capital Management Partners, L.P. ..................................................       Delaware L.P.
Oak Hill Securities Fund, L.P. ..............................................................       Delaware L.P.
OHCP SKI, L.P. ..............................................................................       Delaware L.P.

                                                                      APPENDIX C

                                VOTING AGREEMENT

                                                                  CONFORMED COPY

    VOTING AGREEMENT dated as of August 6, 1999 (this "AGREEMENT") among AMERICAN SKIING COMPANY, a Maine corporation (the "COMPANY"), the persons and entities listed on Schedule I hereto (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS") and OAK HILL CAPITAL PARTNERS, L.P. ("OAK HILL"), on behalf of the Purchasers identified in the Stock Subscription Agreement (defined below). Unless otherwise defined in this Agreement, capitalized terms are used herein as defined in the Stock Subscription Agreement (defined below).

    WHEREAS this Agreement is being executed pursuant to the provisions of Sections 615 and 617 of the Maine Business Corporation Act and in conjunction with the Preferred Stock Subscription Agreement dated July 9, 1999 by and between the Company and the Purchasers, as amended by Amendment No.1 thereto by and among the Company and the Purchasers (collectively, the "STOCK SUBSCRIPTION AGREEMENT"), pursuant to which the Company is selling to the Purchasers, and the Purchasers are purchasing from the Company, the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share, upon the terms and subject to the conditions set forth in the Stock Subscription Agreement (the "PREFERRED STOCK SALE").

    WHEREAS, as of the date hereof, the Stockholders have beneficial ownership of, and own or possess voting power with respect to, the shares of Class A Common Stock, the Common Stock and the Senior Preferred Stock as set forth on
Schedule I.

    WHEREAS, as a condition to the willingness of the Purchasers to close the transaction contemplated by the Stock Subscription Agreement, Oak Hill has required that each Stockholder and the Company agree, and in order to induce the Purchasers to close such transactions, each Stockholder and the Company has agreed, to enter into this Agreement with respect to all the shares of Class A Common Stock, Common Stock and Senior Preferred Stock now owned and which may hereafter be acquired by each Stockholder (the "SHARES").

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                VOTING OF SHARES

    SECTION 1.01. VOTING AGREEMENT. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by unanimous consent of the stockholders of the Company, such Stockholder shall vote the Shares: (A) in favor of the Preferred Stock Sale and the transactions contemplated by the Stock Subscription Agreement, (B) against any Competing Transaction, (C) in favor of the Delaware Reincorporation, (D) in favor of the approval of the issuance of the Conversion Stock, if any, pursuant to the Stock Subscription Agreement and as required by the rules of the New York Stock Exchange ("NYSE AUTHORIZATION") and (E) to the extent consistent with such a vote in favor of the Delaware Reincorporation or the NYSE Authorization, in such a manner as shall be necessary, with respect to any procedural matters presented at any such meeting at which any action is scheduled to be taken with respect to the Delaware Reincorporation or the NYSE Authorization.

    SECTION 1.02. IRREVOCABLE PROXY. In the event a Stockholder shall fail (whether willfully, negligently or inadvertently) to comply with the provisions of Section 1.01 hereof as determined by Oak Hill in its reasonable judgment (a "DEFAULTING STOCKHOLDER"), such Stockholder agrees that such failure shall constitute, without any further action by such Stockholder, the irrevocable appointment of Oak Hill, until termination of this Agreement, as such Stockholder's attorney and proxy pursuant to the provisions of Section 615 of the Maine Business Corporation Act, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Shares which such

Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or unanimous consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which such Stockholder may have heretofore appointed or granted to the extent any such proxy conflicts with the proxy granted hereunder, and with respect to the revocation made concerning Shares beneficially owned by Mr. Otten, to the extent this Agreement requires, ING expressly acknowledges and agrees to such revocation; PROVIDED that, subject to Article III, such acknowledgment and agreement shall in no way alter any existing or future rights of ING with respect to the pledge of Class A Common Stock and Common Stock granted to it by Mr. Otten. No subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Stockholder and any obligation of a Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Stockholder (subject, however, to the proviso set forth in Section 4.03 hereof). Oak Hill may effect its rights to exercise the proxy pursuant to this Section 1.02 without notice to any Defaulting Stockholder, and the Company shall accept any such proxy delivered to the Company by Oak Hill with respect to a vote or stockholder action referred to in Section 1.01 and such proxy shall override any purported vote or action by the relevant Defaulting Stockholder.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

    Each Stockholder hereby represents and warrants to Oak Hill as follows:

    SECTION 2.01. AUTHORITY RELATIVE TO THIS AGREEMENT. (a) In the case of a Stockholder that is a corporation, trust or other business organization, such Stockholder has all necessary power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

    (b) In the case of a Stockholder who is an individual, such Stockholder is an adult, is a citizen of the United States of America and is competent to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

    (c) This Agreement has been duly executed and delivered by each Stockholder, and (assuming due authorization, execution and delivery by Oak
Hill) this Agreement constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms.

    SECTION 2.02. NO CONFLICT. (a) The execution, delivery and performance of this Agreement by each Stockholder does not and will not, (i) conflict with or violate any law, order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority applicable to such Stockholder or by which the Shares are bound or affected, (ii) in the case of any Stockholder that is a corporation or other business organization, violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents), (iii) in the case of any Stockholder that is a trust, violate or conflict with any term or provision of the indenture, or other governing or testamentary instrument relating to such trust, or (iv) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement or other proxy, voting trust, stockholder agreement or similar instrument or agreement to which such Stockholder is a party or by which such Stockholder or the Shares are bound or affected, except, in the case of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or unreasonably delay the performance by such Stockholder of its obligations under this Agreement.

    (b) The execution, delivery and performance of this Agreement by each Stockholder does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

    SECTION 2.03. TITLE TO THE SHARES. As of the date hereof, each Stockholder is the beneficial owner of, and/or owns or possesses voting power with respect to, the number of shares of Class A Common Stock, Common Stock and Senior Preferred Stock as set forth on Schedule I and such securities are all the securities of the Company owned (either of record or beneficially) by each Stockholder or over which each Stockholder owns or possesses voting power. As of the date hereof and at any meeting of the stockholders of the Company held during the term of this Agreement, each Stockholder has, and shall have, the ability to vote all of the shares of Class A Common Stock, Common Stock and Senior Preferred Stock as set forth on Schedule I in accordance with Section
1.01 this Agreement. Except as referred to in this Agreement or in the schedule hereto, each Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                  ARTICLE III
                         COVENANTS OF THE STOCKHOLDERS

    SECTION 3.01. NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Stock Subscription Agreement, such Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

    SECTION 3.02. TRANSFER OF TITLE. (a) Each Stockholder and ING hereby covenants and agrees that such party shall not transfer record or beneficial ownership of, or any voting interest with respect to, any of the Shares unless Oak Hill is provided with prior notice of such transfer and the transferee agrees in writing, in form reasonably acceptable to Oak Hill, to be bound by the terms and conditions of this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, Madeline LLC may transfer its interests in the shares of Common Stock set forth under its name on Schedule I in open market transactions without restriction.

    (b) Notwithstanding Section 3.02(a), Oak Hill hereby consents to any Transfer (as that term is defined in the Stockholders Agreement) by Mr. Otten of all or any portion of the 833,333 Shares of Common Stock owned or controlled by him in (i) a Transfer to Oak Hill or any of its Affiliates, or (ii) a Transfer permitted by Section 4.02(a)(B) of the Stockholders' Agreement PROVIDED that, immediately after giving effect to such Transfer, the aggregate voting power of the Shares remaining subject to this Agreement must be greater than 50% of the Shares entitled to vote on each of the Delaware Reincorporation and the NYSE Authorization.

    SECTION 3.03. NOTICE OF VOTING INTENTION. Each of the Stockholders and ING hereby covenants and agrees that such party shall provide Oak Hill with notice of its intention to vote for or against, or to abstain from voting on, any of the matters described in clauses (A) through (E) of Section 1.01.

    SECTION 3.04. ING EXERCISE OF VOTING RIGHTS. In the event that ING elects to foreclose on Shares pledged to it by Mr. Otten or to exercise voting rights with respect to such Shares, ING shall provide Oak Hill with prior notice of such intent.

                                   ARTICLE IV
                                 MISCELLANEOUS

    SECTION 4.01. TERMINATION. This Agreement shall terminate upon the earlier of (i) the termination of the Stock Subscription Agreement in accordance with its terms (but without regard to the survival provisions of such agreement) and
(ii) the consummation of the events contemplated by Section 5.06(i) of the Stock Subscription Agreement.

    SECTION 4.02. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy at law or in equity.

    SECTION 4.03. SUCCESSORS AND AFFILIATES; ASSIGNMENT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any person shall acquire additional Shares from a Stockholder in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares, such person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; PROVIDED, HOWEVER, that the provisions of this sentence shall not apply to any Transfer of Shares pursuant to Section 3.02(b) of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Stockholder or, in the case of a trust, by the death or incapacity of any trustee or the termination of such trust.

    SECTION 4.04. ENTIRE AGREEMENT. This Agreement, together with the Stockholders' Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company, Oak Hill and each Stockholder with respect to the subject matter hereof.

    SECTION 4.05. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

    SECTION 4.06. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    SECTION 4.07. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    SECTION 4.08. GOVERNING LAW; FORUM. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maine applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York, in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than the United States District Court for the Southern District of New York.

    SECTION 4.09. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

    SECTION 4.10. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the Company, the Stockholders and Oak Hill have caused this Agreement to be duly executed on the date hereof.

                                AMERICAN SKIING COMPANY

                                By:  /s/ LESLIE B. OTTEN
                                     -----------------------------------------
                                     Name: Leslie B. Otten
                                     Title: As President

                                              /s/ LESLIE B. OTTEN
                                 ---------------------------------------------
                                                Leslie B. Otten

                                ALBERT OTTEN TRUST
                                F/B/O MILDRED OTTEN

                                By:  /s/ LESLIE B. OTTEN
                                     -----------------------------------------
                                     Name: Leslie B. Otten
                                     Title: Trustee

AGREED AND APPROVED:

ING US CAPITAL LLC,
  AS PLEDGEE OF SHARES
  OF CLASS A COMMON
  STOCK AND COMMON STOCK
  BENEFICIALLY OWNED BY
  LESLIE B. OTTEN

By:        /s/ ROBERT L. FELLOWS
           -------------------------------------------
           Name: Robert L. Fellows
           Title: Director

                                OAK HILL CAPITAL PARTNERS, L.P.

                                By:  OHCP GENPAR, L.P.,
                                     its general partner

                                By:  OHCP MGP, LLC,
                                     its general partner

                                By:  /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Managing Member

                                OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                                By:  OHCP GENPAR, L.P.,
                                     its general partner

                                By:  OHCP MGP, LLC,
                                     its general partner

                                By:  /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Vice President

                                OAK HILL SECURITIES FUND, L.P.

                                By:  OAK HILL SECURITIES GENPAR, L.P.,
                                     its General Partner

                                By:  OAK HILL SECURITIES MGP, INC.,
                                     its General Partner

                                By:  /s/ GLENN R. AUGUST
                                     -----------------------------------------
                                     Name: Glenn R. August
                                     Title: President

                                OHCP SKI, L.P.

                                By:  OAK HILL CAPITAL PARTNERS, L.P.
                                     its general partner

                                By:  OHCP GENPAR, L.P.,
                                     its general partner

                                By:  OHCP MGP, LLC,
                                     its general partner

                                By:  /s/ STEVEN B. GRUBER
                                     -----------------------------------------
                                     Name: Steven B. Gruber
                                     Title: Vice President

                                MADELEINE LLC

                                By:  /s/ ROBERT DAVENPORT
                                     -----------------------------------------
                                     Name: Robert Davenport
                                     Title: Managing Director

                                   SCHEDULE I
              BENEFICIAL OWNERSHIP OF CAPITAL STOCK OF THE COMPANY

LESLIE B. OTTEN

14,760,530 shares of Class A Common Stock,

833,333 shares of Common Stock, and

0 shares of Senior Preferred Stock.

ALBERT OTTEN TRUST F/B/O MILDRED OTTEN

0 shares of Class A Common Stock,

30,000 shares of Common Stock, and

0 shares of Senior Preferred Stock.

MADELEINE LLC

No shares of Class A Common Stock,

1,352,800 shares of Common Stock, and

36,626 shares of Senior Preferred Stock.

                                                          APPENDICES D-1 AND D-2

                               FAIRNESS OPINIONS
                                       OF
                          DONALDSON, LUFKIN & JENRETTE
                                      AND
                                  ING BARINGS

                  [Letterhead of Donaldson, Lufkin & Jenrette]

                                               July 9, 1999
Board of Directors
American Skiing Company
Sunday River Access Road
Bethel, ME 04217

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to American Skiing Company (the "Company" or "ASC") of the consideration to be received by the Company pursuant to the Preferred Stock Purchase Subscription Agreement, dated July 9, 1999 (the "Agreement"), among the Company, Oak Hill Capital Partners, L.P. ("Oak Hill").

    Pursuant to the Agreement, the Company will issue 150,000 shares of 8.5% Series B Convertible Participating Preferred Stock (the "Preferred Stock") for an aggregate price of $150 million (the "Transaction"). The Preferred Stock will be convertible into approximately 48.4% of the common stock, par value $0.01 per share ("Company Common Stock"), of the Company on a fully diluted basis. The terms of the Preferred Stock are set forth in the Certificate of Designation of Preferences and Rights of the 8.5% Series B Convertible Participating Preferred Stock of American Skiing Company (the "Certificate of Designation").

    In arriving at our opinion, we have reviewed the drafts dated July 8, 1999 of the Agreement, the Certificate of Designation, the Stockholders' Agreement dated as of July 8, 1999 (the "Stockholders Agreement") among the Company, Oak Hill, and Leslie B. Otten and the Voting Agreement, dated as of July 8, 1999 (the "Voting Agreement") among the Company, the persons and entities listed therein and Oak Hill. We also have reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management. Included in the information provided during discussions with management were certain financial projections of the Company for the period beginning fiscal year 1999 and ending fiscal year 2003 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, reviewed prices paid in certain business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. In particular, the Company has advised us that as of July 8, 1999 the Company had $9.7 million of availability under its Revolving Credit Facilities, and that, under current estimates, without additional capital raising activities the Company would likely exhaust its liquidity by no later than August 31, 1999. With respect to the financial projections supplied to us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm such opinion. Our opinion does not address the relative merits of the

                                     D-1-1

Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ acted as lead manager for a $265.5 million initial public offering for American Skiing Company in November 1997. In addition, DLJ has acted as underwriter, initial purchaser and financial advisor to numerous companies affiliated with Oak Hill and has received usual and customary compensation in connection therewith.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the Company pursuant to the Agreement is fair to the Company from a financial point of view.

                                          Very truly yours,
                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION
                                          By: /s/ Thomas G. McGonagle
                                             Thomas G. McGonagle
                                             Managing Director

                                     D-1-2

                          [Letterhead of ING BARINGS]

                                                                    July 9, 1999

The Board of Directors
American Skiing Company
Sunday River Access Road
Bethel, ME 04217

Gentlemen:

    We understand that American Skiing Company ("American Skiing" or the "Company") and Oak Hill Capital Partners, L.P. ("Oak Hill") have entered into a Preferred Stock Purchase Subscription Agreement, dated as of July 9, 1999, (the "Agreement"), which has been furnished to us, whereby among other things, Oak Hill will purchase all 150,000 shares of the Company's 8.5% Series B Convertible Participating Preferred Stock (the "Preferred Stock") for an aggregate consideration of $150 million (the "Transaction"). The Preferred Stock will be convertible into approximately 48.4% of the common stock, par value $0.01 per share ("Company Common Stock"), of American Skiing on a fully diluted basis. The terms of the Preferred Stock are set forth in the Certificate of Designation of Preferences and Rights of the 8.5% Series B Convertible Participating Preferred Stock of American Skiing Company (the "Certificate of Designation").

    You have requested our opinion, as investment bankers, as to the fairness from a financial point of view to the Company of the consideration received by the Company pursuant to the Agreement.

    In connection with this opinion as set forth below, we have, among other things:

(i)        reviewed drafts dated July 8, 1999 of the Agreement, the Certificate of Designation,
           the Stockholders' Agreement (the "Stockholders Agreement") among the Company, Oak
           Hill and Leslie B. Otten, and the Voting Agreement (the "Voting Agreement") among the
           Company, the persons and entities listed therein and Oak Hill and the terms of the
           Certificate of Designation;

(ii)       reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management of the Company;

(iii)      reviewed the trading market for, and the trading history of, the Company Common
           Stock;

(iv)       reviewed certain non-public information relating to the Company, including financial forecasts and projections, prepared and furnished to us by the Company, for the period beginning fiscal year 1999 and ending fiscal year 2003;

(v)        reviewed certain publicly available financial information and securities data, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Company's, the industry in which the Company operates and the historical stock prices and trading markets for certain of such companies' securities;

(vi)       reviewed the financial terms of certain mergers and acquisitions which we believe to be relevant;

(vii)      performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render an opinion including discussions with Company management.

    With your consent, in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us by the Company and we have not

                                     D-2-1

The Board of Directors of American Skiing Company
July 9, 1999
Page 2

assumed responsibility nor have we independently verified such information or undertaken any obligation to verify such information. In particular, the Company has advised us that as of July 8, 1999, the Company had $9.7 million of availability under its Revolving Credit Facilities, and that, under current estimates, without additional capital raising activities the Company would likely exhaust its liquidity no later than August 31, 1999. In addition, with respect to the financial forecasts and projections of the Company used in our analysis, the management of the Company has informed us that such forecasts and projections represent the best current estimates and judgment of the management of the Company as to the future financial performance of the Company, and we have assumed that the forecasts and projections have been reasonably prepared based on such current estimates and judgment. We have relied upon such forecasts and projections and assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

    In addition, we have assumed, with your consent, that the Transaction will comply with all applicable federal, foreign, state and local laws and will not result in the breach or cancellation of any contracts material to the Company.

    We have also taken into account our assessment of general economic, market, and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon regulatory, economic, market and other conditions as they exist on, and the information made available to us, as of the date hereof, and does not represent an opinion as to the value of the Company. It should be understood that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm such opinion.

    This letter and the opinion expressed herein are for the use of the Board of Directors of the Company in its consideration of the Transaction, does not constitute a recommendation to any director as to how such director should vote on the Transaction and does not constitute a recommendation to the shareholders of the Company as to how such shareholders should vote or as to any other action such shareholders should take regarding the proposed Transaction. We were not requested to opine as to, and this opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative financing strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the Transaction sent to the Company's shareholders or for any other purpose required by applicable law.

    As part of our investment banking services, we are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for estate, corporate or other purposes. ING Barings acted as a manager for a $265.5 million initial public offering for American Skiing Company in November 1997. The Company is aware that ING Barings is a market maker in the Company Common Stock. In the ordinary course of our business, we may actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. The Company is also aware that ING Barings maintains a business/lending relationship with and has received fees from Leslie Otten, President and Chief Executive Officer of the Company. ING Barings is acting as the financial advisor to the Company in

                                     D-2-2

The Board of Directors of American Skiing Company
July 9, 1999
Page 3

connection with the Transaction and has received a fee for its service to the Company in connection with this opinion pursuant to the engagement letter, dated April 1, 1999, entered into between ING Barings, Donaldson, Lufkin & Jenrette Securities Corporation and the Company. In addition, the Company has agreed to reimburse ING Barings for certain out-of-pocket expenses and to indemnify ING Barings for certain liabilities in connection with this opinion.

    Based upon and subject to the foregoing, as investment bankers, it is our opinion as of the date hereof that the consideration to be received by the Company pursuant to the Agreement is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          /s/ ING BARINGS LLC
                                          ING Barings LLC

                                     D-2-3

                                                                      APPENDIX E

                            AMERICAN SKIING COMPANY
                            PRO FORMA FINANCIAL DATA

                    AMERICAN SKIING PRO FORMA FINANCIAL DATA

    The following unaudited pro forma financial data (the "Pro Forma Financial Data") is derived from the historical financial statements of American Skiing included elsewhere in this proxy statement or incorporated by reference herein. The Pro Forma Financial Data and the accompanying notes should be read in conjunction with the historical financial statements and the notes thereto included elsewhere in this proxy statement.

    The unaudited pro forma combined balance sheet data as of April 25, 1999 gives effect to the Series B Preferred Stock sale as if it had occurred on such date. The unaudited pro forma combined statement of operations data for the nine months ended April 25, 1999 gives effect to the Series B Preferred Stock sale as if it had occurred on July 27, 1998. The unaudited pro forma combined statement of operations data for the year ended July 26, 1998, and for the nine months ended April 26, 1998 gives effect to the Series B Preferred Stock sale as if it had occurred on July 28, 1997. The unaudited pro forma combined statements of operations data for the nine months ended April 26, 1998 and year ended July 26, 1998 are also adjusted for the purchase of the Steamboat and Heavenly resorts (the "Acquired Resorts") by American Skiing on November 12, 1997 (the "Acquisition"). The adjustments related to the Acquired Resorts assume that the Acquisition occurred on July 27, 1997.

    The Pro Forma Financial Data is not intended to be indicative of either future results of operations or results that would have been achieved had the Series B Preferred Stock sale actually occurred on the dates specified. In the opinion of American Skiing's management, all adjustments necessary to present fairly the Pro Forma Financial Data have been made based upon the terms and structure of the Series B Preferred Stock sale and the application of the proceeds as set forth in "Use of Proceeds" in the proxy statement. The following information should be read in conjunction with the financial statements of American Skiing and the notes thereto included elsewhere in this proxy statement.

                                AMERICAN SKIING

                UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA

                              AS OF APRIL 25, 1999

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 UNAUDITED
                                          -------------------------------------------------------
                                          AMERICAN       TRANSACTION                  PRO FORMA
                                           SKIING        ADJUSTMENTS                 AS ADJUSTED
                                          --------       ------------               -------------
ASSETS
Current assets
Cash and cash equivalents...............  $  9,107   $ 44,944(a,b,f,g,l)               $ 54,051
Restricted cash.........................     6,815         --                             6,815
Accounts receivable.....................    13,009        (66)(l)                        12,943
Inventory...............................    13,357         --                            13,357
Prepaid expenses........................     2,445         --                             2,445
Deferred tax assets.....................       652         --                               652
                                          --------   --------                       -------------
    Total current assets................    45,385     44,878                            90,263
Property and equipment, net.............   529,643      2,773(l)                        532,416
Real estate developed for sale..........   154,291         --                           154,291
Goodwill................................    77,341         --                            77,341
Intangible assets.......................    23,089         --                            23,089
Deferred financing costs................     9,585      2,293(b,f,g)                     11,878
Long-term investments...................     6,147         --                             6,147
Other assets............................    18,111        650(l)                         18,761
                                          --------   --------                       -------------
    Total assets........................  $863,592   $ 50,594                          $914,186
                                          --------   --------                       -------------
                                          --------   --------                       -------------

                                AMERICAN SKIING

                              AS OF APRIL 25, 1999

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 UNAUDITED
                                          -------------------------------------------------------
                                          AMERICAN       TRANSACTION                  PRO FORMA
                                           SKIING        ADJUSTMENTS                 AS ADJUSTED
                                          --------       ------------               -------------
LIABILITIES, MANDATORILY REDEEMABLE
  PREFERRED STOCK AND SHAREHOLDERS'
  EQUITY
Current liabilities
Current portion of long-term debt.......  $ 19,691   $ (4,494)(b)                      $ 15,197
Accounts payable and other current
  liabilities...........................    94,835     (1,122)(b,l)                      93,713
Deposits and deferred revenue...........    20,771         --                            20,771
Demand note, Mr. Otten..................     1,846     (1,846)(l)                            --
                                          --------   --------                       -------------
Total current liabilities...............   137,143     (7,462)                          129,681

Long-term debt, excluding current
  portion...............................   263,739    (77,887)(b)                       185,852
Subordinated notes and debentures,
  excluding current portion.............   127,672         --                           127,672
Other long-term liabilities.............    11,719         --                            11,719
Deferred income taxes...................    21,190         --                            21,190
Minority interest in subsidiary.........       392         --                               392
                                          --------   --------                       -------------
    Total liabilities...................  $561,855   $(85,349)                         $476,506
Mandatorily Redeemable Preferred Stock:
  Senior preferred stock, liquidation
    preference $1,000 per share; 40,000
    shares authorized; 36,626 shares
    issued and outstanding; including
    cumulative dividends in arrears
    (redemption value of $42,698).......    42,698         --                            42,698
  Series B Preferred Stock, liquidation
    preference $1,000 per share; 150,000
    shares authorized; 150,000 shares
    issued and outstanding (redemption
    value of $150,000)                          --    137,000(a)                        137,000

Shareholders' Equity
Common stock, Class A, par value $.01
  per share; 15,000,000 shares
  authorized; 14,760,530 shares issued
  and outstanding;......................       148         --                               148
Common stock, par value of $.01 per
  share; 100,000,000 shares authorized;
  15,526,243 shares issued and
  outstanding...........................       155         --                               155
Additional paid-in capital..............   268,535         --                           268,535
Accumulated deficit.....................    (9,799)    (1,057)(b)                       (10,856)
                                          --------   --------                       -------------
Total shareholders' equity..............   259,039     (1,057)                          257,982
                                          --------   --------                       -------------
Total liabilities, mandatorily
  redeemable preferred stock and
  shareholders' equity..................  $863,592   $ 50,594                          $914,186
                                          --------   --------                       -------------
                                          --------   --------                       -------------

               AMERICAN SKIING UNAUDITED PRO FORMA FINANCIAL DATA

  SUMMARY OF PRO FORMA ADJUSTMENTS--COMBINED BALANCE SHEET DATA (IN THOUSANDS)

BALANCE SHEET ACCOUNT                                    NOTE                           ADJUSTMENT
----------------------------------------------------     -----     ----------------------------------------------------
Cash and cash equivalents...........................       a       Gross proceeds from the Series B Preferred Stock
                                                                     sale..............................................
                                                           a       Payment of financing costs on Series B Preferred
                                                                     Stock.............................................
                                                           b       Paydown of senior indebtedness and accrued interest
                                                                     thereon...........................................
                                                           f       Amendment fee related to New Credit Facility........
                                                           g       Consent Payments for Notes..........................
                                                           l       Purchase of assets from and retirement of note
                                                                     payable to Mr. Otten..............................
                                                                   Net adjustment to cash and cash equivalents.........

Accounts receivable.................................       l       Purchase of assets from and retirement of note
                                                                     payable to Mr. Otten..............................

Property and equipment, net.........................       l       Purchase of assets from and retirement of note
                                                                     payable to Mr. Otten..............................

Deferred financing costs............................       b       Write off financing costs of Existing Credit
                                                                     Facilities........................................
                                                           f       Capitalization of amendment fees for New Credit
                                                                     Facility..........................................
                                                           g       Capitalization of Consent Payment for Notes.........
                                                                   Net adjustment to deferred financing costs..........

Other assets........................................       l       Purchase of assets from and retirement of note
                                                                     payable to Mr. Otten..............................

Net effect on total assets..........................

Current portion of long-term debt...................       b       Paydown of senior indebtedness......................

Accounts payable and other current liabilities......       b       Reduction in accrued interest related to paydown of
                                                                     senior indebtedness...............................
                                                           l       Purchase of assets from and retirement of note
                                                                     payable to Mr. Otten..............................
                                                                   Net adjustment to accounts payable and other current
                                                                     liabilities.......................................

Demand note, Mr. Otten..............................       l       Purchase of assets from and retirement of note
                                                                     payable to Mr Otten...............................

Long-term debt, excluding current portion...........       b       Paydown of senior indebtedness......................

Net effect on total liabilities.....................

Series B Preferred Stock............................       a       Gross proceeds from the Series B Preferred Stock
                                                                     sale..............................................
                                                           a       Payment of financing costs on Series B Preferred
                                                                     Stock.............................................

Net effect on mandatorily redeemable preferred
  stock.............................................

                                                          AS OF
                                                        APRIL 25,
BALANCE SHEET ACCOUNT                                     1999
----------------------------------------------------  -------------
                                                       (UNAUDITED)
Cash and cash equivalents...........................
                                                       $   150,000

                                                           (13,000)

                                                           (83,294)
                                                              (870)
                                                            (2,480)

                                                            (5,412)
                                                      -------------
                                                            44,944
                                                      -------------
Accounts receivable.................................
                                                               (66)
                                                      -------------
Property and equipment, net.........................
                                                             2,773
                                                      -------------
Deferred financing costs............................
                                                            (1,057)

                                                               870
                                                             2,480
                                                      -------------
                                                             2,293
                                                      -------------
Other assets........................................
                                                               650
                                                      -------------
Net effect on total assets..........................   $    50,594
                                                      -------------
                                                      -------------
Current portion of long-term debt...................   $    (4,494)
                                                      -------------
Accounts payable and other current liabilities......
                                                              (913)

                                                              (209)
                                                      -------------

                                                            (1,122)
                                                      -------------
Demand note, Mr. Otten..............................
                                                            (1,846)
                                                      -------------
Long-term debt, excluding current portion...........       (77,887)
                                                      -------------
Net effect on total liabilities.....................   $   (85,349)
                                                      -------------
                                                      -------------
Series B Preferred Stock............................
                                                       $   150,000

                                                           (13,000)
                                                      -------------
Net effect on mandatorily redeemable preferred
  stock.............................................   $   137,000
                                                      -------------
                                                      -------------

               AMERICAN SKIING UNAUDITED PRO FORMA FINANCIAL DATA

  SUMMARY OF PRO FORMA ADJUSTMENTS--COMBINED BALANCE SHEET DATA (IN THOUSANDS)
                                  (Continued)

BALANCE SHEET ACCOUNT                                    NOTE                           ADJUSTMENT
----------------------------------------------------     -----     ----------------------------------------------------
Accumulated deficit.................................       b       Write off financing costs of Existing Credit
                                                                     Facilities........................................
Net effect on shareholders' equity..................

Net effect on liabilities, mandatorily redeemable
  preferred stock and shareholders' equity..........

                                                          AS OF
                                                        APRIL 25,
BALANCE SHEET ACCOUNT                                     1999
----------------------------------------------------  -------------
                                                       (UNAUDITED)
Accumulated deficit.................................
                                                       $    (1,057)
                                                      -------------
Net effect on shareholders' equity..................   $    (1,057)
                                                      -------------
                                                      -------------
Net effect on liabilities, mandatorily redeemable
  preferred stock and shareholders' equity..........   $    50,594
                                                      -------------
                                                      -------------

                                AMERICAN SKIING

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA

                    FOR THE NINE MONTHS ENDED APRIL 25, 1999

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                          NINE MONTHS ENDED APRIL 25, 1999 (UNAUDITED)
                                                                        -------------------------------------------------
                                                                        AMERICAN      TRANSACTION              PRO FORMA
                                                                         SKIING       ADJUSTMENTS             AS ADJUSTED
                                                                        --------  --------------------        -----------
NET REVENUES:
Resort................................................................  $277,833    $    --                    $277,833
Real estate...........................................................    21,109         --                      21,109
                                                                        --------    -------                   -----------

Total net revenues....................................................   298,942         --                     298,942
                                                                        --------    -------                   -----------

OPERATING EXPENSES:
Resort................................................................   171,897         --                     171,897
Real estate...........................................................    20,459         --                      20,459
Marketing, general and administrative.................................    43,267         --                      43,267
Depreciation and amortization.........................................    41,450        435(d,f,g,l)             41,885
                                                                        --------    -------                   -----------
Total operating expenses..............................................   277,073        435                     277,508
                                                                        --------    -------                   -----------
Income (loss) from operations.........................................    21,869       (435)                     21,434
Interest expense......................................................    29,213     (6,236)(h)                  22,977
                                                                        --------    -------                   -----------
Income (loss) before benefit for income taxes.........................    (7,344)     5,801                      (1,543)
Provision for (benefit from) income taxes.............................      (768)     2,262(i)                    1,494
                                                                        --------    -------                   -----------

Income (loss) before accretion of discount and dividends accrued on
  preferred stock.....................................................    (6,576)     3,539                      (3,037)
Accretion of discount and dividends accrued on senior preferred
  stock...............................................................     3,234     12,048(a,e)                 15,282
                                                                        --------    -------                   -----------
Net loss available to common shareholders.............................  $ (9,810)   $(8,509)                   $(18,319)
                                                                        --------    -------                   -----------
                                                                        --------    -------                   -----------

BASIC AND DILUTED EARNINGS PER SHARE (K)
Net loss available to common shareholders.............................  $  (0.32)                              $  (0.60)
                                                                        --------                              -----------
                                                                        --------                              -----------

Weighted average number of common shares outstanding (000's)..........    30,286                                 30,286
                                                                        --------                              -----------
                                                                        --------                              -----------

                                AMERICAN SKIING

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

    SUMMARY OF PRO FORMA ADJUSTMENTS--COMBINED STATEMENTS OF OPERATIONS DATA

                                 (IN THOUSANDS)

                                                                                                            NINE MONTHS
                                                                                                               ENDED
                                                                                                             APRIL 25,
STATEMENT OF OPERATIONS ITEM                      NOTE                       ADJUSTMENT                        1999
---------------------------------------------     -----     ---------------------------------------------  -------------
                                                                                                            (UNAUDITED)
Depreciation and amortization................           d   Reduction of amortization of deferred
                                                              financing costs related to the paydown of
                                                              senior indebtedness........................    $    (102)
                                                        f   Amortization of amendment fees related to the
                                                              New Credit Facility........................          136
                                                        g   Amortization of Consent Payment for Notes....          269
                                                        l   Depreciation on purchased assets.............          132
                                                                                                           -------------
                                                                                                                   435
                                                                                                           -------------
Interest expense.............................           h   Reduction of interest from the paydown of
                                                              senior indebtedness........................       (6,236)
Provision for (benefit from) income taxes....           i   Provision for income tax from pro forma
                                                              adjustments................................        2,262
                                                                                                           -------------
Accretion of discount and dividends accrued
  on Series B Preferred Stock................           a   Accretion of Series B Preferred Stock sale             975
                                                              costs......................................
                                                        e   Dividends accrued on Series B Preferred
                                                              Stock......................................       11,073
                                                                                                           -------------
                                                                                                                12,048
                                                                                                           -------------
                                                                                                           -------------
Net effect on net loss available to common
  shareholders...............................                                                                $  (8,509)
                                                                                                           -------------
                                                                                                           -------------

                                AMERICAN SKIING

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA

                        FOR THE YEAR ENDED JULY 26, 1998

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    FISCAL YEAR ENDED JULY 26, 1998
                                ------------------------------------------------------------------------
                                                                     (UNAUDITED)
                                              ----------------------------------------------------------
                                               PRO FORMA
                                 AMERICAN      EFFECT OF          TRANSACTION                 PRO FORMA
                                  SKIING      ACQUISITION         ADJUSTMENTS                AS ADJUSTED
                                -----------   -----------        ------------                -----------
NET REVENUES:
Resort........................   $278,577      $  3,606      $     --                         $282,183
Real estate...................     61,843            --            --                           61,843
                                -----------   -----------    --------                        -----------
Total net revenues............    340,420         3,606            --                          344,026
                                -----------   -----------    --------                        -----------

OPERATING EXPENSES:
Resort........................    169,865         8,585            --                          178,450
Real estate...................     44,292            --            --                           44,292
Marketing, general and
  administrative..............     42,554         4,978            --                           47,532
Stock compensation charge.....     14,254            --            --                           14,254
Depreciation and
  amortization................     37,966         1,617           443(c,d,f,g,l)                40,026
                                -----------   -----------    --------                        -----------
Total operating expenses......    308,931        15,180           443                          324,554
                                -----------   -----------    --------                        -----------
Income (loss) from
  operations..................     31,489       (11,574)         (443)                          19,472
Interest expense..............     34,575            --        (9,616)(h)                       24,959
                                -----------   -----------    --------                        -----------
Income (loss) before provision
  for (benefit from) income
  taxes and minority interest
  in loss of subsidiary.......     (3,086)      (11,574)        9,173                           (5,487)
Provision for (benefit from)
  income taxes................       (774)       (4,513)        3,577(i)                        (1,710)
Minority interest in loss of
  subsidiary..................       (445)           --            --                             (445)
                                -----------   -----------    --------                        -----------
Income (loss) before accretion
  of discount and dividends
  accrued on preferred stock..     (1,867)       (7,061)        5,596                           (3,332)
Accretion of discount and
  dividends accrued on senior
  preferred stock.............      5,346            --        16,243(a,e)                      21,589
                                -----------   -----------    --------                        -----------
Loss from continuing
  operations available to
  common shareholders.........   $ (7,213)     $ (7,061)     $(10,647)                        $(24,921)
                                -----------   -----------    --------                        -----------
                                -----------   -----------    --------                        -----------

BASIC AND DILUTED EARNINGS PER
  SHARE (K)
Loss from continuing
  operations available to
  common shareholders.........   $  (0.28)                                                    $  (0.96)
                                -----------                                                  -----------
                                -----------                                                  -----------

Weighted average number of
  common shares outstanding
  (000's).....................     25,832                                                       25,832
                                -----------                                                  -----------
                                -----------                                                  -----------

                                AMERICAN SKIING

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

    SUMMARY OF PRO FORMA ADJUSTMENTS--COMBINED STATEMENT OF OPERATIONS DATA

                                 (IN THOUSANDS)

                                                                                                            YEAR ENDED
                                                                                                             JULY 26,
STATEMENT OF OPERATIONS ITEM                      NOTE                       ADJUSTMENT                        1998
---------------------------------------------     -----     ---------------------------------------------  ------------
                                                                                                           (UNAUDITED)
Depreciation and amortization................           c   Removal of amortization on Junior
                                                              Subordinated Notes.........................   $      (44)
                                                        d   Removal of previous credit facility
                                                              amortization...............................          (95)
                                                        d   Reduction of amortization of deferred
                                                              financing costs related to the paydown of
                                                              senior indebtedness........................          (89)
                                                        f   Amortization of amendment fees related to the
                                                              New Credit Facility........................          181
                                                        g   Amortization of Consent Payment for Notes....          358
                                                        l   Depreciation on purchased assets.............          132
                                                                                                           ------------
                                                                                                                   443
                                                                                                           ------------
Interest expense.............................           h   Reduction of interest related to the paydown
                                                              of senior indebtedness.....................       (9,616)
                                                                                                           ------------
Provision for (benefit from) income taxes....           i   Provision for income taxes from pro forma
                                                              adjustments................................        3,577
                                                                                                           ------------
Accretion of discount and dividends accrued
  on Series B Preferred Stock................           a   Accretion of Series B Preferred Stock sale
                                                              costs......................................        1,300
                                                        e   Dividends accrued on Series B Preferred
                                                              Stock......................................       14,943
                                                                                                           ------------
                                                                                                                16,243
                                                                                                           ------------
Net effect on loss from continuing operations
  available to common shareholders...........                                                               $  (10,647)
                                                                                                           ------------
                                                                                                           ------------

                                AMERICAN SKIING

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA

                    FOR THE NINE MONTHS ENDED APRIL 26, 1998

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              NINE MONTHS ENDED APRIL 26, 1998 (UNAUDITED)
                                ------------------------------------------------------------------------
                                               PRO FORMA
                                 AMERICAN      EFFECT OF          TRANSACTION                 PRO FORMA
                                  SKIING      ACQUISITION         ADJUSTMENTS                AS ADJUSTED
                                -----------   -----------        ------------                -----------
NET REVENUES:
Resort........................   $264,141      $  3,606      $     --                         $267,747
Real estate...................     49,614            --            --                           49,614
                                -----------   -----------    --------                        -----------
Total net revenues............    313,755         3,606            --                          317,361
                                -----------   -----------    --------                        -----------

OPERATING EXPENSES:
Resort........................    147,313         8,585            --                          155,898
Real estate...................     34,706            --            --                           34,706
Marketing, general and
  administrative..............     31,281         4,978            --                           36,259
Stock compensation charge.....     14,254            --            --                           14,254
Depreciation and
  amortization................     34,475         1,617           340(c,d,f,g,l)                36,432
                                -----------   -----------    --------                        -----------
Total operating expenses......    262,029        15,180           340                          277,549
                                -----------   -----------    --------                        -----------
Income (loss) from
  operations..................     51,726       (11,574)         (340)                          39,812
Interest expense..............     25,028            --        (7,533)(h)                       17,495
                                -----------   -----------    --------                        -----------
Income (loss) before provision
  for (benefit from) income
  taxes and minority interest
  in loss of subsidiary.......     26,698       (11,574)        7,193                           22,317
Provision for (benefit from)
  income taxes................     10,413        (4,513)        2,805(i)                         8,705
Minority interest in loss of
  subsidiary..................       (456)           --            --                             (456)
                                -----------   -----------    --------                        -----------
Income (loss) before accretion
  of discount and accrual of
  dividends on preferred
  stock.......................     16,741        (7,061)        4,388                           14,068
Accretion of discount and
  dividends accrued on senior
  preferred stock.............      4,262            --        12,048(a,e)                      16,310
                                -----------   -----------    --------                        -----------
Income (loss) from continuing
  operations available to
  common shareholders.........   $ 12,479      $ (7,061)     $ (7,660)                        $ (2,242)
                                -----------   -----------    --------                        -----------
                                -----------   -----------    --------                        -----------

BASIC EARNINGS PER SHARE:
Income (loss) from continuing
  operations available to
  common shareholders.........   $   0.51                                                     $  (0.09)
                                -----------                                                  -----------
                                -----------                                                  -----------

Weighted average number of
  common shares outstanding
  (000's).....................     24,313                                                       24,313
                                -----------                                                  -----------
                                -----------                                                  -----------

DILUTED EARNINGS PER SHARE:
  (K)
Income (loss) from continuing
  operations available to
  common shareholders.........   $   0.51                                                     $  (0.09)
                                -----------                                                  -----------
                                -----------                                                  -----------

Weighted average number of
  common shares outstanding
  (000's).....................     24,656                                                       24,313
                                -----------                                                  -----------
                                -----------                                                  -----------

                                AMERICAN SKIING

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

    SUMMARY OF PRO FORMA ADJUSTMENTS--COMBINED STATEMENT OF OPERATIONS DATA

                                 (IN THOUSANDS)

                                                                                                            NINE MONTHS
                                                                                                               ENDED
                                                                                                             APRIL 26,
STATEMENT OF OPERATIONS ITEM                      NOTE                       ADJUSTMENT                        1998
---------------------------------------------     -----     ---------------------------------------------  -------------
                                                                                                            (UNAUDITED)
Depreciation and amortization................           c   Removal of amortization on Junior
                                                              Subordinated Notes.........................   $       (44)
                                                        d   Removal of previous credit facility
                                                              amortization...............................           (95)
                                                        d   Reduction of amortization of deferred
                                                              financing costs related to the paydown of
                                                              senior indebtedness........................           (58)
                                                        f   Amortization of amendment fees related to the
                                                              New Credit Facility........................           136
                                                        g   Amortization of Consent Payment for Notes....           269
                                                        l   Depreciation on purchased assets.............           132
                                                                                                           -------------
                                                                                                                    340
                                                                                                           -------------
Interest expense.............................           h   Reduction of interest related to the paydown
                                                              of senior indebtedness.....................        (7,533)
                                                                                                           -------------
Provision for (benefit from) income taxes....           i   Provision for income taxes from pro forma
                                                              adjustments................................         2,805
                                                                                                           -------------
Accretion of discount and dividends accrued
  on Series B Preferred Stock................           a   Accretion of Series B Preferred Stock sale
                                                              costs......................................           975
                                                        e   Dividends accrued on Series B Preferred
                                                              Stock......................................        11,073
                                                                                                           -------------
                                                                                                                 12,048
                                                                                                           -------------
Net effect on income (loss) from continuing
  operations available to common
  shareholders...............................                                                               $    (7,660)
                                                                                                           -------------
                                                                                                           -------------

                                AMERICAN SKIING

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

                                 (IN THOUSANDS)

GENERAL

    For purposes of determining the pro forma effect of the Series B Preferred Stock sale on the balance sheet and statements of operations as of and for the nine months ended April 25, 1999 and the pro forma effect of the Series B Preferred Stock sale and the purchase of the Acquired Resorts on the statement of operations for the year ended July 26, 1998 and the nine months ended April 26, 1998, the adjustments reflected on pages E-4, E-7, E-9 and E-11 have been made. The following notes explain these adjustments:

        a) The gross proceeds received by American Skiing from the Series B Preferred Stock sale were $150 million. American Skiing incurred various direct costs and professional fees associated with the sale of the Series B Preferred Stock of approximately $13 million. Such costs were recorded as a discount against the Series B Preferred Stock balance, and subsequently amortized over the estimated life of the Series B Preferred Stock certificates. (See "Description of the Transactions--Description of the Series B Preferred Stock" on page 41 of the proxy statement). In addition to the use of proceeds detailed below in footnotes b), f), g) and l), American Skiing expects to make a $30 million investment in American Skiing's principal real estate development subsidiary.

        b) A portion of the proceeds from the Series B Preferred Stock sale (approximately $98.6 million) will be used to reduce senior indebtedness of American Skiing, including the outstanding balances under the Existing Credit Facilities and the accrued interest thereon. As of April 25, 1999, American Skiing had reduced the debt outstanding on its senior revolving credit facility so that, were the Series B Preferred Stock sale to close on April 25, 1999, only $83.3 million of the proceeds would have been used to reduce this indebtedness. As of the closing of the Series B Preferred Stock sale, the outstanding debt balance under the senior revolving credit facility had increased to such a level that the entire $98.6 million of intended proceeds was used to reduce this indebtedness. American Skiing intends to consolidate the Existing Credit Facilities into the New Credit Facility, which is expected to be a $165 million facility, consisting of a $100 million revolving facility and a $65 million term facility, (representing a $50 million reduction from the Existing Credit Facilities). The reduction in availability under the New Credit Facility will result in the write-off of the pro rata portion of the related deferred financing fees. These nonrecurring charges are not to be included in the unaudited pro forma combined statement of operations data, but have been reflected in retained earnings in the unaudited pro forma combined balance sheet data.

        c) Historical amortization of deferred financing costs related to the Junior Subordinated Notes issued by ASC East, which were repaid in fiscal 1998, has been eliminated from the unaudited pro forma statements of operations data for the year ended July 26, 1998 and the nine months ended April 26, 1998.

        d) Historical amortization of deferred financing costs related to the previous credit facility, which was repaid on November 12, 1997 using a portion of the proceeds from American Skiing's initial public offering, and the pro rata portion of the consolidated and reduced New Credit Facility have been eliminated from the unaudited pro forma combined statements of operations data for the year ended July 26, 1998 and the nine months ended April 26, 1998. As the previous credit facility was retired in fiscal 1998, only historical amortization of deferred financing costs relating to the pro rata portion of the consolidated and reduced New Credit Facility have been

                                AMERICAN SKIING

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

                                 (IN THOUSANDS)

    eliminated from the unaudited pro forma combined statement of operations data for the nine months ended April 25, 1999.

        e) Dividends may, at the option of American Skiing, be paid (i) in cash at the stated dividend rate of 8.50% or (ii) until the five-year anniversary of the issue date of the Preferred Stock by accruing and compounding dividends quarterly at the following rates: (a) 8.50% until January 31, 2001, (b) 9.50% until January 31, 2002 and (c) 10.5% until July 31, 2004.
    The effective interest rate method has been used to calculate dividends, assuming dividends will be accrued until the five-year anniversary.

        f) American Skiing paid an amendment fee of $0.9 million associated with the consolidation of the Existing Credit Facilities into the New Credit Facility, which will be capitalized and amortized over the maturity period of the new facility. The accompanying unaudited pro forma combined statement of operations data includes adjustments reflecting a preliminary estimate of the amortization associated with these estimated costs.

        g) A portion of the proceeds will be used to make the Consent Payment to the Holders of the Senior Subordinated Notes ("Notes"). The Consent Payment will be approximately 1.25% of the principal balance of the Notes, or $1.5 million. These payments, along with approximately $1.0 million in fees and expenses paid in connection with the consent solicitation, will be capitalized and amortized over the maturity period of the Notes.

        h) Historical interest expense related to the paydown of senior indebtedness has been reduced by applying American Skiing's effective interest expense rate to the reduction in senior indebtedness as if such reduction had taken place on July 28, 1997 for the pro forma combined statement of operations data for the nine months ended April 26, 1998 and the twelve months ended July 26, 1998, and on July 27, 1998 for the pro forma combined statement of operations data for the nine months ended April 25, 1999.

        i) All adjustments to the unaudited pro forma statement of operations data have been tax effected using American Skiing's estimated annual effective tax rate.

        j) American Skiing anticipates that the issuance of the Series B Preferred Stock will result in an "ownership change" for federal and state tax purposes. An ownership change will cause certain limitations to apply to American Skiing's use of its deferred net operating loss carryforward and other tax carryforward attributes ("Deferred Tax Asset"). Determining the amount of such limitation requires a number of factual determinations and the application of recently issued, complex Internal Revenue Service Regulations. Although American Skiing believes a significant part of its Deferred Tax Asset will be realizable, due to the recent issuance of these voluminous regulations and the various factual issues and determinations necessary to their application, there can be no assurance that the Deferred Tax Asset will be realized. The balance of the Deferred Tax Asset recorded on the historic balance sheet as of April 25, 1999 was approximately $19 million. If any of the Deferred Tax Asset cannot be realized, a reduction to the carrying value and a corresponding charge to the provision for income tax would result.

        k) American Skiing would have outstanding 150,000 shares of Series B Preferred Stock which will be convertible into shares of American Skiing common stock. The American Skiing common stock shares into which these securities will be convertible have not been included in the pro forma dilutive share calculation in accordance with the if-converted method as the impact of their inclusion would be anti-dilutive.

                                AMERICAN SKIING

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

                                 (IN THOUSANDS)

        1) A portion of the proceeds will be used by American Skiing to purchase certain assets from Mr. Otten for a total purchase price of $3.4 million and for the repayment of principal and accrued interest of a note from American Skiing payable to Mr. Otten in the amount of $2.0 million. Depreciation expense has been included in the unaudited pro forma statements of operations data based on the estimated useful lives of the assets purchased from Mr. Otten.

    These transactions with Mr. Otten occurred subsequent to the closing of the Series B Preferred Stock sale. At such time Mr. Otten's beneficial ownership in American Skiing represented 27.6% of all voting stock.

                                      PROXY

                             AMERICAN SKIING COMPANY

        Proxy Solicited on Behalf of the Board of Directors of the Company for the Special Meeting of Stockholders -- October 7, 1999

The undersigned holder of common stock of American Skiing Company hereby constitutes and appoints Leslie B. Otten and Christopher E. Howard, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of American Skiing Company, to be held at the Jordan Grand Hotel, Newry, Maine 04261, on Thursday, October 7, 1999 at 10:00a.m. (local time) and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking in the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card promptly.

[REVERSE SIDE]                                                    [REVERSE SIDE]

/x/      Please mark votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

         1. The Issuance of up to 46,124,575 shares of American Skiing common stock upon conversion of the Series B Preferred Stock.

                    FOR                      AGAINST                    ABSTAIN
                    / /                        / /                        / /

         2.       The Delaware Reincorporation.

                    FOR                      AGAINST                    ABSTAIN
                    / /                        / /                        / /

         3. In their discretion, upon other matters as they properly come before the meeting.

                    FOR                      AGAINST                    ABSTAIN
                    / /                        / /                        / /

         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 / /

         MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   / /

Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.



Signature:                                      Date:
         ---------------------------------------     ---------------------------

Signature:                                      Date:
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